As filed with the Securities and Exchange Commission on March 25, 2005
                                                   Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            COLONIAL BANKSHARES, INC.
                 (Name of Small Business Issuer in Its Charter)

           Federal                       6712                   90-0183739
(State or Other Jurisdiction      (Primary Standard          (I.R.S. Employer
      of Incorporation        Industrial Classification   Identification Number)
      or Organization)               Code Number)

                              85 West Broad Street
                           Bridgeton, New Jersey 08302
                                 (856) 451-5800
                        (Address and Telephone Number of
                          Principal Executive Offices)

                              85 West Broad Street
                           Bridgeton, New Jersey 08302
                    (Address of Principal Place of Business)

                                Edward J. Geletka
                              85 West Broad Street
                           Bridgeton, New Jersey 08302
                                 (856) 451-5800
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                                 Ned Quint, Esq.
                                 Eric Luse, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                     5335 Wisconsin Avenue, N.W., Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            Proposed maximum   Proposed maximum
        Title of each class of             Amount to be      offering price        aggregate          Amount of
      securities to be registered           registered          per share        offering price    registration fee
--------------------------------------- ------------------ ------------------ ------------------- ------------------
Common Stock, $0.10 par value per share  2,555,070 shares        $10.00         $25,550,700 (1)       $3,008
--------------------------------------- ------------------ ------------------ ------------------- ------------------
Participation Interests                  73,658 interests           --                --                 (2)
--------------------------------------- ------------------ ------------------ ------------------- ------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) The securities of Colonial Bankshares, Inc. to be purchased by the Colonial Bank, FSB 401(k) Savings Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

        Prospectus Supplement

                                  Interests in

                               COLONIAL BANK, FSB
                               401(k) SAVINGS PLAN

                       Offering of Up to 73,658 Shares of

                            COLONIAL BANKSHARES, INC.
                                  Common Stock


        In connection with the adoption of a stock issuance plan, Colonial Bankshares, Inc. is allowing participants in the Colonial Bank, FSB 401(k) Savings Plan (the "Plan") to invest all or a portion of their accounts in stock units representing an ownership interest in the common stock of Colonial Bankshares, Inc. (the "Common Stock"). Based upon the value of the Plan assets at December 31, 2004, the trustee of the Plan could purchase up to 73,658 shares of the Common Stock, assuming a purchase price of $10.00 per share. This prospectus supplement relates to the initial election of Plan participants to direct the trustee of the Plan to invest all or a portion of their Plan accounts in stock units representing an ownership interest in the Colonial Bankshares, Inc. Stock Fund at the time of the stock offering.

        The Colonial Bankshares, Inc.'s prospectus, dated _________, 2005, is attached to this prospectus supplement. It contains detailed information regarding the reorganization and stock offering, Colonial Bankshares, Inc. common stock and the financial condition, results of operations and business of Colonial Bank, FSB. This prospectus supplement provides information regarding the Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

                        --------------------------------

         For a discussion of risks that you should consider, see "Risk Factors" beginning on page ___ of the prospectus.

         The interests in the Plan and the offering of the Common Stock have not been approved or disapproved by the Office of Thrift Supervision, the Securities and Exchange Commission or any other federal or state agency. Any representation to the contrary is a criminal offense.

         The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

        This prospectus supplement may be used only in connection with offers and sales by Colonial Bankshares, Inc. of stock units representing an interest in or shares of Common Stock in the Colonial Bankshares, Inc. Stock Fund of the Plan. No one may use this prospectus supplement to reoffer or resell interests or shares of Common Stock acquired through the Plan.

        You should rely only on the information contained in this prospectus supplement and the attached prospectus. Colonial Bankshares, Inc., Colonial Bank, FSB and the Plan have not authorized anyone to provide you with information that is different.

        This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Common Stock or stock units representing an ownership interest in Common Stock shall under any circumstances imply that there has been no change in the affairs of Colonial Bank, FSB or the Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

      The date of this prospectus supplement is ________, 2005.

                                TABLE OF CONTENTS

THE OFFERING...................................................................1

   Securities Offered..........................................................1
   Purchase Priorities.........................................................1
   Composition of and Purpose of Stock Units...................................3
   Value of Plan Assets........................................................3
   Election to Purchase Stock Units Representing an Ownership
    Interest in Common Stock in the Stock Offering.............................3
   How to Order................................................................3
   Order Deadline..............................................................4
   Irrevocability of Transfer Direction........................................4
   Direction to Purchase Common Stock..........................................4
   Voting Rights of Common Stock...............................................5

DESCRIPTION OF THE PLAN........................................................5

   Introduction................................................................5
   Eligibility and Participation...............................................5
   Contributions Under the Plan................................................6
   Limitations on Contributions................................................6
   Benefits Under the Plan.....................................................7
   Withdrawals and Distributions from the Plan.................................7
   Investment of Contributions and Account Balances............................7
   Performance History.........................................................8
   Investment in Common Stock of Colonial Bankshares, Inc.....................11
   Administration of the Plan.................................................11
   Amendment and Termination..................................................12
   Merger, Consolidation or Transfer..........................................12
   Federal Income Tax Consequences............................................12
   Additional Employee Retirement Income Security Act ("ERISA")
    Considerations............................................................14
   Securities and Exchange Commission Reporting and Short-Swing
    Profit Liability..........................................................14
   Financial Information Regarding Plan Assets................................15

LEGAL OPINION.................................................................15

   Statement of Net Assets Available for Benefits as of December 31, 2004.....16
   Statement of Changes in Net Assets Available For Plan Benefits.............17

                                  THE OFFERING

Securities Offered            Colonial Bankshares, Inc. is offering stock units
                              in the Colonial Bank, FSB 401(k) Savings Plan (the
                              "Plan"). The stock units represent indirect ownership of Colonial Bankshares, Inc.'s common stock through the Colonial Bankshares, Inc. Stock
                              Fund being established under the Plan in connection with the stock offering. Assuming a purchase price of $10 per share in the stock offering, the Plan may acquire up to 73,658 shares of Colonial Bankshares, Inc. common stock in the stock offering. Only employees of Colonial Bank, FSB may become participants in the Plan and only participants may purchase stock units in the Colonial Bankshares, Inc Stock Fund. Your investment in stock units in connection with the stock offering through the Colonial Bankshares, Inc. Stock Fund, is subject to the purchase priorities contained in the Colonial Bankshares, Inc. Stock Issuance Plan ("Stock Issuance Plan").

                              Information with regard to the Plan is contained in this prospectus supplement and information with regard to the financial condition, results of operations and business of Colonial Bankshares, Inc. is contained in the attached prospectus. The address of the principal executive office of Colonial Bankshares, Inc. and Colonial Bank, FSB is 85 West Broad Street, P.O. Box 766, Bridgeton, New Jersey 08302.

Purchase Priorities           In connection with the stock offering, you may
                              elect to transfer all or part of your account balances in the Plan to the Colonial Bankshares, Inc. Stock Fund, to be used to purchase stock units representing an ownership interest in the Common Stock issued in the stock offering. All
                              Plan participants are eligible to direct a transfer of funds to the Colonial Bankshares, Inc.
                              Stock Fund. However, such directions are subject to the purchase priorities in the Stock Issuance
                              Plan as follows: (1) eligible account holders, (2) tax-qualified employee benefit plans of Colonial
                              Bank, FSB, including the employee stock ownership plan which we intend to adopt, (3) supplemental eligible account holders and (4) other members. An eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on October 31, 2003. A supplemental eligible account holder is a depositor whose deposit account(s) totaled $50.00 or more on March 31, 2005. Other members are depositors whose accounts total $50.00 or more on _____________ and any borrower from Colonial Bank, FSB, as of January 2, 2003 who continues to maintain such borrowing as of _____________. If you fall into subscription offering categories (1), (3) or (4), you have subscription rights to purchase stock units representing an ownership interest in shares of Colonial Bankshares, Inc. common stock in the subscription offering and you may use funds in the Plan to pay for the stock units. You may also be able to purchase stock units representing an ownership interest in shares of Colonial
                              Bankshares, Inc. common stock in the subscription offering even though you are unable to purchase through subscription offering categories (1), (3) or (4) if Colonial Bankshares, Inc. determines to allow the Plan to purchase stock through subscription offering category (2), reserved for its tax-qualified employee plans, including the employee stock ownership plan which will be adopted by Colonial Bank, FSB in connection with the stock offering. The trustee of the Colonial
                              Bankshares, Inc. Stock Fund will purchase Common
                              Stock in the stock offering in accordance with your directions. No later than the closing date of the subscription offering period, the amount that you elect to transfer from your existing account balances for the purchase of stock units in the Colonial Bankshares, Inc. Stock Fund in connection with the stock offering will be removed from your existing accounts and transferred to a money market account, Federated Prime Obligations Fund, pending the closing of the stock offering. At the close of the stock offering, and subject to a determination as to whether all or any portion of your order may be filled (based on your purchase priority and whether the offering is oversubscribed or whether the Plan will purchase through its individual priority category 2), all or a portion of the amount that you have transferred to purchase stock units will be applied to the purchase of such stock units.

                              In the event the offering is oversubscribed, i.e., there are more orders for Common Stock than shares available for sale in the offering, and the trustee is unable to use the full amount allocated by you to purchase Common Stock in the offering, the amount that cannot be invested in Common Stock, and any interest earned on such amounts, will be reinvested in, in accordance with your then existing investment election (in proportion to your investment direction for future contributions). If you fail to direct the investment of your account balances towards the purchase of any stock units representing an ownership interest in Common Stock of Colonial Bankshares, Inc. through the Colonial Bankshares, Inc. Stock Fund in connection with the offering, your account balances will remain in the investment funds of the Plan as previously directed by you.

Composition of and Purpose    The Colonial Bankshares, Inc. Stock Fund, which is
of Stock Units                being established in the Plan in connection with
                              the stock offering, will invest in the Common
                              Stock of Colonial Bankshares, Inc. In addition, following the stock offering, the Colonial
                              Bankshares, Inc. Stock Fund will maintain a cash component for liquidity purposes. Liquidity is required in order to facilitate daily transactions such as investment transfers or distributions from the Colonial Bankshares, Inc. Stock Fund.
                              Accordingly, a stock unit will consist of a percentage interest in both the Common Stock and cash held in the Colonial Bankshares, Inc. Stock
                              Fund. Unit values (similar to the stock's share price) and the number of units (similar to number of shares) are used to communicate the dollar value of a participant's account. Following the stock offering, each day the stock unit value of the Colonial Bankshares, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of units held in the fund by all participants as of the previous day's end. The change in stock unit value reflects the day's change in stock price, any cash dividends accrued and the interest earned on the cash component of the fund, [less any investment management fees]. The market value and unit holdings of your account in the Colonial
                              Bankshares, Inc. Stock Fund is reported to you on your quarterly statements.

Value of Plan Assets          As of December 31, 2004, the market value of the
                              assets of the Plan was approximately $761,047, of which approximately $736,588 is eligible to purchase Common Stock in the offering. The Plan administrator informed each participant of the value of his or her account balance under the Plan as of December 31, 2004.

Election to Purchase Stock    In connection with the stock offering, the Plan
Units Representing an         will permit you to direct the trustee to transfer
Ownership Interest in         all or part of the funds which represent your
Common Stock in the Stock     current beneficial interest in the assets of the
Offering                      Plan to the Colonial Bankshares, Inc. Stock Fund.
                              The trustee of the Plan will subscribe for Colonial Bankshares, Inc. Common Stock offered for sale in connection with the stock offering, in accordance with each participant's direction. In order to purchase stock units representing an ownership interest in Common Stock in the stock offering through the Plan, you must purchase stock units representing an ownership interest in at least 25 shares in the offering through the Plan.
                              The trustee will pay $10.00 per stock unit representing an ownership interest in a share, which will be the same price paid by all other persons who purchase shares in the stock offering.

How to Order                  You will receive a Special Election Form on which
                              you can elect to transfer all or a portion of your account balance in the Plan to the Colonial
                              Bankshares, Inc. Stock Fund for the purchase of stock units in connection with the stock offering, provided that you purchase stock units representing an ownership interest in at least 25 shares through the Plan. If you wish to use all or part of your account balance in the Plan to purchase Common Stock issued in the stock offering, you should indicate that decision on the Special Election Form. If you do not wish to make an election at this time, you should check the box at the bottom of the Special Election Form and return the form to ___________, a representative of the Plan Administrator, at Colonial Bank, FSB,
                              85 West Broad Street, P.O. Box 776, Bridgeton, New
                              Jersey 08302-2400, no later than 12:00 Noon on ___________, 2005.

Order Deadline                If you wish to purchase stock units representing
                              an ownership interest in Common Stock with your Plan account balances, you must return your Special Election Form to ___________, a representative of the Plan Administrator, at Colonial Bank, FSB, 85 West Broad Street, P.O. Box
                              776, Bridgeton, New Jersey 08302-2400, no later than 12:00 Noon on ______________, 2005, if you wish to purchase stock in the offering. You may return your Special Election Form by hand delivery, mail or by faxing it to (856) 451-5110, so long as it is returned by the time specified.

Irrevocability of Transfer    You may not change your election to transfer
Direction                     amounts to the Colonial Bankshares, Inc. Stock
                              Fund in connection with the stock offering. Your election is irrevocable until after the stock offering has concluded. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of stock units among all of the other investment funds on a daily basis.

Direction to Purchase         You will be able to purchase stock units
Common Stock                  representing an ownership interest in stock after
                              the offering through your investment in the Colonial Bankshares, Inc. Stock Fund. You may direct that your future contributions or your account balance in the Plan be transferred to the Colonial Bankshares, Inc. Stock Fund. After the offering, to the extent that shares are available, the trustee of the Plan will acquire Common Stock at your election in open market transactions at the prevailing price. [You may change your investment allocation on a daily basis, provided, however, that the Plan Administrator will honor the changes in your investment allocation on a monthly basis.] Special restrictions may apply to transfers directed to and from the Colonial
                              Bankshares, Inc. Stock Fund by the participants who are subject to the provisions of section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Colonial Bankshares, Inc.

Voting Rights of Common       The Plan provides that you may direct the trustee
Stock                         how to vote any shares of Colonial Bankshares,
                              Inc. common stock held by the Colonial Bankshares, Inc. Stock Fund, and the interest in such shares that is credited to your account. If the trustee does not receive your voting instructions, the Plan administrator will exercise these rights as it determines in its discretion and will direct the trustee accordingly. All voting instructions will be kept confidential.


                             DESCRIPTION OF THE PLAN
Introduction

         Colonial Bank, FSB originally adopted the Colonial Bank, FSB 401(k) Plan (the "Plan") effective as of January 1, 1999, and subsequently amended, effective January 1, 2002 (the "Plan"). The Plan is a tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

         Colonial Bank, FSB intends that the Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Colonial Bank, FSB will adopt any amendments to the Plan that may be necessary to ensure the continuing qualified status of the Plan under the Code and applicable Treasury Regulations.

         Employee Retirement Income Security Act ("ERISA"). The Plan is an "individual account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except to the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the Plan.

Reference to Full Text of Plan. The following portions of this prospectus supplement summarize certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator at Colonial Bank, FSB, 85 West Broad Street, P.O. Box 776, Bridgeton, New Jersey 08302-2400. You are urged to read carefully the full text of the Plan.

Eligibility and Participation

        Employees who are at least 21 years old and have one year of service with Colonial Bank, FSB are eligible to enter the Plan on the first day of the payroll period of the month next following the date on which the employee meets the age and year of service requirements (a year of service includes the performance of at least 1,000 hours of service). Leased employees are not eligible to participate in the Plan. The Plan year is January 1 to December 31 (the "Plan Year").

        As of December 31, 2004, there were approximately 68 employees and former employees eligible to participate in the Plan and 47 employees participating by making elective deferral contributions.

Contributions Under the Plan

         401(k) Plan Contributions. You are permitted to defer on a pre-tax basis up to 15% of your compensation (expressed in terms of whole percentages), subject to certain restrictions imposed by the Code, and to have that amount contributed to the Plan on your behalf. For purposes of the Plan, "compensation" means your compensation subject to income tax withholding at the source, as reported on your Form W-2, with all pre-tax contributions added. In 2005, the annual compensation of each participant taken into account under the Plan is limited to $210,000. (Limits established by the Internal Revenue Service are subject to increase pursuant to an annual cost-of-living adjustment, as permitted by the Code). You may elect to modify the amount contributed to the Plan by filing a new elective deferral agreement with the Plan administrator at least ten (10) days prior to the payroll period in which you want the modification to take effect.

          Employer Matching Contributions. Colonial Bank, FSB will make matching contributions to the Plan in an amount equal to 50% of the participant's elective deferrals up to a maximum of 6% of compensation. If you stop making elective deferrals for any period, Colonial Bank, FSB will also stop making matching contributions for the same period.

Limitations on Contributions

         Limitations on Employee Salary Deferrals. For the Plan Year beginning January 1, 2005, the amount of your before-tax contributions may not exceed $14,000 per calendar year. This amount is increased in $1,000 increments through 2006 and thereafter may be adjusted periodically by law, based on changes in the cost of living. In addition, if you turn 50 years old in 2005, you will be able to make a "catch-up" contribution of up to $4,000 in addition to the $14,000 limit. The "catch-up" contribution limit is increased in $1,000 increments through 2006 and thereafter may be adjusted periodically by law, based on changes in the cost of living. Contributions in excess of these limits, as applicable to you, are known as excess deferrals. If you defer amounts in excess of these limitations, as applicable to you, your gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by you in the tax year in which the contribution is made.

        Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Code limit the amount of employee deferrals and employer matching contributions that may be made to the Plan in any year on behalf of highly compensated employees, in relation to the amount of employee deferrals and employer matching contributions made by or on behalf of all other employees eligible to participate in the Plan. A highly compensated employee includes any employee who (1) was a 5% owner of Colonial Bankshares, Inc. at any time during the current or preceding year, or (2) had compensation for the preceding year of more than $95,000. The dollar amounts in the foregoing sentence may be adjusted annually to reflect increases in the cost of living. If these limitations are exceeded, the level of deferrals by highly compensated employees may have to be adjusted.

Benefits Under the Plan

        Vesting. At all times, you have a fully vested, nonforfeitable interest in the 401(k) deferrals you have made, the qualified matching contributions and qualified non-elective contributions and their investment earnings. Employer matching contributions are subject to a 5-year graded vesting schedule in which such amounts vest in 20% increments after completed year of service until a participant is 100% vested upon completion of 5 years of service.

Withdrawals and Distributions from the Plan

         In-service withdrawals are not permitted under the Plan. However, in the event of financial hardship, participants may withdraw their elective deferrals.

         Withdrawal upon Retirement. You may withdraw from your account upon attainment or normal retirement age (the later of age 65 or the date 5 years after you first become eligible to participate in the Plan). However, if you continue working past your normal retirement age, the distribution of your benefits will be postponed until you actually retire. You may also leave your account with the Plan and defer commencement of receipt of your vested balance until April 1 of the calendar year following the calendar year in which you attain age 70 1/2, except that distributions to a participant (other than a 5% owner) with respect to benefits accrued after the later of the adoption of the Plan or the effective date of the amendment of the Plan must commence no later than the April 1 of the calendar year following the later of the calendar year in which the participant attains age 70 1/2 or the calendar year in which the participant retires.

         Distributions are made in a lump sum.

         Colonial Bank, FSB permits Plan participants to obtain loans from their accounts.

Investment of Contributions and Account Balances

         All amounts credited to your accounts under the Plan are held in the Plan trust (the "Trust") which is administered by the trustee appointed by Colonial Bank, FSB's Board of Directors.

         Prior to the effective date of the offering, you were provided the opportunity to direct the investment of your account into one of the following funds:

       1.       RSGroup Trust Company Stable Value Fund
       2.       RSI Retirement Trust Actively Managed Bond Fund
       3.       RSGroup Trust Company Conservative Asset Allocation
       4.       RSGroup Trust Company Moderate Asset Allocation
       5.       RSGroup Trust Company Aggressive Asset Allocation
       6.       RSI Retirement Trust Value Equity Fund
       7.       SSgA S&P 500 Index Fund
       8.       Janus Adviser Growth Fund (I)
       9.       Neuberger Berman Genesis Fund (Trust)
       10.      RSI Retirement Trust Emerging Growth Equity Fund

         In connection with the offering, the Plan now provides that in addition to the funds specified above, you may direct the trustee, or its representative, to invest all or a portion of your account in the Colonial Bankshares, Inc. Stock Fund. You may elect to have both past contributions and earnings, as well as future contributions to your account invested among the funds listed above. If you fail to provide an effective investment direction, your contributions will be invested in the RSGroup Trust Company Stable Value Fund until such time as you provide an effective investment direction. Transfers of past contributions and the earnings thereon do not affect the investment mix of future contributions. You may change your investment directions at any time. This may be done either by telephone or electronic medium. You may also redirect the investment of your investment accounts such that a percentage of any one or more investment accounts may be transferred to any one or more other investment accounts either by telephone or electronic medium.

Performance History

         The following table provides performance data with respect to the investment funds available under the Plan through December 31, 2004:

                         AVERAGE COMPOUND RATE OF RETURN
                    AS OF THE QUARTER ENDED DECEMBER 31, 2004

                                                                                                           SINCE
Stock Funds                             QTR        1 YEAR       3 YEAR        5 YEAR       10 YEAR       INCEPTION
-----------                             ---        ------       ------        ------       -------       ---------
RSGroup Trust Company Stable
 Value Fund                            0.89%        3.27%        3.39%         4.31%                        4.54%
RSI Retirement Trust Actively
 Managed Bond Fund                     0.83%        3.48%        4.85%         7.26%         7.19%          8.39%
RSGroup Trust Company
 Conservative Asset Allocation         4.03%        6.37%        3.27%         3.69%                        4.74%
RSGroup Trust Company
 Moderate Asset Allocation             5.95%        8.24%        2.62%         1.81%                        4.25%
RSGroup Trust Company
 Aggressive Asset Allocation           7.28%        9.48%        2.18%         0.41%                        3.76%
RSI Retirement Trust Value
 Equity Fund                           6.66%       12.52%        4.18%         4.15%        13.89%         11.72%
SSgA S&P 500 Index Fund                9.22%       10.74%        3.41%        -2.47%        11.85%         10.74%
Janus Adviser Growth Fund (I)         10.05%        4.49%        0.00%        -7.78%                        5.62%
Neuberger Berman Genesis Fund
 (Trust)                               9.51%       18.68%       14.87%        17.62%        17.11%         15.32%
RSI Retirement Trust Emerging
 Growth Equity Fund                   10.00%       14.16%       -2.99%        -7.48%         8.12%         10.94%

                               MARKET COMPARISONS

                                  QTR    1 YEAR    3 YEAR    5 YEAR   10 YEAR
                                  ---    ------    ------    ------   -------
S&P 500 Index                    9.23%    10.88%    3.59%    -2.30%    12.07%
Lehman Aggregate Bond Index      0.95%     4.34%    6.20%     7.71%     7.72%
Citigroup 3-Month T-Bill Index   0.44%     1.24%    1.34%     2.79%     3.08%(1)
                                 ----      ----     ----      ----      ----

----------------

(1)   Since February 1999

The following is a description of each of the Plan's investment funds:

RSGroup Trust Company Stable Value Fund. The RSGroup Trust Company Stable Value Fund seeks to protect principal from market volatility and achieve returns comparable to short-term bond funds by investing in high quality, interest stable guaranteed investment contracts (GICs), bank investment contracts (BICs), and synthetic stable value products with a relatively predictable annual return. The yield on investment contracts is more stable than most-fixed income funds, but will follow market interest rates higher or lower. Investment contracts do not provide any of the capital appreciation of other types of investments.

RSI Retirement Trust Actively Managed Bond Fund. RSI Retirement Trust Actively Managed Bond Fund seeks principal appreciation and income return over time by investing in high quality fixed-income securities, without limit as to maturity. The fund must invest at least 65% of assets in securities of the U.S. government, its agencies or instrumentalities. The balance of the assets may be invested in high quality corporate debt. At least 75% of the fund's holdings must have a quality rating of AA or better, with a minimum quality rating of A, at the time of purchase. It may invest up to 10% of assets in foreign securities.

RSGroup Trust Company Conservative Asset Allocation. The RSGroup Trust Company Conservative Asset Allocation Fund is an asset allocation fund that invests in equity and fixed-income funds of the RSI Retirement Trust. The fund seeks preservation of principal with a modest opportunity for growth. The fund's target allocation is 40% stocks and 60% bonds. Its largest allocation is invested in high quality fixed-income securities through the Actively Managed Bond Fund (60%). The fund also invests in stocks of large U.S. companies (15% Core Equity Fund and 15% Value Equity Fund), and is further diversified by its allocations to stocks in small U.S. companies (5% Emerging Growth Equity Fund) and foreign companies (5% International Equity Fund). The fund is rebalanced to target guidelines on a monthly basis.

RSGroup Trust Company Moderate Asset Allocation. The RSGroup Trust Company Moderate Asset Allocation Fund is an asset allocation fund that invests in equity and fixed-income funds of the RSI Retirement Trust. The fund seeks long-term growth of assets over the long-term. The fund's target allocation is 60% stocks and 40% bonds. Its largest allocation is invested in high quality fixed-income securities through the Actively Managed Bond Fund (40%). The fund also invests in stocks of large U.S. companies (20% Core Equity Fund and 20% Value Equity Fund), and is further diversified by its allocations to stocks in small U.S. companies (10% Emerging Growth Equity Fund) and foreign companies (10% International Equity Fund). The fund is rebalanced to target guidelines on a monthly basis.

RSGroup Trust Company Aggressive Asset Allocation. The RSGroup Trust Company Aggressive Asset Allocation Fund is an asset allocation fund that invests in equity and fixed income funds of the RSI Retirement Trust. The fund seeks long-term capital appreciation. The fund's target allocation is 75% stocks and 25% bonds. Its largest allocation is targeted towards stocks in large U.S. companies (25% Core Equity Fund and 25% Value Equity Fund), and is further diversified by its allocation to stocks in small U.S. companies (12.5% Emerging Growth Equity Fund) and foreign companies (12.5% International Equity Fund). 25% of the fund is invested in high quality fixed-income securities through the Actively Managed Bond Fund. The fund is rebalanced to target guidelines on a monthly basis.

RSI Retirement Trust Value Equity Fund. RSI Retirement Trust Value Equity Fund seeks long-term capital appreciation. The fund invests in stocks of a broadly diversified group of financially strong, medium-to-large sized companies with below market price-to-earnings ratios, and considered by the manager to be undervalued.

SSgA S&P 500 Index Fund. SSgA S&P 500 Index Fund seeks to replicate the total return of the S&P 500 Index. The fund intends to invest in all 500 stocks in the S&P 500 Index in proportion to the weighting of the Index. If it is not able to purchase all 500 stocks, due to monetary constraints, it may purchase a representative sample. The funds hopes to achieve a correlation with the Index of at least 0.95, before deduction of fund expenses.

Janus Adviser Growth Fund (I). Janus Adviser Growth Portfolio seeks long-term growth of capital. The fund invests primarily in common stocks of larger, more established companies selected for growth potential. The fund may also invest up to 35% of assets in high-yield bonds, up to 15% of assets in liquid investments and without limit in foreign equity and debt securities.

Neuberger Berman Genesis Fund (Trust). Neuberger Berman Genesis Fund seeks growth of capital. The fund invests primarily in common stocks of companies with market capitalizations of 1.5 billion or less at the time or purchase. Management seeks securities it believes to be undervalued and that are issued by companies that have above-average returns, an established market niche, the ability to finance their own growth and sound future business prospects.

RSI Retirement Trust Emerging Growth Equity Fund. RSI Retirement Trust Emerging Growth Equity Fund seeks capital appreciate by investing in companies with small market capitalizations, which may include rapidly growing, emerging companies. The fund will normally invest in companies that have market capitalizations not greater than the largest stock in the Russell 2000 Index, determined at the time of purchase.

             An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Investment in Common Stock of Colonial Bankshares, Inc.

         In connection with the offering, the Plan now offers the Colonial Bankshares, Inc. Stock Fund as an additional choice to these investments options. The Colonial Bankshares, Inc. Stock Fund invests primarily in the common stock of Colonial Bankshares, Inc. In connection with the offering, you may direct the trustee to invest up to 100% of your Plan account in the Colonial Bankshares, Inc. Stock Fund as a one-time special election. Subsequent to the offering, you may elect to invest all or a portion of your payroll deduction contributions in the Colonial Bankshares, Inc. Stock Fund. Subsequent to the offering, you may also elect to transfer into the Colonial Bankshares, Inc. Stock Fund all or a portion of your accounts currently invested in other funds under the Plan.

        The Colonial Bankshares, Inc. Stock Fund consists primarily of investments in the common stock of Colonial Bankshares, Inc. After the offering, the trustee of the Plan will, to the extent practicable, use all amounts held by it in the Colonial Bankshares, Inc. Stock Fund, including cash dividends paid on the Common Stock held in the fund, to purchase additional shares of common stock of Colonial Bankshares, Inc.

         As of the date of this prospectus supplement, none of the shares of Colonial Bankshares, Inc. common stock have been issued or are outstanding and there is no established market for Colonial Bankshares, Inc. common stock. Accordingly, there is no record of the historical performance of the Colonial Bankshares, Inc. Stock Fund. Performance of the Colonial Bankshares, Inc. Stock Fund depends on a number of factors, including the financial condition and profitability of Colonial Bankshares, Inc. and Colonial Bank, FSB and market conditions for Colonial Bankshares, Inc. common stock generally.

        Investments in the Colonial Bankshares, Inc. Stock Fund involve special risks common to investments in the common stock of Colonial Bankshares, Inc.

        For a discussion of material risks you should consider, see "Risk Factors" beginning on page ___ of the attached prospectus.

Administration of the Plan

         The Trustee and Custodian. The trustee of the Plan is RSGroup Trust Company. RSGroup Trust Company serves as trustee for all the investments funds under the Plan, provided, however, that during the offering period for Colonial Bankshares, Inc. common stock, _____________________ will serve as the trustee of the Colonial Bankshares, Inc. Stock Fund. Following the offering period, RSGroup Trust Company will also serve as the trustee of the Colonial Bankshares, Inc. Stock Fund.

         Plan Administrator. Pursuant to the terms of the Plan, the Plan is administered by the Plan Administrator, Colonial Bank, FSB. The address of the Plan Administrator is 85 West Broad Street, P.O. Box 776, Bridgeton, New Jersey 08307, telephone number(856) 451-5800. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

         Reports to Plan Participants. The Plan Administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses (if any).

Amendment and Termination

         It is the intention of Colonial Bank, FSB to continue the Plan indefinitely. Nevertheless, Colonial Bank, FSB may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, you will have a fully vested interest in your accounts. Colonial Bank, FSB reserves the right to make any amendment or amendments to the Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Colonial Bank, FSB may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

         In the event of the merger or consolidation of the Plan with another plan, or the transfer of the trust assets to another plan, the Plan requires that you would, if either the Plan or the other plan terminates, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

Federal Income Tax Consequences

         The following is a brief summary of the material federal income tax aspects of the Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the Plan and transactions involving the Plan.

         As a "tax-qualified retirement plan," the Code affords the Plan special tax treatment, including:

     (1) the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

         Colonial Bank, FSB will administer the Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

         Lump-Sum Distribution. A distribution from the Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2, and consists of the balance credited to participants under the Plan and all other profit sharing plans, if any, maintained by Colonial Bank, FSB. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this Plan and any other profit sharing plans maintained by Colonial Bank, FSB, which is included in the distribution.

         Colonial Bankshares, Inc. Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Colonial Bankshares, Inc. common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Colonial Bankshares, Inc. common stock; that is, the excess of the value of Colonial Bankshares, Inc. common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Colonial Bankshares, Inc. common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Colonial Bankshares, Inc. common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Colonial Bankshares, Inc. common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Colonial Bankshares, Inc. common stock. Any gain on a subsequent sale or other taxable disposition of Colonial Bankshares, Inc. common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

         Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. You may roll over virtually all distributions from the Plan to another qualified plan or to an individual retirement account in accordance with the terms of the other plan or account.

Additional Employee Retirement Income Security Act ("ERISA") Considerations

         As noted above, the Plan is subject to certain provisions of ERISA, including special provisions relating to control over the Plan's assets by participants and beneficiaries. The Plan's feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a "fiduciary" because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Colonial Bank, FSB, the Plan administrator, or the Plan's trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your Plan account.

         Because you will be entitled to invest all or a portion of your account balance in the Plan in Colonial Bankshares, Inc. common stock, the regulations under section 404(c) of the ERISA require that the Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the Common Stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

         Section 16 of the Securities Exchange Act of 1934 imposes reporting and liability requirements on officers, directors, and persons beneficially owning more than 10% of public companies such as Colonial Bankshares, Inc. Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Colonial Bankshares, Inc., a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within 2 business days after the change occurs, or annually on a Form 5 within 45 days after the close of Colonial Bankshares, Inc.'s fiscal year. Discretionary transactions in and beneficial ownership of the Common Stock through the Colonial Bankshares, Inc. Stock Fund of the Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Colonial Bankshares, Inc. generally must be reported to the Securities and Exchange Commission by such individuals.

         In addition to the reporting requirements described above, section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Colonial Bankshares, Inc. of profits realized by an officer, director or any person beneficially owning more than 10% of Colonial Bankshares, Inc.'s common stock resulting from non-exempt purchases and sales of Colonial Bankshares, Inc. common stock within any six-month period.

         The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of section 16(b) persons.

         Except for distributions of Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by section 16(b) are required to hold shares of Common Stock distributed from the Plan for six months following such distribution and are prohibited from directing additional purchases of units within the Colonial Bankshares, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding Plan Assets

         Financial information representing the net assets available for Plan benefits and the change in net assets available for Plan benefits at December 31, 2004, are attached to this prospectus supplement.

                                  LEGAL OPINION

         The validity of the issuance of the Common Stock has been passed upon by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., which firm acted as special counsel to Colonial Bank, FSB in connection with Colonial Bankshares, Inc.'s offering.

                               COLONIAL BANK, FSB
                               401(k) SAVINGS PLAN


     Statement of Net Assets Available for Benefits as of December 31, 2004


                                                      December 31, 2004
                                              ---------------------------------
                                              Beginning of Year     End of Year
                                              -----------------     -----------
Assets....................................     $       -------      $   -------
Investments...............................     $       -------      $   -------
Liabilities...............................     $       -------      $   -------
Net Assets Available for Plan Benefits....     $       -------      $   -------

                               COLONIAL BANK, FSB
                               401(k) SAVINGS PLAN


         Statement of Changes in Net Assets Available For Plan Benefits


                                                 December 31, 2004

Investment Income...........................     $         -------
Investment Expense..........................     $         -------
Net Investment Income.......................     $         -------
Contributions...............................     $         -------
                                                 -----------------
Total Additions.............................     $         -------

Benefits paid:
Withdrawals.................................     $         -------
                                                 -----------------
Increase in Net Assets......................     $         -------
Net Assets Available for Plan...............
  Benefits:  Beginning of Year..............     $         -------
                                                 -----------------
End of Year.................................     $         -------

Prospectus
                            Colonial Bankshares, Inc.
                     Holding Company for Colonial Bank, FSB
                        2,555,070 Shares of Common Stock

         Colonial Bankshares, Inc. is offering shares of common stock for sale. We are the federally chartered holding company for Colonial Bank, FSB. After the offering, 54% of our outstanding shares of common stock will be owned by Colonial Bankshares, MHC, our federally chartered mutual holding company parent. There is currently no public market for the shares of common stock. Ryan Beck & Co., Inc. has advised us that it intends to make a market in the common stock after the offering. We expect that our shares of common stock will be quoted on the Nasdaq National Market under the symbol _____.

         We are offering 2,221,800 shares of common stock for sale on a best efforts basis. The shares being offered represent 46% of the shares of common stock of Colonial Bankshares, Inc. that will be outstanding following the offering. We must sell a minimum of 1,642,200 shares in order to complete the offering, and we will terminate the offering if we do not sell the minimum number of shares. We may sell up to 2,555,070 shares because of regulatory considerations or changes in market or economic conditions without resoliciting subscribers. The offering is scheduled to terminate at 11:00 a.m. on [termination date]. We may extend the termination date without notice to you, until [extension date], unless the Office of Thrift Supervision approves a later date, which may not be beyond [final date]. If the offering is extended beyond [extension date], subscribers will have the right to modify or rescind their purchase orders.

         Depositors of Colonial Bank, FSB as of October 31, 2003 will be given first priority rights to purchase our shares of common stock. The minimum purchase is 25 shares. Generally, the maximum purchase that an individual may make through a single deposit account is 25,000 shares, and no person by himself, or with an associate or group of persons acting in concert may purchase more than 40,000 shares. For further information concerning the limitations on purchases of common stock, see "The Offering--Limitations on Purchase of Shares." Once submitted, orders are irrevocable unless the offering is terminated or extended beyond [extension date]. Funds received prior to the completion of the offering will be held in a segregated savings account at Colonial Bank, FSB or, at our discretion, at another federally insured depository institution, and will bear interest at our passbook savings rate, which is currently 1.0% per annum. If the offering is terminated, subscribers will have their funds returned promptly, with interest.

         Ryan Beck & Co., Inc. will use its best efforts to assist us in selling our common stock, but is not obligated to purchase any of the common stock that is being offered for sale. Subscribers will not pay any commissions to purchase shares of common stock in the offering.

                         This investment involves risk,
                    including the possible loss of principal.

              Please read the "Risk Factors" beginning on page 20.

                                OFFERING SUMMARY
                             Price: $10.00 per share

                                                     Minimum          Midpoint          Maximum     Adjusted Maximum
                                                     -------          --------          -------     ----------------
Number of shares.................................   1,642,200         1,932,000        2,221,800         2,555,070
Gross proceeds..................................$  16,422,000     $  19,320,000    $  22,218,000     $  25,550,700
Estimated offering expenses excluding
 underwriting commissions and expenses..........$     655,000     $     655,000    $     655,000     $     655,000
Estimated underwriting commissions and
 expenses (1)...................................$     143,000     $     169,000    $     196,000     $     226,000
Estimated net proceeds..........................$  15,624,000     $  18,496,000    $  21,367,000     $  24,669,700
Estimated net proceeds per share................$        9.51     $        9.57    $        9.62     $        9.66

----------
(1) See "The Offering--Plan of Distribution and Marketing Arrangements" for a discussion of Ryan Beck & Co., Inc.'s compensation for this offering.

         These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

         Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or has determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              RYAN BECK & CO., INC.

              The date of this prospectus is ______________, 2005.

           [MAP OF BRANCH OFFICES OF COLONIAL BANK, FSB APPEARS HERE]

                                TABLE OF CONTENTS

SUMMARY........................................................................1

RISK FACTORS..................................................................20

SELECTED FINANCIAL AND OTHER DATA.............................................27

FORWARD LOOKING STATEMENTS....................................................29

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING...........................30

OUR POLICY REGARDING DIVIDENDS................................................31

MARKET FOR THE COMMON STOCK...................................................32

REGULATORY CAPITAL COMPLIANCE.................................................34

CAPITALIZATION................................................................36

PRO FORMA DATA................................................................37

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS........................................................41

BUSINESS OF COLONIAL BANKSHARES, INC..........................................56

BUSINESS OF COLONIAL BANK, FSB................................................56

FEDERAL AND STATE TAXATION....................................................78

SUPERVISION AND REGULATION....................................................80

MANAGEMENT....................................................................93

THE OFFERING.................................................................100

RESTRICTIONS ON THE ACQUISITION OF COLONIAL BANKSHARES, INC. AND
 COLONIAL BANK, FSB..........................................................118

DESCRIPTION OF CAPITAL STOCK OF COLONIAL BANKSHARES, INC.....................120

TRANSFER AGENT AND REGISTRAR.................................................122

LEGAL AND TAX MATTERS........................................................122

EXPERTS......................................................................122

WHERE YOU CAN FIND MORE INFORMATION..........................................122

REGISTRATION REQUIREMENTS....................................................123

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F1

                                     SUMMARY

         The following summary explains selected information regarding the offering of shares of common stock by Colonial Bankshares, Inc. and the business of Colonial Bank, FSB. However, no summary can contain all the information that may be important to you. For additional information, you should read this prospectus carefully, including the consolidated financial statements and the notes to the consolidated financial statements of Colonial Bankshares, Inc.

Our Organization

         In January 2003, Colonial Bank, FSB reorganized into the two-tier mutual holding company structure. As part of the reorganization, Colonial Bank, FSB formed Colonial Bankshares, Inc. and Colonial Bankshares, MHC, a federally-chartered mid-tier stock holding company and mutual holding company, respectively. Colonial Bank, FSB became a federally-chartered capital stock savings bank, and a wholly-owned subsidiary of Colonial Bankshares, Inc. Colonial Bankshares, Inc. became the wholly-owned subsidiary of Colonial Bankshares, MHC. The same directors and officers who manage Colonial Bank, FSB manage Colonial Bankshares, Inc. and Colonial Bankshares, MHC

         This chart shows our current ownership structure, which is commonly referred to as the two-tier mutual holding company structure:

       |------------------------------------------------------|
       |              Colonial Bankshares, MHC                |
       |---------------------------|--------------------------|
                                   | 100% of common stock
       |---------------------------|--------------------------|
       |              Colonial Bankshares, Inc.               |
       |---------------------------|--------------------------|
                                   | 100% of common stock
       |---------------------------|--------------------------|
       |                 Colonial Bank, FSB                   |
       |------------------------------------------------------|

The Companies

Colonial Bankshares, MHC

         Colonial Bankshares, MHC is the federally chartered mutual holding company parent of Colonial Bankshares, Inc. Colonial Bankshares, MHC has not engaged in any significant business activity other than owning all of the common stock of Colonial Bankshares, Inc. So long as Colonial Bankshares, MHC exists, it will own a majority of the voting stock of Colonial Bankshares, Inc. The executive offices of Colonial Bankshares, MHC are located at 85 West Broad Street, Bridgeton, New Jersey 08302, and its telephone number is (856) 451-5800. Colonial Bankshares, MHC is subject to comprehensive regulation and examination by the Office of Thrift Supervision.

Colonial Bankshares, Inc.

         Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bankshares, Inc. is a federally chartered corporation and owns 100% of the common stock of Colonial Bank, FSB. At December 31, 2004, Colonial Bankshares, Inc. had consolidated assets of $291.1 million, total deposits of $259.4 million and equity of $16.8 million. Our net income for the year ended December 31, 2004 was $1.8 million. The executive offices of Colonial Bankshares, Inc. are located at 85 West Broad Street, Bridgeton, New Jersey 08302, and its telephone number is (856) 451-5800. Colonial Bankshares, Inc. is subject to comprehensive regulation and examination by the Office of Thrift Supervision.

Colonial Bank, FSB

         Colonial Bank, FSB is a federally chartered savings bank headquartered in Bridgeton, New Jersey. Colonial Bank, FSB was originally founded in 1913. Colonial Bank, FSB conducts business from its main office located at 85 West Broad Street in Bridgeton, New Jersey, and its five branch offices located in Cumberland and Gloucester Counties, New Jersey. The telephone number at its main office is (856) 451-5800.

         Our principal business activity is the origination of one- to four-family residential real estate loans. We also offer home equity loans and lines of credit, commercial real estate loans, commercial loans and, to a lesser extent, construction and consumer loans. We also invest in mortgage-backed securities and other investment securities. We offer a variety of deposit accounts, including demand accounts, NOW accounts, money market accounts, savings accounts and certificates of deposit. Deposits are our primary source of funds for our lending and investing activities. We have also used borrowed funds as a source of funds principally obtaining them from the Federal Home Loan Bank of New York. We emphasize exceptional personal service for our customers. Colonial Bank, FSB is subject to comprehensive regulation and examination by the Office of Thrift Supervision. Colonial Bank, FSB is a member of the Federal Home Loan Bank system.

Business Strategy

         Our business strategy is to grow and improve profitability by:

     o Continuing to increase commercial real estate and commercial business lending;

     o    Facilitating growth through de novo branching;

     o    Expanding our retail banking franchise; and

     o    Maintaining the quality of our loan portfolio.

         See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Strategy."

The Offering

         Federal regulations require that Colonial Bankshares, MHC own a majority of our outstanding shares of common stock. Accordingly, the shares that we are permitted to sell in the offering must represent a minority of our outstanding shares of common stock.

         The following chart shows our structure following the offering:

|----------------------------------|         |-------------------------------|
|    Colonial Bankshares, MHC      |         |     Public Stockholders       |
|-----------------|----------------|         |---------------|---------------|
                  |54% of                                    |46% of
                  |common stock                              |common stock
|-----------------|------------------------------------------|---------------|
|                        Colonial Bankshares, Inc.                           |
|--------------------------------------|-------------------------------------|
                                       |100% of common stock
|--------------------------------------|-------------------------------------|
|                            Colonial Bank, FSB                              |
|--------------------------------------|-------------------------------------|

         Colonial Bankshares, MHC has no plans, understandings or agreements, whether written or oral, to sell or otherwise dispose of its 54% of the common stock of Colonial Bankshares, Inc. However, Colonial Bankshares, MHC may convert to stock form in the future by offering its interest in Colonial Bankshares, Inc. for sale to depositors and others in a subscription offering. However, Colonial Bankshares, MHC currently has no plans to convert to stock form.

Reasons for the Offering

         The primary reasons for our decision to conduct the offering are to offer our depositors, employees, management and directors an equity ownership interest in Colonial Bank, FSB and thereby obtain an economic interest in its future success, and to increase our capital to support future growth and profitability.

         The capital raised in the offering is expected to:

     o increase our lending capacity by providing us with additional capital to support new loans and higher lending limits;

     o    support the introduction of new financial products and services;

     o increase our capital base, which will provide greater flexibility to invest in longer-term, higher yielding assets;

     o    allow us to grow and enhance our profitability; and

     o    improve our ability to manage capital.

The offering also will allow us to establish stock benefit plans for management and employees, which will help us to attract and retain qualified personnel.

Terms of the Offering

         We are offering between 1,642,200 and 2,221,800 shares of common stock to eligible depositors and borrowers of Colonial Bank, FSB, our tax-qualified employee plans and to the public to the extent shares remain available. The maximum number of shares that we sell in the offering may increase by up to 15%, to 2,555,070 shares, as a result of regulatory considerations, strong demand for the shares of common stock in the offering, or positive changes in financial markets in general and with respect to financial institution stocks in particular. Unless the pro forma market value of Colonial Bankshares, Inc. decreases below $35.7 million or increases above $55.5 million, you will not have the opportunity to change or cancel your stock order. The offering price of the shares of common stock is $10.00 per share. Ryan Beck & Co., Inc., our marketing advisor in connection with the offering, will use its best efforts to assist us in selling our shares of common stock, but Ryan Beck & Co., Inc. is not obligated to purchase any shares in the offering.

Persons Who May Order Stock in the Offering

         We are offering our shares of common stock in a "subscription offering" in the following descending order of priority:

     (1) Depositors who had accounts at Colonial Bank, FSB with aggregate balances of at least $50 on October 31, 2003;

     (2) The tax-qualified employee benefit plans of Colonial Bank, FSB (including our employee stock ownership plan);

     (3) Depositors who had accounts at Colonial Bank, FSB with aggregate balances of at least $50 on March 31, 2005; and

     (4) Depositors who had accounts at Colonial Bank, FSB with aggregate balances of at least $50 on [other member date] and borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding as of [other member date].

         If any shares of our common stock remain unsold in the subscription offering, we may offer such shares for sale in a community offering. Natural persons residing in Cumberland or Gloucester Counties, New Jersey, will have a purchase preference in a community offering. Shares also may be offered to the general public. The community offering, if any, may commence concurrently with, during or promptly after the end of the subscription offering. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of broker-dealers in what is referred to as a syndicated community offering. The syndicated community offering, if any, would be managed by Ryan Beck & Co., Inc. We have the right to accept or reject, in our sole discretion, any orders received in the community offering or the syndicated community offering.

         To ensure a proper allocation of stock, each subscriber eligible to purchase in the subscription offering must list on his or her stock order form all deposit accounts in which he or she had an ownership interest at October 31, 2003, March 31, 2005 or [other member date], as applicable or each loan account as of January 2, 2003. Failure to list an account, or providing incorrect information, could result in the loss of all or part of a subscriber's stock allocation. We will strive to identify your ownership in all accounts, but we cannot guarantee that we will identify all accounts in which you have or had an ownership interest. Our interpretation of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final.

How We Determined the Offering Range and the $10.00 Price Per Share

         The decision to offer between 1,642,200 shares and 2,221,800 shares, which is our offering range, is based on an independent appraisal of our pro forma market value prepared by RP Financial, LC., a firm experienced in appraisals of financial institutions. RP Financial, LC. is of the opinion that as of March 4, 2005, the estimated pro forma market value of our common stock on a fully converted basis was between $35.7 million and $48.3 million, with a midpoint of $42.0 million. The term "fully converted" means that RP Financial LC. assumed that 100% of our common stock had been sold to the public, as opposed to the 46% that will be sold in the offering.

         In preparing its appraisal, RP Financial, LC. considered the information contained in this prospectus, including Colonial Bankshares, Inc.'s consolidated financial statements. RP Financial, LC. also considered the following factors, among others:

     o the present and projected operating results and financial condition of Colonial Bankshares, Inc. and Colonial Bank, FSB, and the economic and demographic conditions in Colonial Bank, FSB's existing market areas;

     o historical, financial and other information relating to Colonial Bankshares, Inc. and Colonial Bank, FSB;

     o a comparative evaluation of the operating and financial statistics of Colonial Bankshares, Inc. and Colonial Bank, FSB with those of other similarly situated publicly traded thrifts and mutual holding companies;

     o the impact of the offering on Colonial Bankshares, Inc.'s consolidated net worth and earnings potential; and

     o the trading market for securities of comparable institutions and general conditions in the market for such securities.

         In reviewing the appraisal prepared by RP Financial, LC., the Board of Directors considered the methodologies and the appropriateness of the assumptions used by RP Financial, LC. in addition to the factors listed above, and the Board of Directors believes that these assumptions were reasonable.

         The Board of Directors determined that the shares of common stock should be sold at $10.00 per share, that 46% of the to-be outstanding shares of common stock should be offered for sale in the offering and 54% should be held by Colonial Bankshares, MHC. We chose to sell 46% of our to-be outstanding shares of common stock in the offering, rather than a smaller portion, because we believe that we will be able to deploy the capital raised through an offering of this size and because the sale of a smaller number of shares would make it less likely that an active trading market for the shares would develop. Based on the estimated valuation range and the purchase price, the number of shares of our common stock that will be outstanding upon completion of the offering will range from 3,570,000 shares to 4,830,000 shares (subject to adjustment to 5,554,500 shares, and the number of shares of our common stock that will be sold in the offering will range from 1,642,200 shares to 2,221,800 shares (subject to adjustment to 2,555,070), with a midpoint of 1,932,000 shares. The number of shares that Colonial Bankshares, MHC will own after the offering will range from 1,927,800 to 2,608,200 (subject to adjustment to 2,999,430). The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, or if necessitated by subsequent developments in our financial condition or market conditions generally, or if permitted, to fill the order of the employee stock ownership plan.

         The appraisal will be updated before we complete the offering. If the pro forma market value of the common stock at that time is either below $35.7 million or above $55.5 million, then, after consulting with the Office of Thrift Supervision, we may:

     o    terminate the stock issuance plan and return all funds promptly;

     o    extend or hold a new subscription or community offering, or both;

     o establish a new offering range and commence a resolicitation of subscribers; or

     o take such other actions as may be permitted by the Office of Thrift Supervision.

Under such circumstances, we will notify you, and you will have the opportunity to change or cancel your order. In any event, the offering must be completed by no later than [final date].

         Two measures investors use to analyze an issuer's stock are the ratio of the offering price to the pro forma book value and the ratio of the offering price to the issuer's pro forma net income. According to RP Financial, LC., while appraisers (as well as investors) use both ratios to evaluate an issuer's stock, the price-to-book value ratio has historically been the more relied upon methodology due to the volatility of earnings in the thrift industry in the early- to mid-1990s and, more recently, due to decreasing interest rates. RP Financial, LC. considered these ratios, among other factors, in preparing its appraisal. Book value is the same as total stockholders' equity, and represents the difference between the issuer's assets and liabilities.

         The following table presents the ratio of the offering price to our pro forma book value and earnings per share for the period indicated. See "Pro Forma Data" for a description of the assumptions used in making these calculations.

                                                        At or For the Twelve Months Ended December 31, 2004
                                                -------------------------------------------------------------------
                                                 1,642,200         1,932,000          2,221,800          2,555,070
                                                Shares Sold       Shares Sold        Shares Sold        Shares Sold
                                                 at $10.00         at $10.00          at $10.00          at $10.00
                                                 Per Share         Per Share          Per Share          Per Share
                                                 ---------         ---------          ---------          ---------
Pro forma price to book value ratio.....          117.23%           127.39%            136.05%            144.72%
Pro forma price to earnings ratio.......           18.52x            22.22x             25.64x             29.41x

         The following table presents a summary of selected pricing ratios for the peer group companies and for us on a non-fully converted basis. Compared to the average pricing ratios of the peer group, our pro forma pricing ratios at the maximum of the offering range, indicated a discount of 29.3% on a price-to-earnings basis and a discount of 33.0% on a price-to-book basis. At the minimum and maximum of the valuation range a share of common stock is priced at
18.52 times and 25.00 times our earnings over the last twelve months. This is a lower multiple than the peer group companies that, as of March 4, 2005, traded on average at 36.26 times earnings and at a median of 37.13 times earnings. At the minimum and maximum of the valuation range, the common stock is valued at 117.23% and 136.05%, respectively, of our pro forma book value. This represents a discount to the average trading price to book value of peer group companies, which as of March 4, 2005 averaged 203.05%. In addition, the median trading price of peer group companies was 200.79% of book value.

                                     Non-Fully Converted     Non-Fully Converted
                                           Pro Forma               Pro Forma
                                           Price to              Price to Book
                                      Earnings Multiple           Value Ratio
                                      -----------------           -----------
Colonial Bankshares, Inc.
Maximum                                     25.64x                  136.05%
Minimum                                     18.52x                  117.23%

Valuation of peer group companies
as of March 4, 2005
Average                                     36.26x                  203.05%
Median                                      37.13x                  200.79%

         The following table presents a summary of selected pricing ratios for the peer group companies and for us, with the ratios adjusted to the hypothetical case of being fully converted. Compared to the average fully converted pricing ratios of the peer group, our pro forma fully converted pricing ratios at the maximum of the offering range, indicated a discount of 11.3% on a price-to-earnings basis and a discount of 14.4% on a price-to-book basis. At the minimum and maximum of the valuation range a share of common stock is priced at 19.46 times and 26.39 times our earnings. This is a lower multiple than the peer group companies which, as of March 4, 2005, traded on average at
29.76 times earnings and a median of 31.09 times earnings, respectively. At the minimum and maximum of the valuation range, the common stock is valued at 75.65% and 83.42%, respectively, of our pro forma book value. This represents a discount to the average trading price to book value of peer group companies, which as of March 4, 2005 averaged 97.46%. In addition, the median trading price of peer group companies was 96.48% of book value. RP Financial, LC.'s calculations of the fully converted pricing multiples for the peer group companies assume the pro forma impact of selling the mutual holding company shares of each of the peer group companies at their respective trading prices as of March 4, 2005. RP Financial, LC.'s calculation of our fully converted pricing multiples assumes the pro forma impact of selling 100% of the shares to be issued to the public at $10.00 per share.

                                      Fully Converted         Fully Converted
                                    Equivalent Pro Forma    Equivalent Pro Forma
                                          Price to             Price to Book
                                      Earnings Multiple         Value Ratio
                                      -----------------         -----------
Colonial Bankshares, Inc.
Maximum                                    26.39x                  83.43%
Minimum                                    19.46x                  75.66%

Valuation of peer group companies
as of March 4, 2005
Average                                    29.76x                  97.46%
Median                                     31.09x                  96.48%

         In preparing the fully converted pricing ratio analysis, RP Financial, LC. assumed offering expenses equal to 3.0% of the gross proceeds, a pre-tax reinvestment rate of 2.75% of the net proceeds of the offering, a tax rate of 39.94%, purchases by the employee stock ownership plan equal to 8.0% of the offered shares, funded with a loan from Colonial Bankshares, Inc. with a 20-year term, purchases by the recognition and retention plan equal to 4.0% of the offered shares with a five year vesting schedule and the adoption of a stock option plan equal to 10.0% of the offered shares. RP Financial, LC. assumed that the recognition and retention plan purchased shares at $10.00 per share. RP Financial, LC. also assumed that stock options were granted with an exercise price of $10.00 per share, would vest over a five-year period and have a term of 10 years.

         The independent appraisal does not indicate market value. Do not assume or expect that Colonial Bankshares, Inc.'s valuation as indicated above means that the common stock will trade at or above the $10.00 purchase price after the offering.

After-Market Performance Information

         The appraisal report prepared by RP Financial, LC. included examples of after-market stock price performance for mutual holding company offerings completed during the three months ended March 4, 2005.

         The following table presents stock price performance information for all mutual holding company initial public offerings completed between January 1, 2005 and March 4, 2005.

   "First-Step" Mutual Holding Company Offerings with Completed Closing Dates between January 1, 2005 and March 4, 2005

                                    Price Performance from Initial Trading Date
                                   ---------------------------------------------
                                                                      Through
      Transaction                  1 day      1 week     1 month   March 4, 2005
      -----------                  -----      ------     -------   -------------
Kentucky First Federal Bancorp      7.9%        7.4%        7.4%        7.4%
Kearney Financial Corp.            13.9%       15.0%       16.9%       16.9%
Home Federal Bancorp, Inc. of LA   (1.0)%       0.5%       (0.8)%       0.0%
BV Financial, Inc.                 (6.5)%      (5.0)%      (0.7)%      (3.5)%
Georgetown Bancorp, Inc.            2.0%       (0.5)%       0.5%        1.0%

    Average                         3.3%        3.5%        4.7%        4.4%
    Median                          2.0%        0.5%        0.5%        1.0%


         The following table presents stock price performance information for all mutual holding company initial public offerings completed between January 1, 2003 and March 4, 2005. The information shown in the following table was not included in the appraisal report.

   "First-Step" Mutual Holding Company Offerings with Completed Closing Dates between January 1, 2003 and March 4, 2005

                                    Price Performance from Initial Trading Date
                                   ---------------------------------------------
                                                                      Through
      Transaction                  1 day     1 week     1 month    March 4, 2005
      -----------                  -----     ------     -------    -------------
Kentucky First Federal Bancorp      7.9%       7.4%        7.4%         7.4%
Kearney Financial Corp.            13.9%      15.0%       16.9%        16.9%
Home Federal Bancorp, Inc. of LA   (1.0)%      0.5%       (0.8)%        0.0%
BV Financial, Inc.                 (6.5)%     (5.0)%      (0.7)%       (3.5)%
Georgetown Bancorp, Inc.            2.0%      (0.5)%       0.5%         1.0%
SFSB, Inc.                          7.5%      (1.0)%      (1.5)%       (5.0)%
Ocean Shore Holding Company        21.5%      22.0%        6.3%        10.0%
Lincoln Park Bancorp               10.0%      12.5%        0.0%         0.5%
Abington Community Bancorp, Inc.   33.5%      33.0%       29.0%        36.3%
Home Federal Bancorp, Inc.         24.9%      26.8%       23.3%        27.5%
PSB Holdings, Inc.                  5.0%       6.0%        5.0%         8.0%
Atlantic Coast Federal Corp.       17.5%      23.1%       30.0%        33.5%
Naugatuck Valley Financial Corp.    8.0%       8.1%        8.0%        12.4%
SI Financial Group, Inc.           12.0%      10.6%       10.3%        12.5%
First Federal Financial Services   15.0%      22.5%       35.0%        43.0%
Monadnock Community                 3.8%       0.0%       (3.8)%       27.5%
Wawel Savings Bank                 29.5%      25.0%       12.5%        10.0%
Osage Federal Financial, Inc.      20.0%      22.5%        9.5%        50.0%
K-Fed Bancorp                      34.9%      29.3%       15.9%        43.0%
Citizens Community Bancorp         23.7%      27.5%       18.0%        50.0%
Clifton Savings Bancorp, Inc.      22.5%      40.9%       32.9%        18.0%
Cheviot Financial Corp.            33.2%      33.5%       34.2%        22.5%
Flatbush Federal Bancorp, Inc.     63.8%      56.3%       63.8%        30.0%
ASB Holding Company                62.0%      69.0%       67.5%        68.0%

    Average                        19.4%      20.2%       17.5%        21.6%
    Median                         16.3%      22.3%       11.4%        17.5%

         The tables above present only short-term historical information on stock price performance, which may not be indicative of the longer-term performance of such stock prices. They are also not intended to predict how our shares of common stock may perform following the offering. The historical information in the tables may not be meaningful to you because the data was calculated using a small sample and the transactions from which the data was derived occurred primarily during a low market interest rate environment, during which time the trading prices for financial institution stocks typically increase.

         The market price in any particular company's stock is subject to various factors, including the amount of proceeds a company raises and management's ability to deploy proceeds (such as through investments, the acquisition of other financial institutions or other businesses, the payment of dividends and common stock repurchases). In addition, stock prices may be affected by general market conditions, the interest rate environment, the market for financial institutions, merger or takeover transactions, the presence of professional and other investors who purchase stock on speculation, as well as other unforeseeable events not necessarily in the control of management or the board of directors.

         RP Financial advised the board of directors that the appraisal was prepared in conformance with the regulatory appraisal methodology. That methodology requires a valuation based on an analysis of the trading prices of comparable public companies whose stocks have traded for at least one year prior to the valuation date. RP Financial also advised the board of directors that the aftermarket trading experience of recent transactions was considered in the appraisal as a general indicator of current market conditions, but was not relied upon as a primary valuation methodology.

         Our board of directors carefully reviewed the information provided to it by RP Financial through the appraisal process, but did not make any determination regarding whether prior mutual holding company offerings have been undervalued, nor did the board draw any conclusions regarding how the historical data reflected above may affect our appraisal. Instead, the board of directors engaged RP Financial to help it understand the regulatory process as it applies to the appraisal and to advise the board of directors as to how much capital we would be required to raise under the regulatory appraisal guidelines.

         You should bear in mind that stock price appreciation or depreciation is affected by many factors. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to carefully read this prospectus, including, but not limited to, the section entitled "Risk Factors" beginning on page 20.

Our Officers, Directors and Employees Will Receive Additional Compensation and Benefit Programs After the Offering and the Expense Associated With These Programs Will Reduce our Earnings

         We intend to establish an employee stock ownership plan, and we may implement a stock-based incentive plan that will provide for grants of stock options and restricted stock. The Board of Directors of Colonial Bank, FSB has adopted an employee stock ownership plan, which will award shares of our common stock to eligible employees primarily based on their compensation. Our Board of Directors will, at the completion of the offering, ratify the loan to the employee stock ownership plan and the issuance of the common stock to the employee stock ownership plan. The employee stock ownership plan may purchase up to 10% of the shares sold in the offering; however, it is expected that our employee stock ownership plan will purchase 8% of the shares sold in the offering. If, following the completion of the offering and the application of the net proceeds as described under "How we Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares to be purchased by the employee stock ownership plan will be reduced to 7% of the shares sold in the offering.

         In addition to shares purchased by the employee stock ownership plan, we may grant stock options and shares of restricted stock under the stock-based incentive plan. The number of options granted or restricted shares awarded under the plan may not exceed 4.90% and 1.96%, respectively, of the total shares issued in the offering, including shares issued to Colonial Bankshares, MHC. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of restricted shares to be awarded by the stock-based incentive plan will be reduced to 1.47% of the total shares issued in the offering. The number of options granted or shares awarded under the plan, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC.

         The stock-based benefit plan will comply with all applicable regulations of the Office of Thrift Supervision. The stock-based incentive plan cannot be established sooner than six months after the offering and would require the approval of our stockholders by a majority of the outstanding votes of our shares of common stock eligible to be cast (excluding votes eligible to be cast by Colonial Bankshares, MHC), unless we obtain a waiver from the Office of Thrift Supervision which would allow the approval of the stock-based benefit plan by our stockholders by a majority of voting shares (excluding shares voted by Colonial Bankshares, MHC). Unless a waiver is obtained from the Office of Thrift Supervision, the following additional Office of Thrift Supervision restrictions would apply to our stock-based incentive plan:

     o non-employee directors in the aggregate may not receive more than 30% of the options and restricted awards authorized under the plan;

     o any one non-employee director may not receive more than 5% of the options and restricted awards authorized under the plan;

     o any officer or employee may not receive more than 25% of the options and restricted awards authorized under the plan;

     o the options and restricted awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

     o accelerated vesting is not permitted except for death, disability or upon a change in control of Colonial Bank, FSB or Colonial Bankshares, Inc.

         In the event the Office of Thrift Supervision changes its regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

         The employee stock ownership plan and the stock-based incentive plan will increase our future compensation costs, thereby reducing our earnings. The Financial Accounting Standards Board has adopted final rules that require companies to expense the cost of stock options granted to officers, directors and employees, and this will increase our compensation costs. Additionally, stockholders will experience a reduction in their ownership interest if newly issued shares of common stock are used to fund stock options and stock awards. See "Risk Factors--Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income" and "Management--Future Stock-Based Benefit Plans."

         The following table summarizes the stock benefits that our officers, directors and employees may receive following the offering, at the maximum of the offering range and assuming that we initially implement a stock-based incentive plan granting options to purchase 4.90% of the total shares issued in the offering and awarding shares of common stock equal to 1.96% of the total shares issued in the offering (the maximum amount of shares if such plan is adopted within one year from the date of completion of the offering). In the table below, it is assumed that, at the maximum of the offering range, a total of 2,221,800 shares will be sold to the public, and a total of 4,830,000 shares will be issued and outstanding to the public and Colonial Bankshares, MHC. This table assumes that Colonial Bank, FSB's tangible regulatory capital is 10% or more following the proposed stock issuance.

                                                                                          Value of
                                      Percent of                        Individuals     Benefits Based
                       Number of      Outstanding       Percent of      Eligible to      on Maximum of
Type of Award           Shares          Shares          Shares Sold    Receive Awards   Offering Range
-------------           ------          ------          -----------    --------------   --------------
                                                                                        (In thousands)
Employee stock
ownership plan
shares                   177,744           3.7%            8.0%          Employees       $    1,777

                                                                         Directors,
                                                                       officers and
Restricted stock          94,668           2.0             4.3%(1)       employees              947(2)

                                                                         Directors,
                                                                       officers and
Stock options            236,670           4.9            10.7%(1)       employees              944(2)
                      ----------   -----------        --------                           ----------
                         509,082          10.6%           23.0%                          $    3,668
                      ==========   ===========        ========                           ==========

(1) The stock-based incentive plan may award a greater number of options and shares if the plan is adopted more than one year after the offering.

(2) The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $3.99 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; dividend yield of 0%; an expected option life of five years; a risk free interest rate of 4.37%; and a volatility rate of 16.33% based on an index of publicly traded thrift institutions. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

         The value of the restricted shares of common stock will be based on the price of our shares of common stock at the time those shares are granted, which, subject to stockholder approval, cannot be implemented until at least six months after the offering. The following table presents the total value of all restricted shares to be available for award and issuance under the stock-based incentive plan, assuming the shares for the plan are purchased or issued in a range of market prices from $8.00 per share to $16.00 per share.

                          69,972 Shares                                  94,668 Shares         108,868 Shares
                       Awarded at Minimum    82,320 Shares Awarded    Awarded at Maximum     Awarded at Maximum
      Share Price           of Range          at Midpoint of Range         of Range         of Range, As Adjusted
      -----------           --------          --------------------         --------         ---------------------
                             (In thousands, except per share price information)
   $       8.00         $        560              $      659             $        757          $        871
   $      10.00         $        700              $      823             $        947          $      1,089
   $      12.00         $        840              $      988             $      1,136          $      1,306
   $      14.00         $        980              $    1,152             $      1,325          $      1,524
   $      16.00         $      1,120              $    1,317             $      1,515          $      1,742

         The grant-date fair value of the options granted under the stock option plan will be based in part on the price of our shares of common stock at the time the options are granted, which, subject to stockholder approval, cannot be implemented until at least six months after the completion of the offering. The value will also depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock option plan, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares are $8.00 per share to $16.00 per share.


                                                                                                     272,170 Options
                                          174,930 Options     205,800 Options    236,670 Options      at Maximum of
                       Grant-Date Fair     at Minimum of      at Midpoint of      at Maximum of         Range, As
   Exercise Price     Value Per Option         Range               Range              Range             Adjusted
   --------------     ----------------         -----               -----              -----             --------
                                  (In thousands, except share price information)
   $       8.00          $      3.19        $      558          $     657          $     755           $     868
   $      10.00          $      3.99        $      698          $     821          $     944           $   1,086
   $      12.00          $      4.79        $      838          $     986          $   1,134           $   1,304
   $      14.00          $      5.59        $      978          $   1,150          $   1,323           $   1,521
   $      16.00          $      6.39        $    1,116          $   1,313          $   1,510           $   1,736

Limits on Your Purchase of Shares of Common Stock

         The minimum purchase is 25 shares of common stock. Generally, no individual, or individuals with a single qualifying account held jointly, may purchase more than $250,000 (25,000 shares of common stock). If any of the following persons purchase shares of common stock, their purchases when combined with your purchases cannot exceed $400,000 (40,000 shares):

     o    your spouse, or relatives of you or your spouse living in your house;

     o companies or other entities in which you have a 10% or greater equity or substantial beneficial interest or in which you serve as a senior officer or partner;

     o a trust or other estate if you have a substantial beneficial interest in the trust or estate or you are a trustee or fiduciary for the trust or other estate;

     o persons or companies having the same address on an account or order form; or

     o other persons who may be acting together with you (including, but not limited to, persons who file jointly a Schedule 13G or Schedule 13D Beneficial Ownership Report with the Securities and Exchange Commission).

         A detailed discussion of the limitations on purchases of common stock by an individual and persons acting together is set forth under the caption "The Offering and the Offering--Limitations on Purchase of Shares."

         Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase limitations in the offering at any time. In addition, in any direct community offering or syndicated community offering, we will first fill orders for our common stock up to a maximum of 1,000 shares. Thereafter, we will allocate any remaining shares of common stock on an equal number of shares per order basis, until we fill all orders. Our tax-qualified benefit plans, including our employee stock ownership plan, are authorized to purchase up to 10% of the minority shares issued in the offering without regard to these purchase limitations.

How You May Pay for Your Shares

         In the subscription offering and the community offering you may pay for your shares only by:

     (1)  personal check, bank check or money order; or

     (2) authorizing us to withdraw money from your deposit account(s) maintained with Colonial Bank, FSB.

         If you wish to use your Colonial Bank, FSB individual retirement account to pay for your shares, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Colonial Bank, FSB. The transfer of such funds to a new trustee takes time, so we recommend you contact our Stock Information Center promptly for further information. We cannot guarantee that you will be able to use retirement funds held at Colonial Bank, FSB or elsewhere, for this purchase. Also, please be aware that Colonial Bank, FSB is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.

         You can subscribe for shares of common stock in the offering by delivering to Colonial Bank, FSB a signed and completed original stock order form, together with full payment, provided we receive the stock order form before the end of the offering. Payments received by Colonial Bank, FSB will be placed in a segregated savings account or, at our discretion, another insured depository institution. We will pay interest at Colonial Bank, FSB's passbook rate, currently 1.0% per annum, from the date funds are received until completion or termination of the offering. Withdrawals from certificates of deposit at Colonial Bank, FSB for the purpose of purchasing common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Colonial Bank, FSB must be in the deposit accounts at the time the stock order form is received. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be revoked or changed, except with our consent. Payment may not be made by wire transfer or any other electronic transfer of funds. In addition, we are not required to accept copies or facsimiles of order forms.

         For a further discussion regarding the stock ordering procedures, see "The Offering--Prospectus Delivery and Procedure for Purchasing Shares."

You May Not Sell or Transfer Your Subscription Rights

         If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the shares of common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or in any way transfers his or her subscription rights. We will not accept your stock order if we have reason to believe that you sold or transferred your subscription rights. When entering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify in a lower purchase priority than you do. In addition, joint stock registration will only be allowed if the qualifying account is so registered.

Deadline for Orders of Common Stock

         If you wish to purchase shares of common stock, we must receive, and not simply have post-marked, your properly completed stock order form, together with payment for the shares, no later than 11:00 a.m., New Jersey time, on [termination date], unless we extend this deadline. You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by bringing your stock order form to our Stock Information Center, located at our main office.

Termination of the Offering

         The subscription offering will terminate at 11:00 a.m., New Jersey time, on [termination date]. We expect that the community offering, if any, will terminate at the same time. We may extend this expiration date without notice to you, until [extension date], unless regulators approve a later date. If the subscription offering and/or community offerings extend beyond [extension date], we will be required to resolicit subscriptions before proceeding with the offering. All further extensions, in the aggregate, may not last beyond [final date], which is two years after the approval of the Stock Issuance Plan by the Office of Thrift Supervision.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

         If we do not receive orders for at least 1,642,200 shares of common stock in the subscription offering, we may take several steps in order to sell the minimum number of shares of common stock in the offering range.

         Specifically, we may:

     (i)  make shares available to the public in a community offering;

     (ii) offer shares for sale through a syndicated community offering;

     (iii) increase the maximum number of shares that may be purchased by any subscriber (including our subscribing directors and officers); and/or

     (iv) seek regulatory approval to extend the offering beyond the [extension date] expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.

         In addition, we may terminate the offering, returning subscription funds with interest and canceling deposit account withdrawal authorizations.

Our Policy Regarding Dividends

         We do not initially intend to pay dividends on our shares of common stock, although we will consider the payment of dividends in the future. You should not purchase our shares of common stock if you have a desire or need for dividend income.

Market for the Common Stock

         We anticipate that the common stock sold in the offering will be traded and quoted on the Nasdaq National Market. Ryan Beck & Co., Inc. currently intends to make a market in the shares of common stock, but it is under no obligation to do so.

How We Intend to Use the Proceeds We Raise from the Offering

         Assuming we sell 2,221,800 shares of common stock in the offering, and we have net proceeds of $21.4 million, we intend to distribute the net proceeds as follows:

     o $14.2 million (66.3% of the net proceeds) will be contributed to Colonial Bank, FSB;

     o $1.8 million (8.4% of the net proceeds) will be loaned to our employee stock ownership plan to fund its purchase of 8% of the shares of common stock sold in the offering; and

     o    $5.4 million (25.3% of the net proceeds) will be retained by us.

         We may use the net proceeds of the offering to invest in securities, to finance the possible acquisition of other financial institutions or financial service businesses, to pay dividends or for other general corporate purposes, including repurchasing shares of our common stock. Colonial Bank, FSB may use the proceeds it receives to make loans, to purchase securities, to expand its banking franchise internally, through branching (including building its new main office and an additional branch location) or through acquisitions, and for general corporate purposes. See "How We Intend to Use the Proceeds from the Offering." Neither Colonial Bank, FSB nor Colonial Bankshares, Inc. is considering any specific acquisition transaction at this time.

Tax Consequences of the Offering

         The offering will result in no taxable gain or loss to Colonial Bankshares, MHC, Colonial Bankshares, Inc., Colonial Bank, FSB, or to depositors who have a priority right to subscribe for shares of common stock in the offering, or to our employees, officers, directors or members, except to the extent that the nontransferable subscription rights to purchase shares of common stock in the offering may be determined to have value. Luse Gorman Pomerenk & Schick, P.C. has opined, as to federal law, that it is more likely than not that the fair market value of such subscription rights is zero. In that case, no taxable gain or loss will need to be recognized by depositors who receive nontransferable subscription rights.

Once Submitted, Your Purchase Order May Not Be Revoked Unless the Offering is Terminated or Extended Beyond [extension date].

         Funds that you use to purchase shares of our common stock in the offering will be held in an interest bearing account until the termination or completion of the offering, including any extension of the expiration date. The Office of Thrift Supervision approved the offering on ______________, 2005; however, because completion of the offering will be subject to an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the offering. Any orders that you submit to purchase shares of our common stock in the offering are irrevocable, and you will not have access to subscription funds unless the offering is terminated, or extended beyond [extension date].

Restrictions on the Acquisition of Colonial Bankshares, Inc. and Colonial Bank, FSB

         Federal regulations, as well as provisions contained in the charter and bylaws of Colonial Bank, FSB, restrict the ability of any person, firm or entity to acquire Colonial Bankshares, Inc., Colonial Bank, FSB, or their respective capital stock. These restrictions include the requirement that a potential acquirer of common stock obtain the prior approval of the Office of Thrift Supervision before acquiring in excess of 10% of the stock of Colonial Bankshares, Inc. or Colonial Bank, FSB. Because a majority of our outstanding shares of common stock must be owned by Colonial Bankshares, MHC, any acquisition of Colonial Bankshares, Inc. must be approved by Colonial Bankshares, MHC, and Colonial Bankshares, MHC would not be required to pursue or approve a sale of Colonial Bankshares, Inc. even if such a sale were favored by a majority of our public stockholders.

Possible Conversion of Colonial Bankshares, MHC to Stock Form

         In the future, Colonial Bankshares, MHC may convert from the mutual to capital stock form in a transaction commonly known as a "second-step conversion." In a second-step conversion, depositors of Colonial Bank, FSB would have subscription rights to purchase shares of common stock of Colonial Bankshares, Inc. or its successor, and our public stockholders would be entitled to exchange their shares of common stock for an equal percentage of shares of the stock holding company resulting from the conversion. This percentage may be adjusted to reflect any assets owned by Colonial Bankshares, MHC. Our public stockholders, therefore, would own approximately the same percentage of the resulting stock holding company as they owned prior to the second-step conversion.

         The Board of Directors of Colonial Bankshares, MHC has no current plan to undertake a second-step conversion transaction. Any second-step conversion transaction would require the approval of holders of a majority of the outstanding shares of our common stock (excluding shares held by Colonial Bankshares, MHC) and approval of a majority of the votes held by depositors of Colonial Bank, FSB, with depositors entitled to cast one vote per $100 on deposit at Colonial Bank, FSB (up to a maximum of 1,000 votes) and borrowers entitled to cast one vote in their capacity as borrowers.

Proposed Stock Purchases by Management

         Our directors and executive officers and their associates are expected to purchase approximately _______ shares of common stock in the offering, which represents _____% of the shares sold to the public and _____% of the total shares to be outstanding after the offering at the midpoint of the offering range. Directors and executive officers will pay the same $10.00 per share price paid by all other persons who purchase shares in the offering. These shares will be counted in determining whether the minimum of the range of the offering is reached.

Delivery of Stock Certificates

         Certificates representing shares of common stock sold in the offering will be mailed to the certificate registration address noted on the order form, as soon as practicable following completion of the offering and receipt of all necessary regulatory approvals. It is possible that, until certificates for the shares of common stock are available and delivered to purchasers, purchasers might not be able to sell the shares of common stock that they ordered, even though the shares of common stock will have begun trading.

How You May Obtain Additional Information Regarding the Offering

         If you have any questions regarding the offering, please call the Stock Information Center at (____) ____-_______, Monday through Friday between 10:00 a.m. and 4:00 p.m., New Jersey time. The Stock Information Center is located at our main office at 85 West Broad Street, Bridgeton, New Jersey 08302. The Stock Information center will be closed on weekends and bank holidays.

         To ensure that each person receives a prospectus at least 48 hours before [termination date], we may not mail prospectuses any later than five days prior to such date, or hand-deliver prospectuses later than two days prior to that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus.

         We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The Subscription Offering and all subscription rights will expire at 11:00 a.m., New Jersey time, [termination date], whether or not we have been able to locate each person entitled to subscription rights.

                                  RISK FACTORS
--------------------------------------------------------------------------------
            You should consider carefully the following risk factors
           in evaluating an investment in the shares of common stock.
--------------------------------------------------------------------------------

Because We Intend to Increase Our Commercial Real Estate and Commercial Loan Originations, Our Lending Risk Will Increase and Downturns in the Real Estate Market or Local Economy Could Adversely Affect Our Earnings.

         Commercial real estate and commercial loans generally have more risk than one- to four-family residential mortgage loans. Because the repayment of commercial real estate and commercial loans depends on the successful management and operation of the borrower's properties or related businesses, repayment of such loans can be affected by adverse conditions in the real estate market or the local economy. Commercial real estate and commercial loans may also involve relatively large loan balances to individual borrowers or groups of related borrowers. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower's business thereby increasing the risk of nonperforming loans. As our commercial real estate and commercial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

Our Growth Strategy May Not be Successful

         Following the completion of the offering, a key component of our strategy will be to increase the size of our franchise by establishing new branch offices. We can provide no assurance that we will be successful in increasing the volume of loans and deposits at acceptable risk levels and upon acceptable terms while managing the costs and implementation risks associated with this growth strategy. In the event that we are unable to execute our strategy of de novo branching, our earnings could be adversely impacted.

A Significant Portion of Our Loan Portfolio is Unseasoned

         Our loan portfolio has grown to $127.1 million at December 31, 2004 from $60.1 million at December 31, 2002. It is difficult to assess the future performance of this part of our loan portfolio due to the recent origination of these loans. We can give no assurances that these loans will not have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

Future Changes in Interest Rates Could Reduce Our Profits

         Our ability to make a profit largely depends on our net interest income, which could be negatively affected by changes in interest rates. Net interest income is the difference between:

     o the interest income we earn on our interest-earning assets, such as loans and securities; and

     o the interest expense we pay on our interest-bearing liabilities, such as deposits and borrowings.

         The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. In a period of rising interest rates, the interest income earned on our assets may not increase as rapidly as the interest paid on our liabilities. However, a reduction in interest rates results in increased prepayments of loans and mortgage-backed and related securities, as borrowers refinance their debt in order to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. In addition, competitive factors could impede our ability to further lower the interest rates we pay on deposits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Market Risk."

         At December 31, 2004, our "rate shock" analysis indicated that our net portfolio value would decrease by $12.4 million if there was an instantaneous 200 basis point increase in market interest rates. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Market Risk."

If Economic Conditions Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Affected as Borrowers' Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases.

         Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events. Particularly, in recent years, the prices of real estate have significantly increased in our market area. Because we originate a significant number of mortgage loans secured by residential real estate, decreases in real estate values could adversely affect the value of property used as collateral for such loans. At December 31, 2004, loans secured by real estate, including home equity loans and lines of credit, represented 91.7% of our total loans. Adverse changes in the economy also may have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings. As of December 2004, the unemployment rates in Cumberland and Gloucester Counties, New Jersey were 6.4% and 4.4%, respectively, compared to the national average of 5.2% and the New Jersey average of 4.2%.

Our Continuing Concentration of Loans in Our Primary Market Area May Increase Our Risk.

         Our success depends primarily on the general economic conditions in the counties in which we conduct business. Unlike larger banks that are more geographically diversified, we provide banking and financial services to customers primarily in Cumberland and Gloucester Counties, New Jersey. The local economic conditions in our market area have a significant impact on our loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would affect these local economic conditions and could adversely affect our financial condition and results of operations. Additionally, because we have a significant amount of commercial real estate loans, decreases in tenant occupancy also may have a negative effect on the ability of many of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

         We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. Our allowance for loan losses was 0.77% of total loans at December 31, 2004, which was slightly lower than our peer group of financial institutions. Material additions to our allowance would materially decrease our net income.

         In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our financial condition and results of operations.

The Future Price of the Shares of Common Stock May Be Less Than the Purchase Price in the Offering.

         We cannot assure you that if you purchase shares of common stock in the offering you will later be able to sell them at or above the purchase price in the offering. The final aggregate purchase price of the shares of common stock in the offering will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time.

Strong Competition Within Our Market Area May Limit Our Growth and
Profitability.

         Competition in banking and financial services industry is intense. In our market area, we compete with commercial banks, savings and cooperative institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Recently, the largest regional financial institution in our market area agreed to be acquired by a substantially larger money-center bank, which we expect to increase competition in our market area. Most of our competitors have substantially greater resources and lending limits than we have and offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area. The greater resources and deposit and loan products offered by our competition may limit our ability to increase our interest earning assets. For additional information see "Business of Colonial Bank, FSB--Competition."

Our Return on Equity Will Be Low Compared to Other Financial Institutions. This Could Negatively Affect the Trading Price of Our Common Stock.

         Net income divided by average equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. On a pro forma basis, for the year ended December 31, 2004, our return on average equity would have been 5.12% assuming we had sold shares at the maximum of the offering range, compared to a return on average equity of 8.02% for all publicly traded savings institutions. We expect our return on equity to remain below the industry average until we are able to leverage our increased equity from the offering. Our return on equity will be reduced as a result of the capital raised in the offering, higher expenses from the costs of being a public company, and added expenses associated with our employee stock ownership plan and any stock-based incentive plan. Until we can increase our income we expect our return on equity to remain below the industry average, which may reduce the value of our common stock.

Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income.

         We anticipate that our employee stock ownership plan will purchase up to 8% of the shares of common stock sold in the offering with funds borrowed from Colonial Bankshares, Inc. The cost of acquiring the shares of common stock for the employee stock ownership plan will be between $1.3 million at the minimum of the offering range and $2.0 million at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares of common stock committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

         We also intend to adopt a stock-based incentive plan after the offering. Under Office of Thrift Supervision regulations, we are authorized to grant awards under one or more stock-based incentive plans, in an amount up to 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC (555,450 shares at the maximum of the offering range). The number of options granted or shares of restricted stock awarded under any initial, stock-based incentive plan may not exceed 4.90% and 1.96% (236,670 options and 94,668 shares of restricted stock at the maximum of the offering range), respectively, of the total shares issued in the offering, including shares issued to Colonial Bankshares, MHC, if such plan is adopted within one year from the date of completion of the offering. However, these limits would not apply to plans adopted after one year from the date of the completion of the offering, and larger grants would increase our costs further. The stock-based incentive plan cannot be implemented until at least six months after the offering, and if it is adopted within 12 months after the offering, it will be subject to certain Office of Thrift Supervision regulations, including limitations on vesting and allocation of awards.

         If the fair market value of shares of common stock to be granted is the same as the purchase price in the offering, the aggregate expense resulting from the grant would be between $700,000, pre-tax, at the minimum of the offering range and $1.1 million, pre-tax, at the adjusted maximum of the offering range (assuming the stock benefit plan is adopted within one year following the completion of the offering). To the extent the fair market value of the shares of common stock at the time of grant exceeds the offering price of $10.00 per share, the expense would exceed the range described above. Conversely, to the extent the fair market value of such shares is below the offering price of $10.00 per share, the expense would be less than the range described above.

         In addition, new accounting rules (Financial Accounting Standards Board Statement No. 123R) will require us to recognize as an expense the grant-date fair value of stock options and other equity-based compensation effective for interim or annual periods beginning after June 15, 2005. These expenses could significantly increase compensation and benefits expense, and thus reduce our net income in future periods.

The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.

         We intend to adopt a stock-based incentive plan following the offering. This stock-based benefit plan will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares. Stockholders would experience a reduction in ownership interest (including shares held by Colonial Bankshares, MHC) totaling 6.4% in the event newly issued shares are used to fund stock options or awards under the plan in an amount equal to 4.90% and 1.96%, respectively, of the shares issued in the offering, including shares issued to Colonial Bankshares, MHC.

We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Hurt Our Profits.

         Colonial Bank, FSB intends to receive sufficient net proceeds from the offering to attain a 10% regulatory tangible and core capital ratio, and the remainder of the net proceeds of the offering will be retained by Colonial Bankshares, Inc. Colonial Bankshares, Inc. will use a portion of the net proceeds to fund a loan for the finance and purchase of common stock in the offering by the employee stock ownership plan and may use the remaining net proceeds to pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, acquire other financial services companies or for other general corporate purposes. Colonial Bank, FSB may use the proceeds it receives to fund new loans, establish or acquire new branches, purchase investment securities, or for general corporate purposes. We have not, however, allocated specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

Persons Who Purchase Stock in the Offering Will Own a Minority of Colonial Bankshares, Inc.'s Common Stock and Will Not Be Able to Exercise Voting Control Over Most Matters Put to a Vote of Stockholders.

         Public stockholders will own a minority of the outstanding shares of our common stock. As a result, stockholders other than Colonial Bankshares, MHC will not be able to exercise voting control over most matters put to a vote of stockholders. Colonial Bankshares, MHC, will own a majority of our shares of common stock after the offering and, through its Board of Directors, will be able to exercise voting control over most matters put to a vote of stockholders. The same directors and officers who manage Colonial Bankshares, Inc. and Colonial Bank, FSB also manage Colonial Bankshares, MHC. Further, these same directors and officers are expected to purchase an aggregate of ____% of the shares sold at the midpoint of the offering range, thereby further reducing the voting control of public stockholders who own a majority of the outstanding shares. The only matters as to which stockholders other than Colonial Bankshares, MHC will be able to exercise voting control include any proposal to implement a stock-based incentive plan after the completion of the offering or for a second-step stock conversion. In addition, Colonial Bankshares, MHC may exercise its voting control to prevent a sale or merger transaction in which stockholders could receive a premium for their shares.

Our Stock Value May be Negatively Affected by Federal Regulations Restricting Takeovers and our Mutual Holding Company Structure.

         Federal Regulations Restricting Takeovers. For three years following the offering, Office of Thrift Supervision regulations prohibit any person from acquiring or offering to acquire more than 10% of our common stock without the prior written approval of the Office of Thrift Supervision. Moreover, current Office of Thrift Supervision policy prohibits the acquisition of a mutual holding company subsidiary by any person or entity other than a mutual holding company or a mutual institution. See "Restrictions on the Acquisition of Colonial Bankshares, Inc. and Colonial Bank, FSB" on page 118 for a discussion of applicable Office of Thrift Supervision regulations regarding acquisitions.

         Mutual Holding Company Structure May Impede Takeovers. Colonial Bankshares, MHC, as our majority stockholder, will be able to control the outcome of virtually all matters presented to stockholders for their approval, including a proposal to acquire Colonial Bankshares, Inc. Accordingly, Colonial Bankshares, MHC may prevent the sale of control or merger of Colonial Bankshares, Inc. or its subsidiaries even if such a transaction were favored by a majority of our public stockholders.

The Corporate Governance Provisions in our Charter and Bylaws May Prevent or Impede the Holders of a Minority of our Common Stock from Obtaining Representation on our Board of Directors.

         Provisions in our charter and bylaws may prevent or impede holders of a minority of our common stock from obtaining representation on our Board of Directors. For example, our board of directors is divided into three staggered classes. A classified board makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Second, our charter provides that there will not be cumulative voting by stockholders for the election of our directors which means that Colonial Bankshares, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all of our directors to be elected at that meeting. Third, our bylaws contain procedures and timetables for a stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders, the effect of which may be to give our management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally.

Office of Thrift Supervision Policy on Remutualization Transactions Could Prohibit an Acquisition of Colonial Bankshares, Inc., Which May Lower our Stock Price.

         Current Office of Thrift Supervision regulations permit a mutual holding company to be acquired by a mutual institution in a remutualization transaction. The possibility of a remutualization transaction and the successful completion of a small number of remutualization transactions where significant premiums have been paid to minority stockholders has resulted in some takeover speculation for mutual holding companies, which is reflected in the per share price of mutual holding companies' common stock. However, the Office of Thrift Supervision has issued a policy statement indicating that it views remutualization transactions as raising significant issues concerning disparate treatment of minority stockholders and the mutual interests of the mutual holding company and as raising issues concerning the effect on the mutual interests of the acquiring entity. Under certain circumstances the Office of Thrift Supervision intends to give these issues special scrutiny and reject applications providing for the remutualization of a mutual holding company unless the applicant can clearly demonstrate that the Office of Thrift Supervision's concerns are not warranted in the particular case. Should the Office of Thrift Supervision prohibit or otherwise restrict these transactions in the future, our per-share stock price may be adversely affected.

                        SELECTED FINANCIAL AND OTHER DATA

         The following tables set forth selected consolidated historical financial and other data of Colonial Bankshares, Inc. at the dates and for the years indicated. The following information is only a summary, and should be read in conjunction with our consolidated financial statements and notes beginning on page F-1 of this prospectus. The information at December 31, 2004 and 2003 and for the years ended December 31, 2004 and 2003 is derived in part from the audited consolidated financial statements of Colonial Bankshares, Inc. that appear in this prospectus. The information for the year ended December 31, 2002, the nine months ended December 31, 2001 and the year ended March 31, 2001 is derived in part from audited consolidated financial statements that do not appear in this prospectus.

                                                        At December 31,
                                     ---------------------------------------------------       At March
                                          2004         2003          2002         2001       31, 2001 (1)
                                          ----         ----          ----         ----       ------------
                                                               (In thousands)
Selected Financial Condition Data:
Total assets.....................    $   291,050  $   243,535   $   235,495  $   189,085   $   169,740
Cash and amounts due from banks..          5,282        5,264         4,984        4,641         4,135
Securities held to maturity......         18,584       24,598        40,118       56,409        72,859
Securities available for sale....        131,159      118,233       123,827       67,546        37,915
Loans receivable, net............        125,800       86,841        59,523       53,732        48,183
Deposits.........................        259,407      223,569       217,786      170,100       156,594
Short-term borrowings............         13,890        4,070         3,165        6,240         1,060
Stockholder's equity.............         16,848       15,154        13,617       12,033        11,378

                                                                             For the Nine     For the
                                          For the Years Ended December 31,   Months Ended    Year Ended
                                     --------------------------------------  December 31,     March 31,
                                          2004         2003          2002     2001 (1)(2)       2001
                                          ----         ----          ----     -----------       ----
                                                               (In thousands)
Selected Operating Data:
Interest income.................     $    12,351  $    10,734   $    11,316  $     8,156    $     9,976
Interest expense................           4,662        4,275         6,143        5,129          5,817
                                     -----------  -----------   -----------  -----------    -----------
   Net interest income..........           7,689        6,459         5,173        3,027          4,159
Provision for loan losses.......             354          283           218          107            104
                                     -----------  -----------   -----------  -----------    -----------
   Net interest income after
     provision for loan losses..           7,335        6,176         4,955        2,920          4,055
Noninterest income..............             902          929           853          743            438
Noninterest expense ............           5,824        4,955         4,476        2,888          3,563
                                     -----------  -----------   -----------  -----------    -----------
Income before income taxes......           2,413        2,150         1,332          775            930
Provision for income taxes......             566          483           293          224            342
                                     -----------  -----------   -----------  -----------    -----------
   Net income...................     $     1,847  $     1,667   $     1,039  $       551    $       588
                                     ===========  ===========   ===========  ===========    ===========

                                             (footnotes begin on following page)


                                                                                             At or
                                                                                            for the
                                                                                              Nine
                                                                                             Months    At or For
                                                            At or For the Years Ended        Ended      the Year
                                                                   December 31,             December     Ended
                                                          ------------------------------       31,      March 31,
                                                             2004       2003       2002     2001(1)(2)    2001
                                                             ----       ----       ----     ----------    ----
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on average assets...............................      0.67%      0.71%       0.47%      0.40%      0.38%
Return on average equity...............................     11.96%     11.75%       8.13%      6.12%      5.25%
Interest rate spread (3)...............................      2.84%      2.79%       2.35%      2.50%      2.71%
Net interest margin (4)................................      2.95%      2.89%       2.48%      2.50%      2.71%
Efficiency ratio (5)...................................     67.86%     67.07%      74.25%     76.60%     77.50%
Noninterest expense to average total assets............      2.12%      2.10%       2.03%      2.19%      2.30%
Average interest-earning assets to average
   interest-bearing liabilities........................    106.15%    105.47%     104.40%    104.46%    102.42%

Asset Quality Ratios:
Non-performing assets as a percent of total assets.....      0.03%      0.04%       0.03%      0.03%      0.02%
Non-performing loans as a percent of total loans.......      0.08%      0.12%       0.14%      0.13%      0.07%
Allowance for loan losses as a percent of
   non-performing loans................................    921.05%    596.92%     500.39%    176.22%    521.62%
Allowance for loan losses as a percent of total loans..      0.77%      0.76%       0.71%      0.48%      0.40%

Capital Ratios:
Total risk-based capital (to risk weighted assets).....     12.22%     13.11%      14.43%     15.12%     16.81%
Tier 1 risk-based capital (to risk weighted assets)....     11.53%     12.54%      13.97%     14.79%     16.52%
Tangible capital (to tangible assets)..................      5.67%      6.02%       5.53%      6.31%      6.69%
Tier 1 leverage (core) capital (to adjusted tangible
   assets).............................................      5.67%      6.02%       5.53%      6.31%      6.69%
Equity to total assets.................................      5.79%      6.21%       5.79%      6.36%      7.22%

Other Data:
Number of full service offices.........................         6          6           7          7          7

(1) Colonial Bank, FSB changed its fiscal year from March 31 to December 31 in 2001.
(2) Data is for the nine months ended December 31, 2001. Ratios have been annualized, where appropriate.
(3) Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(5) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

     o    statements of our goals, intentions and expectations;

     o statements regarding our business plans and prospects and growth and operating strategies;

     o statements regarding the asset quality of our loan and investment portfolios; and

     o    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

     o significantly increased competition among depository and other financial institutions;

     o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

     o general economic conditions, either nationally or in our market areas, that are worse than expected;

     o    adverse changes in the securities markets;

     o    legislative or regulatory changes that adversely affect our business;

     o our ability to enter new markets successfully and take advantage of growth opportunities;

     o    changes in consumer spending, borrowing and savings habits;

     o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

     o    changes in our organization, compensation and benefit plans.

         Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss these and other uncertainties in "Risk Factors" beginning on page 20.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

         Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of shares of common stock until the offering is completed, we anticipate that the net proceeds will be between $15.6 million and $21.4 million, or $24.7 million if the offering is increased by 15%.

         We intend to distribute the net proceeds from the offering as follows:

                                        1,642,200 Shares     1,932,000 Shares at     2,221,800 Shares at      2,555,070 Shares
                                          at Minimum of           Midpoint of             Maximum of         at Adjusted Maximum
                                         Offering Range         Offering Range          Offering Range        of Offering Range
                                      ---------------------  ---------------------  ---------------------   ---------------------
                                                  Percent                Percent                Percent                 Percent
                                                   of Net                 of Net                 of Net                  of Net
                                       Amount     Proceeds    Amount     Proceeds    Amount     Proceeds     Amount     Proceeds
                                       ------     --------    ------     --------    ------     --------     ------     --------
                                                                        (Dollars in Thousands)
Offering proceeds................     $ 16,422               $ 19,320               $ 22,218                $ 25,551
Less: offering expenses..........          798                    824                    851                     881
                                      --------               --------               --------                --------
Net offering proceeds............       15,624      100.0%     18,496       100.0%    21,367       100.0%     24,670      100.0%
Less:
   Proceeds contributed to Colonial
    Bank, FSB....................       12,286       78.6%     14,151        76.5%    14,176        66.3%     14,206       57.6%
   Proceeds used for loan to
    employee stock ownership plan        1,314        8.4%      1,546         8.4%     1,777         8.3%      2,044        8.3%
                                      --------   --------    --------    --------   --------    --------    --------   --------
Proceeds retained by Colonial
 Bankshares, Inc.................     $  2,024       16.0%   $  2,799        15.1%  $  5,414        25.3%   $  8,420       34.1%
                                      ========               ========               ========                ========

         The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription offering and any community offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Colonial Bank, FSB's deposits. In all instances, Colonial Bank, FSB will receive at least 57.6% of the net proceeds of the offering.

         We are undertaking the offering at this time in order to increase our capital and have the capital resources available to expand and diversify our business. For further information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Strategy." The offering proceeds will increase our capital resources and the amount of funds available to us for lending and investment purposes. The proceeds will also give us greater flexibility to diversify operations and expand the products and services we offer to our customers.

Colonial Bankshares, Inc. may use the proceeds it retains from the offering:

     o to fund a loan for the finance and purchase of common stock in the offering by Colonial Bank, FSB's employee stock ownership plan;

     o    to invest in securities;

     o    to repurchase its shares of common stock;

     o    to pay dividends to our stockholders;

     o to finance acquisitions of financial institutions or branches and other financial services businesses, although no specific transactions are being considered at this time; and

     o    for general corporate purposes.

         Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the offering, except when extraordinary circumstances exist and with prior regulatory approval. The loans that will be used to fund the purchases by the employee stock ownership plan will accrue interest.

Colonial Bank, FSB may use the proceeds it receives from the offering:

     o    to fund new loans;

     o    to support new products and services;

     o    to invest in securities;

     o to expand its retail banking franchise, by establishing new branches or by acquiring other financial institutions, or other financial services companies, although no acquisitions are specifically being considered at this time; and

     o    for general corporate purposes.

         In addition to the establishment of its new main office and branch office, Colonial Bank, FSB intends to establish one new branch office per year following the offering. The use of the proceeds outlined above may change, based on changes in interest rates, equity markets, laws and regulations affecting the financial services industry, our relative position in the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions.

                         OUR POLICY REGARDING DIVIDENDS

         We do not initially intend to pay dividends on our shares of common stock, although we will consider paying dividends in the future. You should not purchase our shares of common stock if you have a desire or need for dividend income. Any future payment of dividends will depend upon a number of factors, including capital requirements, Colonial Bankshares, Inc.'s and Colonial Bank, FSB's financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurances can be given that any dividends will be paid or that, if paid, will not be reduced or eliminated in the future.

         Special cash dividends, stock dividends or returns of capital, to the extent permitted by Office of Thrift Supervision policy and regulations, may be paid in addition to, or in lieu of, regular cash dividends. Colonial Bankshares, Inc. will file consolidated tax returns with Colonial Bank, FSB. Accordingly, it is anticipated that any cash distributions made by Colonial Bankshares, Inc. to its stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal and state tax purposes.

         Pursuant to our charter, we are authorized to issue preferred stock. If we do issue preferred stock, the holders thereof may have a priority over the holders of our common stock with respect to the payment of dividends. For a further discussion concerning the payment of dividends on our shares of common stock, see "Description of Capital Stock of Colonial Bankshares, Inc.--Common Stock--Distributions." Dividends from us will depend, in large part, upon receipt of dividends from Colonial Bank, FSB, because we initially will have no source of income other than dividends from Colonial Bank, FSB and earnings from the investment of proceeds from the sale of shares of common stock. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "Supervision and Regulation--Capital Distributions."

         Any payment of dividends by Colonial Bank, FSB to Colonial Bankshares, Inc. that would be deemed to be drawn out of Colonial Bank, FSB's bad debt reserves would require a payment of taxes at the then-current tax rate by Colonial Bank, FSB on the amount of earnings deemed to be removed from the reserves for such distribution. Colonial Bank, FSB does not intend to make any distribution to us that would create such a federal tax liability. See "Federal and State Taxation."

         Additionally, pursuant to Office of Thrift Supervision regulations, during the three-year period following the offering, we will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

         If we pay dividends to our stockholders, we also will be required to pay dividends to Colonial Bankshares, MHC, unless Colonial Bankshares, MHC elects to waive the receipt of dividends. We anticipate that Colonial Bankshares, MHC will waive dividends paid by Colonial Bankshares, Inc. Any decision to waive dividends will be subject to regulatory approval. Under Office of Thrift Supervision regulations, public stockholders would not be diluted for any dividends waived by Colonial Bankshares, MHC in the event Colonial Bankshares, MHC converts to stock form. See "Supervision and Regulation - Holding Company Regulation."

                           MARKET FOR THE COMMON STOCK

         We have never issued capital stock and there is no established market for it. We anticipate that our common stock will be traded on the Nasdaq National Market under the symbol "_____" subject to completion of the offering, and in compliance with certain conditions including the presence of at least three registered and active market makers. Ryan Beck & Co., Inc. has advised us that it intends to make a market in our common stock following the offering, but it is under no obligation to do so or to continue to do so once it begins. While we will attempt before completion of the offering to obtain commitments from at least two other broker-dealers to make a market in our common stock, there can be no assurance that we will be successful in obtaining such commitments.

         The development and maintenance of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our shares of common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share. You should have a long-term investment intent if you purchase shares of our common stock and you should recognize that there may be a limited trading market in the common stock.

                          REGULATORY CAPITAL COMPLIANCE

         At December 31, 2004, Colonial Bank, FSB exceeded all applicable regulatory capital requirements. The following table sets forth our historical and pro forma equity and regulatory capital assuming that the indicated number of shares of common stock were sold as of such date at $10.00 per share, and Colonial Bank, FSB received estimated net proceeds in an amount such that Colonial Bank, FSB will have a 10% regulatory tangible and core capital ratio upon completion of the conversion, or as close thereto as possible. Accordingly, proceeds received by Colonial Bank, FSB have been assumed to equal $12.3 million, $14.4 million, $14.4 million and $14.4 million at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. For a discussion of the applicable capital requirements, see "Supervision and Regulation--Federal Banking Regulation--Capital Requirements."

                                                              Pro Forma at December 31, 2004, Based Upon the Sale of
                                            ----------------------------------------------------------------------------------------
                                             1,642,200 Shares      1,932,000 Shares      2,221,800 Shares       2,555,070 Shares
                           Historical at      at Minimum of         at Midpoint of        at Maximum of        at Adjusted Maximum
                        December 31, 2004     Offering Range        Offering Range        Offering Range       of Offering Range (1)
                       -------------------  ---------------------  ------------------  -------------------     ---------------------
                                 Percent               Percent               Percent               Percent               Percent
                                    of                    of                    of                    of                    of
                        Amount   Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)   Amount    Assets(2)
                        ------   ---------   ------    ---------   ------    ---------   ------    ---------   ------    ---------
                                                                  (Dollars in Thousands)
GAAP capital.........  $ 16,847     5.79%   $ 29,133      9.56%   $ 30,998     10.10%   $ 31,023     10.10%   $ 31,053     10.10%
                       ========  =======    ========   =======    ========   =======    ========   =======    ========   =======
Tangible capital(4)(6) $ 16,472     5.60%   $ 28,758      9.46%   $ 30,623     10.00%   $ 30,648     10.00%   $ 30,678     10.00%
   Requirement.......     4,358     1.50       4,562      1.50       4,593      1.50       4,597      1.50       4,602      1.50
                       --------  -------    --------   -------    --------   -------    --------   -------    --------   -------
     Excess..........  $ 12,114     4.10%   $ 24,196      7.96%   $ 26,029      8.50%   $ 26,051      8.50%   $ 26,076      8.50%
                       ========  =======    ========   =======    ========   =======    ========   =======    ========   =======
Core (leverage)
   capital(3)(4)(6)..  $ 16,472     5.60%   $ 28,758      9.46%   $ 30,623     10.00%   $ 30,648     10.00%   $ 30,678     10.00%
   Requirement (5)...    11,621     4.00      12,165      4.00      12,249      4.00      12,259      4.00      12,271      4.00
                       --------  -------    --------   -------    --------   -------    --------   -------    --------   -------
     Excess..........  $  4,851     1.60%   $ 16,593      5.46%   $ 18,374      6.00%   $ 18,389      6.00%   $ 18,407      6.00%
                       ========  =======    ========   =======    ========   =======    ========   =======    ========   =======
Total risk-based
   capital (4)(6)....  $ 17,439    12.06%   $ 29,725     20.40%   $ 31,590     21.62%   $ 31,615     21.63%   $ 31,645     21.64%
   Requirement.......    11,439     8.00      11,657      8.00      11,690      8.00      11,694      8.00      11,699      8.00
                       --------  -------    --------   -------    --------   -------    --------   -------    --------   -------
     Excess..........  $  6,000     4.06%   $ 18,068     12.40%   $ 19,899     13.62%   $ 19,921     13.63%   $ 19,946     13.64%
                       ========  =======    ========   =======    ========   =======    ========   =======    ========   =======
Reconciliation of
 capital infused into
 Colonial Bank, FSB:
Net proceeds.........                       $ 14,309              $ 16,529              $ 16,910              $ 17,349
Less:
  Assets retained by
    Colonial
    Bankshares, MHC..                            (10)                  (10)                  (10)                  (10)
  Common stock
    acquired by
    employee stock
    ownership plan...                         (1,314)               (1,546)               (1,777)               (2,044)
  Common stock
    acquired by
    stock-based
    incentive plan...                           (700)                 (823)                 (947)               (1,089)
                                            --------              --------              --------              --------
Pro forma increase in
   GAAP and regulatory
   capital...........                       $ 12,286              $ 14,151              $ 14,176              $ 14,206
                                            ========              ========              ========              ========

                                                   (footnotes on following page)

(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general economic conditions following the commencement of the offering.
(2) Based on adjusted total assets of $290.5 million for the purposes of the tangible and core capital requirements, and risk-weighted assets of $143.0 million for the purposes of the risk-based capital requirement.
(3) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.
(4) Pro forma capital levels assume that we fund the stock-based incentive plan with purchases in the open market of 1.96% of the shares of common stock issued in the offering (including shares issued to Colonial Bankshares, MHC) at a price equal to the price for which the shares of common stock are sold in the offering, and that the employee stock ownership plan purchases 8% of the shares of common stock sold in the offering with funds borrowed from Colonial Bankshares, Inc. See "Management" for a discussion of the stock-based incentive plan and employee stock ownership plan.
(5) The current core capital requirement for savings banks that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings banks. See "Supervision and Regulation--Federal Banking Regulation -- Standards of Safety and Soundness--Capital Requirements."
(6) Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                36 CAPITALIZATION

         The following table presents Colonial Bankshares, Inc.'s historical consolidated capitalization at December 31, 2004 and pro forma consolidated capitalization after giving effect to the offering, based upon the sale of the number of shares of common stock indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                           Pro Forma Consolidated Capitalization
                                                                        Based Upon the Sale for $10.00 Per Share of
                                                                                                               2,555,070
                                                                   1,642,200     1,932,000      2,221,800      Shares at
                                                                   Shares at     Shares at      Shares at      Adjusted
                                                                  Minimum of    Midpoint of    Maximum of     Maximum of
                                                   Historical      Offering       Offering      Offering       Offering
                                                 Capitalization      Range         Range          Range        Range (1)
                                                 --------------  -----------    -----------   -----------    -----------
                                                                           (Dollars In Thousands)
Deposits (2)..................................    $   259,407    $   259,407    $   259,407   $   259,407    $   259,407
Borrowings....................................         13,890         13,890         13,890        13,890         13,890
                                                  -----------    -----------    -----------   -----------    -----------
Total deposits and borrowings.................    $   273,297    $   273,297    $   273,297   $   273,297    $   273,297
                                                  ===========    ===========    ===========   ===========    ===========
Stockholders' equity:
  Preferred stock, $0.10 par value per share,
   1,000,000 shares authorized; none to be
   issued.....................................    $        --    $        --    $        --   $        --    $        --
  Common stock, $0.10 par value per share,
   10,000,000 shares authorized; shares to be
   issued as reflected........................             --             41             47            53             61
  Additional paid-in capital (3)..............              5         15,588         18,454        21,319         24,614
  Retained earnings...........................         16,483         16,483         16,483        16,483         16,483
  Accumulated other comprehensive income......            360            360            360           360            360
  Less:
    Assets retained by Colonial
     Bankshares, MHC...........................            --            (10)           (10)          (10)           (10)
    Common stock acquired by employee stock
     ownership plan (4).......................             --         (1,314)        (1,546)       (1,777)        (2,044)
    Common stock acquired by stock-based
     incentive plan (5).......................             --           (700)          (823)         (947)        (1,089)
                                                  -----------    -----------    -----------   -----------    -----------
      Total stockholders' equity (6)..........    $    16,848    $    30,448    $    32,965   $    35,481    $    38,375
                                                  ===========    ===========    ===========   ===========    ===========
Pro forma shares outstanding:
  Total shares outstanding....................                     3,570,000      4,200,000     4,830,000      5,554,500
  Shares issued to Colonial Bankshares, MHC...                     1,927,800      2,268,000     2,608,200      2,999,430
  Shares offered for sale.....................                     1,642,200      1,932,000     2,221,800      2,555,070
Total stockholders' equity as a percentage of
   pro forma total assets.....................                          9.97%         10.70%        11.42%         12.24%

(1) As adjusted to give effect to a 15% increase in the number of shares of common stock outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares of common stock, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of shares of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) The sum of the par value and additional paid-in capital equals the net conversion proceeds. No effect has been given to the issuance of additional shares of common stock pursuant to the stock-based incentive plan that Colonial Bankshares, Inc. expects to adopt. The stock issuance plan permits us to adopt one or more stock benefit plans, subject to stockholder approval, that may award stock or stock options in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC.
(4) Assumes that 8% of the shares of common stock sold in the offering will be purchased by the employee stock ownership plan and that the funds used to acquire the employee stock ownership plan shares will be borrowed from Colonial Bankshares, Inc. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. Colonial Bank, FSB will provide the funds to repay the employee stock ownership plan loan. See "Management--Benefit Plans."
(5) Assumes that subsequent to the offering, 1.96% of the shares of common stock issued in the offering (including shares issued to Colonial Bankshares, MHC) are purchased with funds provided by Colonial Bankshares, Inc. by the stock-based incentive plan in the open market at a price equal to the price for which the shares are sold in the offering. The shares of common stock to be purchased by the stock-based incentive plan are reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management." The stock issuance plan permits Colonial Bankshares, Inc. to adopt one or more stock benefit plans that award stock or stock options, in an aggregate amount up to 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC. The stock-based incentive plan will not be implemented for at least six months after the offering and until it has been approved by stockholders.
(6) Total stockholders' equity equals capital under accounting principles generally accepted in the United States of America.

                                 PRO FORMA DATA

         We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $15.6 million and $21.4 million, or $24.7 million if the offering range is increased by 15%, based upon the following assumptions:

     o    we will sell all shares of common stock in the subscription offering;

     o our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from Colonial Bankshares, Inc. The loan will be repaid in substantially equal principal payments over a period of 20 years;

     o expenses of the offering, other than fees to be paid to Ryan Beck & Co., Inc., are estimated to be $655,000;

     o _________ shares of common stock will be purchased by our executive officers and directors, and their immediate families; and

     o Ryan Beck & Co., Inc. will receive fees equal to 1.0% of the aggregate purchase price of the shares sold in the offering, excluding any shares purchased by any employee benefit plans, and any of our directors, officers or employees or members of their immediate families.

         We calculated the pro forma consolidated net income and stockholders' equity for the year ended December 31, 2004 as if the shares of common stock had been sold at the beginning of that year and the net proceeds had been invested at 2.75% for the year ended December 31, 2004, which assumes reinvestment of the net proceeds at a rate equal to the one year United States Treasury yield for the period. We believe this rate more accurately reflects a pro forma reinvestment rate than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for these periods. We assumed a tax rate of 39.94% for the year. This results in an after-tax yield of 1.65% for the year ended December 31, 2004.

         We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust per share historical or pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

         The pro forma table does not give effect to:

     o withdrawals from deposit accounts for the purpose of purchasing shares of common stock in the offering;

     o    our results of operations after the offering; or

     o    changes in the market price of the common stock after the offering.

         The following pro forma information may not represent the financial effects of the offering at the date on which the offering actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Colonial Bankshares, Inc. computed in accordance with accounting principles generally accepted in the United States of America. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock, and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Pro forma stockholders' equity does not give effect to the impact of tax bad debt reserves in the event we are liquidated.

                                                                      At or For the Year Ended December 31, 2004
                                                                      Based Upon the Sale at $10.00 Per Share of
                                                             -----------------------------------------------------------
                                                                                                              2,555,070
                                                               1,642,200      1,932,000       2,221,800       Shares at
                                                               Shares at      Shares at       Shares at       15% Above
                                                              Minimum of     Midpoint of      Maximum of      Maximum of
                                                               Estimated      Estimated       Estimated       Estimated
                                                               Offering        Offering        Offering        Offering
                                                                 Range          Range           Range          Range (1)
                                                             ------------   ------------   --------------   -------------
                                                                   (Dollars in Thousands, Except Per Share Amounts)
 Gross proceeds...........................................    $  16,422      $  19,320       $  22,218       $  25,551
 Expenses.................................................          798            824             851             881
                                                             ----------     ----------      ----------      ----------
    Estimated net proceeds................................       15,624         18,496          21,367          24,670
 Common stock acquired by employee stock ownership
  plan (2)................................................       (1,314)        (1,546)         (1,777)         (2,044)
 Common stock acquired by stock-based incentive plan (3)..         (700)          (823)           (947)         (1,089)
                                                             ----------     ----------      ----------      ----------
    Estimated net proceeds after adjustment for stock
    benefit plans.........................................    $  13,610      $  16,127       $  18,643       $  21,537
                                                              =========      =========       =========       =========
 For the year ended December 31, 2004
 Net income:
    Historical............................................    $   1,847      $   1,847       $   1,847       $   1,847
 Pro forma adjustments:
    Income on adjusted net proceeds.......................          225            266             308             356
    Employee stock ownership plan (2).....................          (39)           (46)            (53)            (61)
    Shares awarded under stock-based incentive plan (3)...          (84)           (99)           (114)           (131)
    Options granted under stock-based incentive plan (4)           (126)          (148)           (170)           (196)
                                                             ----------     ----------      ----------      ----------
      Pro forma net income................................    $   1,823      $   1,820       $   1,818       $   1,815
                                                              =========      =========       =========       =========
 Net Income per share:
    Historical............................................   $     0.54     $     0.46      $     0.40      $     0.35
 Pro forma adjustments:
    Income on net proceeds................................         0.06           0.06            0.06            0.06
    Employee stock ownership plan (2).....................        (0.01)         (0.01)          (0.01)          (0.01)
    Shares awarded under stock-based incentive plan (3)...        (0.02)         (0.02)          (0.02)          (0.02)
    Options granted under stock-based incentive plan (4)..        (0.04)         (0.04)          (0.04)          (0.04)
                                                            -----------    -----------     -----------     -----------
      Pro forma net income per share (2) (3)..............   $     0.53     $     0.45      $     0.39      $     0.34
                                                             ==========     ==========      ==========      ==========
 Offering price to pro forma net income per share.........        18.52x         22.22x          25.64x          29.41x
 Shares considered outstanding in calculating pro forma
    net income per share..................................    3,437,053      4,043,592       4,650,131       5,347,650
 At December 31, 2004
 Stockholders' equity:
    Historical............................................    $  16,848      $  16,848       $  16,848       $  16,848
    Estimated net proceeds................................       15,624         18,496          21,367          24,670
    Less: Capitalization of Colonial Bankshares, MHC......          (10)           (10)            (10)            (10)
          Common stock acquired by employee stock
            ownership plan (2)............................       (1,314)        (1,546)         (1,777)         (2,044)
          Shares of common stock awarded under
            stock-based incentive plan (3)................         (700)          (823)           (947)         (1,089)
                                                             ----------     ----------      ----------      ----------
        Pro forma stockholders' equity (5)................    $  30,448      $  32,965       $  35,481       $  38,375
                                                              =========      =========       =========       =========
 Stockholders' equity per share (6):
    Historical............................................  $      4.72    $      4.01     $      3.49     $      3.03
    Estimated net proceeds................................         4.38           4.41            4.43            4.45
    Less: Capitalization of Colonial Bankshares, MHC......         0.00           0.00            0.00            0.00
          Common stock acquired by employee stock
            ownership plan (2)............................        (0.37)         (0.37)          (0.37)          (0.37)
          Shares of common stock awarded under
            stock-based incentive plan (3)................        (0.20)         (0.20)          (0.20)          (0.20)
                                                            -----------    -----------     -----------     -----------
        Pro forma stockholders' equity per share (3) (5)..  $      8.53    $      7.85     $      7.35     $      6.91
                                                            ===========    ===========     ===========     ===========
 Offering price as percentage of pro forma
    stockholders' equity per share........................       117.23%        127.39%         136.05%         144.72%
 Shares considered outstanding in calculating offering
    price as a percentage of pro forma stockholders'
    equity per share......................................    3,570,000      4,200,000       4,830,000       5,554,500
 Minority ownership.......................................        46.00%         46.00%          46.00%          46.00%

                                             (Footnotes begin on following page)

(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) It is assumed that 8% of the shares sold in the offering will be purchased by the employee stock ownership plan. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the employee stock ownership plan from Colonial Bankshares, Inc. The amount to be borrowed is reflected as a reduction of stockholders' equity. Colonial Bank, FSB intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the principal and interest requirement of the debt. Colonial Bank, FSB's total annual payment of the employee stock ownership plan debt is based upon 20 equal annual installments of principal and interest. The pro forma net earnings information makes the following assumptions: (i) Colonial Bank, FSB's contribution to the employee stock ownership plan is equivalent to the debt service requirement for the period presented and was made at the end of the period; (ii) 6,569, 7,728, 8,887 and 10,220 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, (based upon a 20-year loan term) were committed to be released during the year ended December 31, 2004, at an average fair value equal to the price for which the shares are sold in the offering in accordance with Statement of Position ("SOP") 93-6; and (iii) only the employee stock ownership plan shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. If, following the completion of the offering and the application of the net proceeds as described under "How we Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares to be purchased by the employee stock ownership plan will be reduced to 7% of the shares sold in the offering.
(3) Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan acquires a number of shares of common stock equal to 1.96% of the shares issued in the offering, including shares issued to Colonial Bankshares, MHC, either through open market purchases or from authorized but unissued shares of common stock or treasury stock of Colonial Bankshares, Inc., if any. Funds used by the stock-based incentive plan to purchase the shares will be contributed to the plan by Colonial Bankshares, Inc. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the price for which the shares are sold in the offering, and that 20% of the amount contributed was an amortized expense (based upon a five-year vesting period) during the year ended December 31, 2004. There can be no assurance that the actual purchase price of the shares granted under the stock-based incentive plan will be equal to the $10.00 subscription price. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Colonial Bankshares, Inc., there will be a dilutive effect of approximately 1.9% (at the maximum of the offering range) on the ownership interest of stockholders. If, following the completion of the offering and the application of the net proceeds as described under "How we Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares of common stock to be awarded by the stock-based incentive plan will be reduced to 1.47% of the total shares issued in the offering.
(4) Gives effect to the stock-based incentive plan expected to be adopted following the offering. We have assumed that this plan grants options to acquire a number of shares of common stock equal to 4.90% of the shares issued in the offering, including shares issued to Colonial Bankshares, MHC, if any. In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $3.99 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (or the assumed portion relating to options granted to directors) resulted in a tax benefit using an assumed tax rate of 39.94%. The actual expense of the stock option plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock option plan will result in no additional shares under the treasury stock method for purposes of calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares to satisfy the exercise of options under the stock option plan are obtained from the issuance of authorized but unissued shares, our net income per share and stockholders' equity per share will decrease. If shares are acquired from authorized but unissued shares of common stock or from treasury shares of Colonial Bankshares, Inc., there will be a dilutive effect of approximately 4.7% (at the maximum of the offering range) on the ownership interest of stockholders.
(5) The retained earnings of Colonial Bank, FSB will continue to be substantially restricted after the offering. See "Supervision and Regulation--Federal Banking Regulation."

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         This discussion and analysis reflects Colonial Bankshares, Inc.'s financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited consolidated financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Colonial Bankshares, Inc. and Colonial Bank, FSB provided in this prospectus.

Overview

         Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash equivalents), and the interest paid on our interest-bearing liabilities, consisting primarily of savings accounts, NOW accounts, money market accounts, time deposits and borrowings. Our results of operations also are affected by our provisions for loan losses, non-interest income and non-interest expense. Non-interest income consists primarily of fees and service charges, income from bank-owned life insurance and miscellaneous other income. Non-interest expense consists primarily of salaries and employee benefits, occupancy and equipment, data processing, professional fees, advertising and other administrative expenses. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

         Net income increased $180,000, or 10.8%, to $1.8 million for the year ended December 31, 2004 from $1.7 million for the year ended December 31, 2003. Interest income increased $1.6 million, or 15.1%, to $12.4 million for the year ended December 31, 2004 from $10.7 million for the year ended December 31, 2003. The increase in interest income resulted from a $1.5 million increase in interest income on loans. Interest expense increased $387,000, or 9.0%, to $4.7 million for the year ended December 31, 2004 from $4.3 million for the year ended December 31, 2003. The increase resulted from increases in all categories of interest expense. Noninterest income was $902,000 for the year ended December 31, 2004 and $929,000 for the year ended December 31, 2003, while noninterest expense increased $858,000, or 17.5%, to $5.8 million for the year ended December 31, 2004 from $5.0 million for the year ended December 31, 2003.

         The following tables summarize the major components of the changes in our balance sheet and income statement from 2003 to 2004.

                                                 At December 31,
                                            -----------------------      Percent
                                                2004         2003        Change
                                                ----         ----        ------
                                                  (In thousands)
        Selected Financial Condition
        Data:
        Total assets....................   $   291,050    $ 243,871       19.3%
        Loans receivable, net...........       125,800       86,841       44.9%
        Deposits........................       259,407      223,569       16.0%
        Short-term borrowings...........        13,890        4,070      241.3%
        Stockholder's equity............        16,848       15,154       11.2%

                                            Year Ended December 31,
                                           ------------------------      Percent
                                                2004         2003        Change
                                                ----         ----        ------
                                                  (In thousands)
        Selected Operating Data:
        Interest income.................   $    12,351    $  10,734       15.1%
        Interest expense................         4,662        4,275        9.1%
                                           -----------    ---------
           Net interest income..........         7,689        6,459       19.0%
        Provision for loan losses.......           354          283       25.1%
                                           -----------    ---------
           Net interest income after
             provision for loan losses..         7,335        6,176       18.8%
        Noninterest income..............           902          929       (2.9%)
        Noninterest expense ............         5,824        4,955       17.5%
                                           -----------    ---------
        Income before income taxes......         2,413        2,150       12.2%
        Provision for income taxes......           566          483       17.2%
                                           -----------    ---------
           Net income...................   $     1,847    $   1,667       10.8%
                                           ===========    =========

Business Strategy

         Highlights of our business strategy are as follows:

          o Continuing to increase commercial real estate and commercial business lending. Historically, we have emphasized one- to four-family residential lending within our market area. While one- to four-family residential loans remain our predominant form of loans because of our expertise with this type of lending, in the past four years we have emphasized the origination of loans secured by commercial real estate and commercial business loans as a means of increasing our interest and fee income. We intend to continue this emphasis as market conditions, federal regulations and other factors permit. We have established a commercial lending staff with extensive commercial banking experience to facilitate this growth, and we intend to hire additional commercial lenders to support the continued growth of this portfolio.

          o Facilitating growth through de novo branching. We anticipate using part of the net proceeds of the stock offering to finance the expansion of our branch network. We have begun work on establishing a new administrative headquarters/full-service banking office in Vineland, New Jersey, which will expand our presence in Cumberland County, and establishing a new branch office in Buena, New Jersey, which will be our initial entry into Atlantic County. Our future efforts to expand will focus primarily on eliminating gaps in our market "footprint." We intend to establish one new branch office per year following the completion of the stock offering.

          o Expanding our retail banking franchise. We intend to continue the expansion of our retail banking franchise and to increase the number of households, businesses and municipalities we serve in our market area. Our strategy is to deliver exceptional customer service, which depends on up-to-date technology and convenient access, as well as courteous personal contact from a trained workforce. In recent years, in an effort to grow our banking franchise, we have enhanced our direct marketing efforts to local businesses and established a culture of "cross-selling" our products to existing customers. We intend to maintain this strategy, which will require ongoing investment in both technology and business development.

          o Maintaining the quality of our loan portfolio. Maintaining the quality of our loan portfolio is a key factor in managing our growth. We will continue to use customary risk management techniques, such as independent internal and external loan reviews, risk-focused portfolio credit analysis and field inspections of collateral in overseeing the performance of our loan portfolio.

Expected Increase in Noninterest Expense as a Result of the Conversion

         Following the completion of the offering, our noninterest expense is expected to increase because of the increased compensation expenses associated with the purchases of shares of common stock by our employee stock ownership plan and our adoption of a stock-based incentive plan, if approved by our stockholders.

         Assuming that 2,555,070 shares (15% above the maximum of the offering range) are sold in the offering:

          (i) the employee stock ownership plan will acquire 204,405 shares of common stock with a $2.0 million loan that is expected to be repaid over 20 years, resulting in an annual expense (pre-tax) of approximately $102,000 (assuming that the shares of common stock maintain a value of $10.00 per share);

          (ii) the stock-based incentive plan would grant options to purchase shares equal to 4.90% of the shares issued in the offering, including shares issued to Colonial Bankshares, MHC, or 272,170 shares, to eligible participants, and would result in compensation expense over the vesting period of the options. Assuming the market price of the shares of common stock is $10.00 per share; the options are granted with an exercise price of $10.00 per share and have a term of 10 years; the dividend yield on the stock is 0%; the expected option life is five years; the risk free interest rate is 4.37%; and the volatility rate on the common stock is 16.33%, the estimated grant-date fair value of the options utilizing a Black-Scholes option pricing analysis is $3.99 per option granted. Assuming this value is amortized over a five-year vesting period, the corresponding annual expense, pre-tax, associated with the stock-based incentive plan would be approximately $217,000 and

          (iii) the stock-based incentive plan would authorize awards of a number of shares of common stock equal to 1.96% of the shares issued in the offering, including shares issued to Colonial Bankshares, MHC, or 108,868 shares, to eligible participants, and would be expensed as the awards vest. Assuming all shares are awarded under the recognition and retention plan at a price of $10.00 per share, and that the awards vest over five years, the corresponding annual expense (pre-tax) associated with shares of common stock awarded under the stock-based incentive plan would be approximately $218,000.

         The actual expense that will be recorded for the employee stock ownership plan will be determined by the market value of the shares of common stock as they are released to employees over the term of the loan, and whether the loan is repaid faster than its contractual term. Accordingly, increases in the stock price above $10.00 per share will increase the total employee stock ownership plan expense, and accelerated repayment of the loan will increase the employee stock ownership plan expense for those periods in which accelerated or larger loan repayments are made. Further, the actual expense of the shares of common stock awarded under the stock-based incentive plan will be determined by the fair market value of the stock on the grant date, which might be greater than $10.00 per share. The actual expense of the options granted under the stock-based incentive plan will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used in the option pricing model ultimately adopted.

         Our noninterest expense is also expected to increase as a result of our complying with statutes, rules and regulations applicable to public companies. Among the expenses, we anticipate incurring additional accounting and legal fees paid in connection with required current, quarterly and annual reports, additional third-party fees paid for mandated corporate governance activities, as well as printing and mailing costs associated with holding meetings of stockholders.

Critical Accounting Policies

         Critical accounting policies are those that involve significant judgments and assumptions by management and that have, or could have, a material impact on our income or the carrying value of our assets. Our critical accounting policies are those related to our allowance for loan losses.

         Allowance for Loan Losses. The allowance for loan losses is calculated with the objective of maintaining an allowance sufficient to absorb estimated probable loan losses. Management's determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective, as it requires an estimate of the loss content for each risk rating and for each impaired loan, an estimate of the amounts and timing of expected future cash flows, and an estimate of the value of collateral.

         We have established a systematic method of periodically reviewing the credit quality of the loan portfolio in order to establish an allowance for losses on loans. The allowance for losses on loans is based on our current judgments about the credit quality of individual loans and segments of the loan portfolio. The allowance for losses on loans is established through a provision for loan losses based on our evaluation of the losses inherent in the loan portfolio, and considers all known internal and external factors that affect loan collectibility as of the reporting date. Our evaluation, which includes a review of all loans on which full collectibility may not be reasonably assured, considers among other matters, the estimated net realizable value or the fair value of the underlying collateral, economic conditions, historical loan loss experience, our knowledge of inherent losses in the portfolio that are probable and reasonably estimable and other factors that warrant recognition in providing an appropriate loan loss allowance. Management believes this is a critical accounting policy because this evaluation involves a high degree of complexity and requires us to make subjective judgments that often require assumptions or estimates about various matters. Historically, we believe our estimates and assumptions have proven to be relatively accurate. For example, over the past three years, our provision for loan losses as a percentage of average loans outstanding has ranged from 0.72% to 0.97%, while our net charge-offs as a percentage of average loans outstanding has ranged from 0.03% to 0.09%. Nevertheless, because a small number of non-performing loans could result in net charge-offs significantly in excess of the estimated losses inherent in our loan portfolio, you should not place undue reliance on the accuracy of past estimates.

         The analysis of the allowance for loan losses has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. We also analyze delinquency trends, which have remained stable, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general reserve. The principal assumption used in deriving the allowance for loan losses is the estimate of loss content for each risk rating. To illustrate, if recent loss experience dictated that the projected loss ratios would be changed by 10% (of the estimate) across all risk ratings, the allocated allowance as of December 31, 2004 would have changed by approximately $96,000. Actual loan losses may be significantly more than the allowances we have established, which could have a material negative effect on our financial results.

Average Balance Sheet

         The following table sets forth average balance sheets, average yields and costs, and certain other information for the periods indicated. Tax-equivalent yield adjustments have not been made for tax-exempt securities. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

                                 At                                 For the Years Ended December 31,
                              December  --------------------------------------------------------------------------------------------
                              31, 2004              2004                           2003                             2002
                              --------  ----------------------------   ----------------------------    -----------------------------
                                                  Interest                       Interest                         Interest
                               Yield/   Average    Income/    Yield/   Average    Income/    Yield/    Average     Income/    Yield/
                                Cost    Balance    Expense     Cost    Balance    Expense     Cost     Balance     Expense     Cost
                                ----    -------    -------     ----    -------    -------     ----     -------     -------     ----
                                                                          (Dollars in thousands)
Interest-earning assets:
Loans...................        5.63%  $ 105,074  $   5,969    5.68%  $  68,614 $   4,450    6.49%   $  57,940   $   4,306    7.43%
Securities
   Taxable..............        4.47%    125,262      5,115    4.08%    128,699     5,173    4.02%     135,990       6,333    4.66%
   Tax-exempt...........        4.11%     30,732      1,267    4.12%     26,150     1,111    4.25%      14,862         677    4.56%
                             -------   ---------  ---------  ------   --------- ---------  ------    ---------   ---------  ------
     Total interest-earning
       assets...........        4.48%    261,068     12,351    4.73%    223,463    10,734    4.80%     208,792      11,316    5.42%
Noninterest-earning assets                14,099                         11,996                         11,639
                                       ---------                      ---------                      ---------
   Total assets.........               $ 275,167                      $ 235,459                      $ 220,431
                                       =========                      =========                      =========
Interest-bearing liabilities:
Savings accounts........        1.31%  $  63,994        853    1.33%  $  60,864       927    1.52%   $  54,088       1,591    2.94%
NOW accounts............        0.75%     37,316        171    0.46%     34,214       218    0.64%      31,419         364    1.16%
Money market demand.....        1.70%     20,985        421    2.01%      8,956       112    1.25%       7,550         168    2.23%
Certificates of deposit.        3.19%    108,609      2,973    2.74%    100,199     2,926    2.92%     102,232       3,875    3.79%
                             -------   ---------  ---------  ------   --------- ---------  ------    ---------   ---------  ------
   Total interest-bearing
     deposits...........        2.04%    230,904      4,418    1.91%    204,233     4,183    2.05%     195,289       5,998    3.07%
Short-term borrowings...        2.12%     15,024        244    1.62%      7,636        92    1.20%       4,703         145    3.08%
                             -------   ---------  ---------  ------   --------- ---------  ------    ---------   ---------  ------
   Total interest-bearing
     liabilities........        1.71%    245,928      4,662    1.90%    211,869     4,275    2.02%     199,992       6,143    3.07%
Noninterest-bearing
   liabilities..........                  13,803                          9,396                          7,657
                                       ---------                      ---------                      ---------
     Total liabilities..                 259,731                        221,265                        207,649
Equity..................                  15,436                         14,194                         12,782
                                       ---------                      ---------                      ---------
   Total liabilities and
     equity.............               $ 275,167                      $ 235,459                      $ 220,431
                                       =========                      =========                      =========
Net interest income.....                          $   7,689                     $   6,459                        $   5,173
                                                  =========                     =========                        =========
Interest rate spread....                                       2.84%                         2.79%                            2.35%
Net interest-earning
assets..................               $  15,140                      $  11,594                      $   8,800
                                       =========                      =========                      =========
Net interest margin.....                                       2.95%                         2.89%                            2.48%
Average interest-earning
   assets to average
   interest-bearing
   liabilities..........                  106.15%                        105.47%                        104.40%

Comparison of Financial Condition at December 31, 2004 and 2003

         Total assets increased $47.6 million, or 19.5%, to $291.1 million at December 31, 2004, from $243.5 million at December 31, 2003. The increase was the result of increases in loans receivable and securities available-for-sale.

         Net loans receivable increased by $39.0 million, or 44.9%, to $125.8 million at December 31, 2004 from $86.8 million at December 31, 2003. One- to four-family residential real estate loans, which comprise nearly half of our loan portfolio, increased $21.8 million, or 63.1%, to $56.5 million at December 31, 2004 from $34.6 million at December 31, 2003, reflecting increased marketing efforts, including our hiring additional mortgage solicitors. Commercial real estate loans increased $10.7 million, or 80.2%, to $24.1 million at December 31, 2004 from $13.4 million at December 31, 2003. The increased commercial real estate loan balances reflected our continued emphasis on originating this type of loan, resulting from the expansion of our commercial lending staff in recent years.

         Securities available-for-sale increased $12.9 million, or 10.9%, to $131.2 million at December 31, 2004 from $118.2 million at December 31, 2003. The increase was the result of our investment in shorter-term mortgage backed securities and United States government agency securities in an effort to reduce our interest rate risk. The increase was partially offset by a $6.0 million, or 24.4% decrease in securities held-to-maturity, which resulted partially from our investing the proceeds of the liquidation of $1.9 million of held-to-maturity securities as permitted by Statement of Financial Accounting Standards 115, "Accounting for Certain Investments in Debt and Equity Securities" into securities available for sale.

         Deposits increased $35.8 million, or 16.0%, to $259.4 million at December 31, 2004 from $223.6 million at December 31, 2003. We experienced deposit growth in all of our branches, but the most significant growth was in our Vineland branch, which we established in 2000. The largest increase was in certificates of deposit, which increased $11.9 million, or 11.5%, to $114.9 million at December 31, 2004 from $103.0 million at December 31, 2003. In an effort to better match the maturities of our assets and liabilities, we have priced longer-term certificates of deposit at above-market rates in an effort to increase our balance of these deposits. Money market demand deposits and NOW accounts increased $10.7 million, or 95%, and $7.9 million, or 38.1%, respectively. We believe our customers are holding money in short-term deposit accounts in anticipation of future rises in market interest rates. In addition, we have tiered the pricing on money market demand deposits to attract business customers with larger account balances.

         Short-term borrowings increased $9.8 million to $13.9 million at December 31, 2004 from $4.1 million at December 31, 2003. To fund loan originations that exceeded our net increase in deposits, we increased borrowings instead of selling securities because we were able to obtain borrowings at favorable interest rates in the current market interest rate environment. All such borrowings had maturities of one year or less.

         Stockholder's equity increased $1.7 million, or 11.2%, to $16.8 million at December 31, 2004 from $15.2 million at December 31, 2003. The increase resulted from net income of $1.8 million during 2004, which was partially offset by a decrease in accumulated other comprehensive income.

Comparison of Operating Results for the Years Ended December 31, 2004 and December 31, 2003

         General. Net income increased $180,000, or 10.8%, to $1.8 million for the year ended December 31, 2004 from $1.7 million for the year ended December 31, 2003. An increase in interest income was partially offset by increases in interest expense and noninterest expense.

         Interest Income. Interest income increased $1.6 million, or 15.1%, to $12.4 million for the year ended December 31, 2004 from $10.7 million for the year ended December 31, 2003. The increase in interest income resulted from a $1.5 million increase in interest income on loans.

         Interest income on loans increased $1.5 million, or 34.1%, to $6.0 million for the year ended December 31, 2004 from $4.5 million for the year ended December 31, 2003. The average balance of loans increased $36.5 million, or 53.1%, to $105.1 million for the year ended December 31, 2004 from $68.6 million for the year ended December 31, 2003. The increase in average balance more than offset a decrease of 81 basis points in the average yield on loans, to 5.68% for the year ended December 31, 2004 from 6.49% for the year ended December 31, 2003, reflecting lower market interest rates. The increase in average balance of loans resulted primarily from increases in the average balances of one- to four-family residential mortgage loans and commercial real estate loans. The increase in average balance of one- to four-family residential loans reflected our increased marketing effort, including our hiring additional mortgage solicitors. The increase in average balance of commercial real estate loans reflected our continued emphasis on originating this type of loan, resulting from our expanding our commercial lending staff in recent years. We experienced decreases in average yield on all of our loan types, reflecting our originating loans in a lower market interest rate environment and our modifying existing fixed-rate loans to reduce the interest rates.

         Interest income on tax-exempt securities increased $156,000, or 14.0%, to $1.3 million for the year ended December 31, 2004 from $1.1 million for the year ended December 31, 2003, reflecting an increase in the average balance of tax-exempt securities. We increased our investment in tax-exempt securities as such securities offered a better fully tax-equivalent yield compared to other investments at the time of investment.

         Interest Expense. Interest expense increased $387,000, or 9.1%, to $4.7 million for the year ended December 31, 2004 from $4.3 million for the year ended December 31, 2003. The increase resulted from increases in all categories of interest expense.

         Interest expense on interest-bearing deposits increased by $235,000, or 5.6%, to $4.4 million for the year ended December 31, 2004 from $4.2 million for the year ended December 31, 2003. The increase in interest expense on interest-bearing deposits was due to a $26.7 million, or 13.1%, increase in the average balance of interest-bearing deposits to $230.9 million for the year ended December 31, 2004 from $204.2 million for the year ended December 31, 2003. The increase in the average balance offset a 14 basis point decrease in average rate paid on deposits to 1.91% from 2.05%. We experienced increases in the average balances of all categories of interest-bearing deposits, with the most significant increases occurring in money market demand deposits and certificates of deposit, which increased $12.0 million, or 134.3%, and $8.4 million, or 8.4%, respectively. In an effort to better match the maturities of our assets and liabilities, we have priced longer-term certificates of deposit at above-market rates in an effort to increase our balance of these deposits. We have tiered the pricing on money market demand deposits to attract business customers with larger account balances. As a result, the average cost of money market demand deposits increased 76 basis points to 2.01% for the year ended December 31, 2004 from 1.25% for the year ended December 31, 2003. The average cost of all other deposit accounts decreased for the year ended December 31, 2004.

         Interest expense on short-term borrowings increased $152,000 to $244,000 for the year ended December 31, 2004 from $92,000 for the year ended December 31, 2003. This increase was due to a $7.4 million, or 96.8%, increase in the average balance of borrowings, and a 42 basis point increase in the average cost of such borrowings to 1.62% for the year ended December 31, 2004 from 1.20% for the year ended December 31, 2003. To fund increased loan originations in 2004, we increased borrowings instead of selling securities because we were able to obtain borrowings at favorable interest rates in the current market interest rate environment. All such borrowings had maturities of one year or less.

         Net Interest Income. Because the increase in our interest income was greater than our increase in interest expense, net interest income increased by $1.2 million, or 19.0%, to $7.7 million for the year ended December 31, 2004 from $6.5 million for the year ended December 31, 2003. Our net interest margin increased six basis points to 2.95% for the year ended December 31, 2004 from 2.89% for the year ended December 31, 2003, and our net interest rate spread increased five basis points to 2.84% for the year ended December 31, 2004 from 2.79% for the year ended December 31, 2003.

         Provision for Loan Losses. We establish provisions for loan losses, which are charged to operations in order to maintain the allowance for loan losses at a level we consider necessary to absorb probable credit losses incurred in the loan portfolio. In determining the level of the allowance for loan losses, we consider past and current loss experience, evaluations of real estate collateral, current economic conditions, volume and type of lending, adverse situations that may affect a borrower's ability to repay a loan and the levels of nonperforming and other classified loans. The amount of the allowance is based on estimates and the ultimate losses may vary from such estimates as more information becomes available or later events change. We assess the allowance for loan losses on a quarterly basis and make provisions for loan losses in order to maintain the allowance.

         Based on our evaluation of the above factors, we recorded a provision for loan losses of $354,000 for the year ended December 31, 2004 and a provision for loan losses of $283,000 for the year ended December 31, 2003. The provisions recorded for the years ended December 31, 2004 and 2003 reflected net chargeoffs of $31,000 and $37,000 for the years ended December 31, 2004 and 2003, respectively. The allowance for loans losses was $990,000, or 0.77% of total loans at December 31, 2004, compared to $667,000, or 0.76% of total loans at December 31, 2003. The gross loan portfolio increased $39.4 million, or 44.9%, to $127.1 million at December 31, 2004 from $87.7 million at December 31, 2003. In the absence of other factors, our allowance for loan losses would increase as our loan portfolio increases, reflecting increased losses inherent in the portfolio. We had no impaired loans at December 31, 2004 or 2003. The allowance for loan losses represented 921.1% of nonperforming loans at December 31, 2004, and 596.9% of nonperforming loans at December 31, 2003. Nonperforming loans decreased by $5,000 to $107,000 at December 31, 2004 from $112,000 at December 31, 2003. We used the same general methodology in assessing the allowance for both years. To the best of our knowledge, we have recorded all losses that are both probable and reasonable to estimate for year.

         Noninterest Income. Noninterest income was $902,000 for the year ended December 31, 2004 and $929,000 for the year ended December 31, 2003. Gain on sale of investment securities, net, decreased $63,000, or 48.5%, to $67,000 for the year ended December 31, 2004, from $130,000 for the year ended December 31, 2003. We sold $41.2 million of securities in 2004 compared to $56.6 million of such sales in 2003. Fees and service charges, comprised primarily of fees on checking accounts, service charges for automated teller machine transactions and loan application fees, increased $51,000, or 7.7%, to $712,000 for the year ended December 31, 2004 from $661,000 for the year ended December 31, 2003, primarily due to deposit growth.

         Noninterest Expense. Noninterest expense increased $869,000, or 17.5%, to $5.8 million for the year ended December 31, 2004 from $5.0 million for the year ended December 31, 2003. All categories of noninterest expense increased in 2004 compared to 2003. Compensation and benefits expense increased $652,000, or 24.5%, to $3.3 million for the year ended December 31, 2004 from $2.7 million for the year ended December 31, 2003, reflecting normal salary increases and the expansion of our commercial lending department by hiring management-level employees and experienced commercial lenders.

         Income Tax Expense. The provision for income taxes was $566,000 for the year ended December 31, 2004 compared to $483,000 for the year ended December 31, 2003, reflecting effective tax rates of 23.4% and 22.5%, respectively. Our effective tax rate is below the combined state and federal statutory rate because of our investment in tax-exempt securities and bank-owned life insurance.

Rate/Volume Analysis

         The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately based on the changes due to rate and the changes due to volume.

                                       Years Ended December 31,                 Years Ended December 31,
                                            2004 vs. 2003                            2003 vs. 2002
                              -------------------------------------    --------------------------------------
                              Increase (Decrease) Due to               Increase (Decrease) Due to
                              --------------------------               --------------------------
                                 Volume         Rate           Net        Volume         Rate           Net
                                 ------         ----           ---        ------         ----           ---
                                                                (In thousands)
Interest-earning assets:
   Loans..................     $   1,986     $    (467)    $   1,519    $     470     $    (326)    $     144
   Securities
     Taxable..............          (135)           77           (58)        (327)         (833)       (1,160)
     Tax-exempt...........           184           (28)          156          477           (43)          434
                               ---------     ---------     ---------    ---------     ---------     ---------
       Total
         interest-earning
         assets...........         2,035          (418)        1,617          620        (1,202)         (582)
Interest-bearing liabilities:
   Savings accounts.......            52          (126)          (74)         232          (896)         (664)
   NOW accounts...........            22           (69)          (47)          36          (182)         (146)
   Money market demand....           213            96           309           40           (96)          (56)
   Certificates of deposit           175          (128)           47          (76)         (873)         (949)
                               ---------     ---------     ---------    ---------     ---------     ---------
     Total interest-bearing
       deposits...........           462          (227)          235          232        (2,047)       (1,815)
   Short-term borrowings..           113            39           152       (2,412)        2,359           (53)
                               ---------     ---------     ---------    ---------     ---------     ---------
     Total interest-bearing
       liabilities........           575          (188)          387       (2,180)          312        (1,868)
                               ---------     ---------     ---------    ---------     ---------     ---------
Net change in interest income  $   1,460     $    (230)    $   1,230    $   2,800     $  (1,514)    $   1,286
                               =========     =========     =========    =========     =========     =========

Management of Market Risk

         General. The majority of our assets and liabilities are monetary in nature. Consequently, our most significant form of market risk is interest rate risk. Our assets, consisting primarily of mortgage loans, have longer maturities than our liabilities, consisting primarily of deposits. As a result, a principal part of our business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, our Board of Directors has established an Asset/Liability Management Committee, consisting of senior management which is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the Board of Directors. The Asset/Liability Committee monitors the level of interest rate risk and our Board of Directors reviews our asset/liability policies and interest rate risk position.

         We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. During the low interest rate environment that has existed in recent years, we have implemented the following strategies to manage our interest rate risk:

          o increasing our origination of shorter-term loans, including commercial real estate loans and home equity loans;

          o    maintaining adjustable-rate and shorter-term investments; and

          o maintaining pricing strategies that encourage deposits in longer-term, certificates of deposits.

In addition, we have recently been approved as a qualified loan servicer for Fannie Mae, which will facilitate our sale of long-term, fixed-rate residential mortgage loans in the future. By following these strategies, we believe that we are better positioned to react to increases in market interest rates. However, investments in shorter-term assets generally bear lower yields than longer-term investments.

         Net Portfolio Value. In past years, many savings banks have measured interest rate sensitivity by computing the "gap" between the assets and liabilities which are expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the Office of Thrift Supervision. However, the Office of Thrift Supervision now requires the computation of amounts by which the net present value of an institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measuring the interest rate sensitivity of net portfolio value. Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current low level of market interest rates, we did not prepare a NPV calculation for an interest rate decrease of greater than 100 basis points. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the "Change in Interest Rates" column below.

         The table below, sets forth, as of December 31, 2004, the estimated changes in our net portfolio value that would result from the designated instantaneous changes in the United States Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

                                                               NPV as a Percentage of
                                                             Present Value of Assets (3)
                                      Estimated Increase    -----------------------------
Change in Interest                    (Decrease) in NPV                       Increase
   Rates (basis       Estimated       ------------------                     (Decrease)
    points) (1)        NPV (2)        Amount     Percent    NPV Ratio (4)  (basis points)
    -----------        -------        ------     -------    -------------  --------------
                       (Dollars in thousands)
        +300       $   15,321     $  (18,993)      (55)%        5.37%           (571)
        +200           21,938        (12,376)      (36)         7.47            (361)
        +100           28,410         (5,904)      (17)         9.41            (167)
          --           34,314             --        --         11.08              --
        -100           37,668          3,354       (10)        11.96              88

(1) Assumes an instantaneous uniform change in interest rates at all maturities.
(2) NPV is the discounted present value of expected cash flows from assets, liabilities and off-balance sheet contracts.
(3) Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)  NPV Ratio represents NPV divided by the present value of assets.

         The table above indicates that at December 31, 2004, in the event of a 100 basis point decrease in interest rates, we would experience a 10% increase in net portfolio value. In the event of a 200 basis point increase in interest rates, we would experience a 36% decrease in net portfolio value.

         Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

         Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, loan repayments and maturities and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         We regularly adjust our investments in liquid assets based upon our assessment of expected loan demand, expected deposit flows, yields available on interest-earning deposits and securities, and the objectives of our asset/liability management program. Excess liquid assets are invested generally in interest-earning deposits and short- and intermediate-term securities.

         Our most liquid assets are cash and cash equivalents. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At December 31, 2004, cash and cash equivalents totaled $5.3 million. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $131.6 million at December 31, 2004. In addition, at December 31, 2004, we had the ability to borrow approximately $25.7 million from the Federal Home Loan Bank of New York. On that date, we had $13.9 million in advances outstanding.

         At December 31, 2004, we had $11.1 million in loan commitments outstanding. In addition to commitments to originate loans, we had $5.1 million in unadvanced funds to borrowers and $807,000 of commitments issued under standby letters of credit. Certificates of deposit due within one year of December 31, 2004 totaled $50.3 million, or 19.4% of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and Federal Home Loan Bank advances. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2005. We believe, however, based on past experience, that a significant portion of our certificates of deposit will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

         We have no material commitments or demands that are likely to affect our liquidity other than set forth below. In the event loan demand were to increase at a pace greater than expected, or any unforeseen demand or commitment were to occur, we would access our borrowing capacity with the Federal Home Loan Bank of New York.

         Our primary investing activities are the origination of loans and the purchase of securities. In 2004, we originated $61.8 million of loans and purchased $69.0 million of securities. In 2003, we originated $47.5 million of loans and purchased $67.9 million of securities. We have not purchased or sold any loans in recent periods.

         Financing activities consist primarily of activity in deposit accounts and Federal Home Loan Bank advances. We experienced a net increase in total deposits of $35.8 million and $5.8 million for the years ended December 31, 2004 and 2003, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive.

         Federal Home Loan Bank advances reflected net increases of $9.8 million and $900,000 during the years ended December 31, 2004 and 2003, respectively. Federal Home Loan Bank advances have primarily been used to fund loan demand and purchase securities.

         Colonial Bank, FSB is subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2004, Colonial Bank, FSB exceeded all of the Office of Thrift Supervision regulatory capital requirements. Colonial Bank, FSB is considered "well capitalized" under regulatory guidelines. See "Regulation--Federal Banking Regulation--Capital Requirements" and Note 11 to the consolidated financial statements.

         The capital from the offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the offering are used for general corporate purposes, including the funding of lending activities. Our financial condition and results of operations will be enhanced by the capital from the offering, resulting in increased net interest-earning assets and net income. However, due to the increase in equity resulting from the capital raised in the offering, return on equity will be adversely impacted following the offering.

Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Shared-Based Payment." Statement No. 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement No. 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees," which was permitted under Statement No. 123, as originally issued. The revised Statement also requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. Adoption of this standard could materially impact the amount of compensation expense incurred for future financial statements reporting if we have a stock award program in place at the time the proposed statement becomes effective. As of December 31, 2004, we had not issued any stock options or other equity based compensation.

         In March 2004, the Securities and Exchange Commission released Staff Accounting Bulletin No. 105, "Application of Accounting Principles to Loan Commitments." Staff Accounting Bulletin 105 provides guidance about the measurements of loan commitments recognized at fair value under Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." Staff Accounting Bulletin 105 also requires companies to disclose their accounting policy for those loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. Staff Accounting Bulletin 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. We do not anticipate this standard will have a material effect on our financial condition or results of operations.

Impact of Inflation and Changing Prices

         The consolidated financial statements and related notes of Colonial Bankshares, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                      BUSINESS OF COLONIAL BANKSHARES, INC.

         Since being formed in January 2003, we have not engaged in any business other than holding the common stock of Colonial Bank, FSB. Upon completion of the offering, we will continue to own all of the issued and outstanding common stock of Colonial Bank, FSB. A portion of the net proceeds we retain will be used to make a loan to fund the purchase of our shares of common stock by the Colonial Bank, FSB employee stock ownership plan. We will contribute nearly all of the remaining net proceeds to Colonial Bank, FSB as additional capital. We intend to invest our capital as discussed in "How We Intend to Use the Proceeds from the Offering."

         Colonial Bankshares, Inc., as the holding company of Colonial Bank, FSB, is authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, including the acquisition of banking and financial services companies. We have no plans for any mergers or acquisitions, or other diversification of our activities at the present time. Following the offering, our cash flow will depend on earnings from the investment of the net proceeds from the offering that we retain, and any dividends received from Colonial Bank, FSB.

                         BUSINESS OF COLONIAL BANK, FSB

General

         Our principal business consists of attracting retail deposits from the general public in the areas surrounding our main office in Bridgeton, New Jersey and five branch offices in Cumberland and Gloucester Counties, New Jersey and investing those deposits, together with funds generated from operations, primarily in one- to four-family residential mortgage loans, home equity loans and lines of credit and commercial real estate loans and, to a lesser extent, construction loans, commercial loans and consumer loans, and we invest in investment securities. Our revenues are derived principally from interest on loans and securities. We also generate revenues from fees and service charges and other income. Our primary sources of funds are deposits, borrowings and principal and interest payments on loans and securities.

Market Area

         We primarily serve communities located in Cumberland and Gloucester Counties, New Jersey. Our primary lending and deposit gathering areas are concentrated in these counties.

         There are many manufacturing and service industry companies in Cumberland County, while Gloucester County is a community for people who work in the greater Philadelphia, Pennsylvania area. As of November 2004, unemployment rates in Cumberland and Gloucester Counties were 6.4% and 4.4%, respectively, compared to 4.2% for the State of New Jersey and the national average of 5.2%. The population of Cumberland and Gloucester Counties increased at annual growth rates of approximately 0.3% and 1.3%, respectively, between 2000 and 2004, compared to an annual growth rate of 1.0% for the United States as a whole during the same period.

Competition

         We face significant competition in both originating loans and attracting deposits. Cumberland and Gloucester Counties, New Jersey in which we operate, have a high concentration of financial institutions, many of which are significantly larger institutions and have greater financial resources than we, and many of which are our competitors to varying degrees. As of June 30, 2004, our market share of deposits represented 12.4% of deposits in Cumberland County, making us the third largest financial institution out of ten financial institutions in Cumberland County based upon deposit share as of that date. As of June 30, 2004, our market share of deposits represented 0.8% of deposits in Gloucester County, making us the 18th largest financial institution out of 28 financial institutions based on deposit share as of that date. Some of our competitors offer products and services that we currently do not offer, such as trust services and private banking. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from nondepository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies.

         We seek to meet this competition by emphasizing personalized banking, competitive pricing strategies and the advantage of local decision-making in our banking business. Specifically, we promote and maintain relationships and build customer loyalty within our market area by emphasizing decentralized regional management and by focusing our marketing and community involvement on the specific needs of local communities. In addition, we seek to meet competition for loans by offering our current and prospective borrowers preferred rates and terms on deposit products for new lending business. We do not rely on any individual, group, or entity for a material portion of our deposits.

Lending Activities

         General. We originate one- to four-family residential real estate loans, home equity loans and lines of credit, commercial real estate loans, commercial loans, construction loans, consumer loans and multi-family mortgage loans. At December 31, 2004, our gross loan portfolio totaled $127.1 million compared to $87.7 million at December 31, 2003. We have not sold any loans in recent periods and we had no loans held for sale at December 31, 2004.

         As of December 31, 2004, $56.5 million, or 44.4% of our total loan portfolio, consisted of one- to four-family residential mortgage loans, $25.8 million, or 20.3% of our total loan portfolio, consisted of commercial real estate loans, $31.9 million, or 25.1% of our total loan portfolio, consisted of home equity loans and lines of credit, $6.1 million, or 4.8% of our total loan portfolio, consisted of commercial loans, $2.3 million, or 1.8% of our total loan portfolio, consisted of construction loans, $2.8 million, or 2.2% of our total loan portfolio, consisted of consumer loans and $1.8 million, or 1.4% of our total loan portfolio, consisted of multi-family mortgage loans.

         One- to Four-Family Residential Real Estate Loans. We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate loans with maturities of up to 30 years and maximum loan amounts generally of up to $1.5 million, although we will originate loans in excess of this amount. This portfolio totaled $56.5 million, or 44.4% of our total loan portfolio at December 31, 2004.

         We currently offer fixed-rate conventional mortgage loans with terms of 10 to 30 years that are fully amortizing with monthly loan payments, and adjustable-rate conventional residential real estate loans with initial terms of one, three or five years that amortize up to 30 years, although in recent years, due to the current market interest rate environment, we have not originated any adjustable-rate residential real estate loans. One- to four-family residential real estate loans are generally underwritten according to Fannie Mae guidelines, and loans that conform to such guidelines are referred to as "conforming loans." We generally originate both fixed- and adjustable-rate loans in amounts up to the maximum conforming loan limits as established by Fannie Mae, which is currently $359,650 for single-family homes. Private mortgage insurance is required for first mortgage loans with loan-to-value ratios in excess of 80%. We also originate loans above conforming limits, referred to as "jumbo loans," although the significant majority of the loans we have originated have been within conforming loan limits.

         We currently offer several adjustable-rate loan products secured by residential properties with rates that are fixed for an initial period ranging from one year to five years. After the initial fixed-rate period, the interest rate on these loans resets based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one, three or five years, as published weekly by the Federal Reserve Board, subject to certain periodic and lifetime limitations on interest rate changes. Adjustable-rate residential real estate loans generally pose different credit risks than fixed-rate loans primarily because the underlying debt service payments of the borrowers rise as interest rates rise, thereby increasing the potential for default. At December 31, 2004, our adjustable-rate, one- to four-family residential real estate portfolio totaled $180,000.

         We require title insurance on all of our one- to four-family residential real estate loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. Nearly all residential real estate loans must have a mortgage escrow account from which disbursements are made for real estate taxes. We do not conduct environmental testing on residential real estate loans unless specific concerns for hazards are determined by the appraiser utilized in connection with the loan.

         Home Equity Loans and Lines of Credit. In addition to traditional one- to four-family residential real estate loans, we offer home equity loans and home equity lines of credit that are secured by the borrower's primary residence. At December 31, 2004, the outstanding balances of home equity loans totaled $28.0 million, or 22.1% of our total loan portfolio, and the outstanding balance of home equity lines of credit totaled $3.9 million, or 3.0% of our total loan portfolio. The borrower is permitted to draw on a home equity line of credit at any time after it is originated and may repay the outstanding balance over a term not to exceed 15 years from the date of the borrower's last draw on the home equity line of credit. We review each performing line of credit every six years to determine whether to maintain the unused portion of the line of credit to the borrower. Our home equity loans are generally originated as mortgages with balloon maturities of five years. Home equity loans and lines of credit are generally underwritten with the same criteria that we use to underwrite fixed-rate, one- to four-family residential mortgage loans. We underwrite home equity loans and lines of credit with a loan-to-value ratio of 80% when combined with the principal balance of the existing mortgage loan. We appraise the property securing the loan at the time of the loan application in order to determine the value of the property securing the home equity loan or line of credit. At the time we close a home equity loan or line of credit, we file a mortgage to perfect our security interest in the underlying collateral.

         Commercial Real Estate Lending. We also originate real estate loans secured by first liens on commercial real estate. The commercial real estate properties are predominantly professional offices, manufacturing and retail facilities and shopping centers and, to a lesser extent, more specialized properties such as nursing homes and other healthcare facilities. We only purchase commercial real estate loan participations through the Thrift Institution Community Investment Council, which originates loans for Community Reinvestment Act purposes. However, we will consider additional types of participation loans in the future. We emphasize commercial real estate loans with initial principal balances between $100,000 and $2.0 million. Loans secured by commercial real estate totaled $25.8 million, or 20.3%, of our total loan portfolio at December 31, 2004, and consisted of 110 loans outstanding with an average loan balance of approximately $219,000, although we have originated loans with balances substantially greater than this average. Substantially all of our commercial real estate loans are secured by properties located in our primary market area.

         Our commercial real estate loans are generally written as mortgages with balloon maturities of five or seven years. Amortization on these loans is typically based on 10- to 15-year payout schedules, although we originate commercial real estate loans that amortize over 20 years. We also originate some 15-year, fixed-rate, fully amortizing loans. We establish margins for commercial real estate loans based upon our cost of funds, but we also consider rates offered by our competitors in our market area.

         In the underwriting of commercial real estate loans, we generally lend up to 80% of the property's appraised value. We base our decisions to lend on the economic viability of the property and the creditworthiness of the borrower. In evaluating a proposed commercial real estate loan, we emphasize the ratio of the property's projected net cash flow to the loan's debt service requirement (generally requiring a minimum ratio of 120%), computed after deduction for a vacancy factor and property expenses we deem appropriate. Personal guarantees are usually obtained from commercial real estate borrowers. We require title insurance insuring the priority of our lien, fire and extended coverage casualty insurance, and, if appropriate, flood insurance, in order to protect our security interest in the underlying property.

         Commercial real estate loans generally carry higher interest rates and have shorter terms than those on one- to four-family residential mortgage loans. Commercial real estate loans, however, entail significant additional credit risks compared to one- to four-family residential mortgage loans, as they typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment of loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy.

         Commercial Loans. We make various types of secured and unsecured commercial loans to customers in our market area for the purpose of expansion, working capital and other general business purposes. The terms of these loans generally range from less than one year to five years. The loans are either negotiated on a fixed-rate basis or carry adjustable interest rates indexed to a lending rate that is determined internally, or a short-term market rate index, although the significant majority of our commercial loans are fixed-rate loans. At December 31, 2004, we had 121 commercial loans outstanding with an aggregate balance of $6.1 million, or 4.8% of the total loan portfolio. These totals include 20 unsecured commercial loans with an aggregate outstanding balance of $168,000. As of December 31, 2004, the average commercial loan balance (secured and unsecured loans) was approximately $50,000, although we have originated loans with balances substantially greater than this average.

         Commercial credit decisions are based upon our credit assessment of the loan applicant. We determine the applicant's ability to repay in accordance with the proposed terms of the loans and we assess the risks involved. An evaluation is made of the applicant to determine character and capacity to manage. We usually obtain personal guarantees of the principals. In addition to evaluating the loan applicant's financial statements, we consider the adequacy of the primary and secondary sources of repayment for the loan. We supplement our analysis of the applicant's creditworthiness with credit agency reports of the applicant's credit history. We may also check with other banks and conduct trade investigations. Collateral supporting a secured transaction also is analyzed to determine its marketability. Commercial business loans generally have higher interest rates than residential loans of like duration because they have a higher risk of default since their repayment generally depends on the successful operation of the borrower's business and the sufficiency of any collateral. Our pricing of commercial loans is based primarily on the credit risk of the borrower, with due consideration given to borrowers with appropriate deposit relationships.

         Construction Loans. We originate construction loans to individuals and builders in our market area. These loans totaled $2.3 million, or 1.8% of our total loan portfolio at December 31, 2004. These loans are often originated in conjunction with development loans. In the case of residential subdivisions, these loans finance the cost of completing homes on the improved property. Advances on construction loans are made in accordance with a schedule reflecting the cost of construction, but are generally limited to 80% of actual construction costs and, as required by applicable regulations, a 75% loan to completed appraised value ratio. Repayment of construction loans on residential subdivisions is normally expected from the sale of units to individual purchasers.

         Construction lending exposes us to greater credit risk than permanent mortgage financing. The repayment of construction loans may depend upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

         Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated. We held no loans for sale as of the dates presented in the table below.

                                                               At December 31,
                              ---------------------------------------------------------------------------------
                                    2004                 2003                 2002                 2001            At March 31, 2001
                              -----------------    -----------------    -----------------    ------------------   ------------------
                              Amount    Percent    Amount    Percent    Amount    Percent    Amount     Percent   Amount     Percent
                              ------    -------    ------    -------    ------    -------    ------     -------   ------     -------
                                                                            (Dollars in thousands)
Real Estate loans:
   One-to four-family
     residential.........   $  56,478     44.4%  $  34,641     39.5%  $  25,739     42.8%  $  26,670      49.2%  $ 25,420      52.3%
   Home equity loans and
     lines of credit.....      31,883     25.1      28,452     32.4      19,407     32.3      17,936      33.1     16,813      34.6
   Multi-family..........       1,825      1.4         167      0.2         170      0.3         173       0.3        175       0.4
   Commercial............      25,786     20.3      13,396     15.3       7,277     12.1       4,068       7.5      2,324       4.8
   Construction..........       2,265      1.8       1,934      2.2       1,017      1.7       1,321       2.4        417       0.9
Commercial...............       6,055      4.8       6,627      7.6       3,650      6.1         883       1.6         27       0.1
Consumer and other.......       2,824      2.2       2,499      2.8       2,872      4.7       3,141       5.9      3,388       6.9
                            ---------  -------   ---------  -------   ---------  -------   ---------   -------   --------   -------
Total loans receivable...   $ 127,116    100.0%  $  87,716    100.0%  $  60,132    100.0%  $  54,192     100.0%  $ 48,564     100.0%
                                       =======              =======              =======               =======              =======
Deferred loan costs (fees)       (326)                (208)                (188)                (201)                (187)
Allowance for loan losses        (990)                (667)                (421)                (259)                (193)
                            ---------            ---------            ---------            ---------             --------
Total loans receivable, net $ 125,800            $  86,841            $  59,523            $  53,732             $ 48,184
                            =========            =========            =========            =========             ========

         Loan Portfolio Maturities and Yields. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2004. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less.

                              One-to Four-Family       Home equity loans and
                                  Residential             lines of credit           Multi-Family       Commercial Real Estate
                              ---------------------    ---------------------   --------------------    ----------------------
                                           Weighted                Weighted                Weighted                 Weighted
                                           Average                 Average                 Average                  Average
                              Amount         Rate      Amount        Rate      Amount        Rate       Amount        Rate
                              ------         ----      ------        ----      ------        ----       ------        ----
                                                                  (Dollars in thousands)
Due During the Years
Ending December 31,
2005...................     $     353        6.46%   $   3,963       5.06%   $      --         --%    $   3,744       5.85%
2006...................            62        5.98%         519       6.30%          --         --         1,895       7.09%
2007...................           443        5.07%       1,451       5.91%          --         --         3,124       6.49%
2008 to 2009...........         1,147        5.89%      12,933       4.86%         130        7.36%      12,730       5.68%
2010 to 2014...........         3,348        5.54%       4,994       6.38%          33        7.97%       3,379       5.50%
2015 to 2019...........        16,422        5.05%       7,159       6.39%          --         --           476       7.48%
2019 and beyond........        34,703        5.52%         864       5.32%       1,662        6.52%         438       6.37%
                            ---------                ---------               ---------                ---------
         Total.........     $  56,478        5.39%   $  31,883       5.55%   $   1,825        6.61%   $  25,786       5.93%
                            =========                =========               =========                =========

                                   Construction             Commercial          Consumer and Other             Total
                               --------------------    --------------------    --------------------     --------------------
                                           Weighted                Weighted                Weighted                 Weighted
                                           Average                 Average                 Average                  Average
                               Amount        Rate      Amount        Rate      Amount        Rate       Amount        Rate
                               ------        ----      ------        ----      ------        ----       ------        ----
                                                                  (Dollars in thousands)
Due During the Years
Ending December 31,
2005...................      $   2,265       5.43%   $     297       5.06%   $     868        5.78%   $  11,490       5.50%
2006...................             --        --           223       5.79%         290        1.00%       2,989       7.21%
2007...................             --        --         1,410       6.07%         642       10.03%       7,070       6.52%
2008 to 2009...........             --        --         3,308       5.69%         766        7.19%      31,014       5.39%
2010 to 2014...........             --        --           817       4.96%         278        6.84%      12,828       5.85%
2015 to 2019...........             --        --            --         --%          --          --%      25,719       5.56%
2019 and beyond........             --        --            --         --%          --          --%      36,005       5.52%
                             ---------               ---------               ---------                ---------
         Total.........      $   2,265       5.43%   $   6,055       5.68%   $   2,824        7.76%   $ 127,116       5.63%
                             =========               =========               =========                =========

         The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2004 that are contractually due after December 31, 2005.

                                          Due After December 31, 2005
                                     ---------------------------------------
                                        Fixed       Adjustable       Total
                                        -----       ----------       -----
                                                  (In thousands)
        Real estate loans:
           One-to four-family
             residential.......      $    55,945   $      180    $    56,125
           Home equity loans and
             lines of credit...           24,048        3,872         27,920
           Multi-family........            1,825           --          1,825
           Commercial..........           20,055        1,487         22,042
           Construction........               --           --             --
        Commercial.............            5,590          168          5,758
        Consumer and other.....            1,804          152          1,956
                                     -----------   ----------    -----------
                 Total loans...      $   109,767   $    5,859    $   115,626
                                     ===========   ==========    ===========

         Loan Originations, Purchases, Sales and Servicing. While we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders competing in our market area. Loan originations are derived from a number of sources, including branch office personnel, existing customers, borrowers, builders, attorneys, accountants and other professionals, real estate broker referrals and walk-in customers.

         Our loan origination activity may be adversely affected by a rising interest rate environment that typically results in decreased loan demand, while declining interest rates may stimulate increased loan demand. Accordingly, the volume of loan originations, the mix of fixed and adjustable-rate loans, and the profitability of this activity can vary from period to period. One- to four-family residential mortgage loans are generally underwritten to current Fannie Mae seller/servicer guidelines, and closed on documents that conform to Fannie Mae guidelines. We have not sold any loans in recent years, but we intend to do so in the future. We expect that any such sales will be conducted using standard Fannie Mae purchase contracts and master commitments as applicable. We have not purchased any loans in recent periods.

         We have recently been approved as a qualified loan servicer for Fannie Mae. We intend to sell conforming loans in the future, and we expect to retain the servicing rights for substantially all conforming loans sold, and to continue to collect payments on the loans, maintain tax escrows and applicable fire and flood insurance coverage, and supervise foreclosure proceedings if necessary. We would retain a portion of the interest paid by the borrower on the loans as consideration for our servicing activities.

         Loan Approval Authority and Underwriting. Our Board of Directors grants lending authority to our Management Loan Committee and individual executive officers and loan officers. Our lending activities are subject to written policies established by the Board. These policies are reviewed periodically.

         The Management Loan Committee may approve loans in accordance with applicable loan policies, including our policy governing loans to one borrower. This policy places limits on the aggregate dollar amount of credit that may be extended to any one borrower and related entities. The Management Loan Committee may approve real estate loans in amounts up to $300,000, and other loans in amounts up to $100,000. Our practices generally provide for a maximum loan-to-one-borrower limit of $1.5 million, although we have originated loans in excess of this limit.

         In connection with our residential and commercial real estate loans, we generally require property appraisals to be performed by independent appraisers who are approved by the Board. Appraisals are then reviewed by the appropriate loan underwriting areas. Under certain conditions, we may not require appraisals for loans under $250,000, but we obtain appraisals in many of these cases. We also require title insurance, hazard insurance and, if indicated, flood insurance on property securing mortgage loans.

         Loan Origination Fees and Costs. In addition to interest earned on loans, we also receive loan origination fees. Such fees vary with the volume and type of loans and commitments made, and competitive conditions in the mortgage markets, which in turn respond to the demand and availability of money. We defer loan origination fees and costs and amortize such amounts as an adjustment to yield over the term of the loan by use of the level-yield method. Deferred loan origination fees (net of deferred costs) were $326,000 at December 31, 2004.

         Loans to One Borrower. At December 31, 2004, our five largest aggregate amounts loaned to any one borrower and related interests (including any unused lines of credit) totaled $2.1 million, $1.9 million, $1.8 million, $1.5 million and $1.5 million. These loans are all secured loans. Under federal banking regulations, at December 31, 2004 our maximum loan-to-one-borrower limit was $2.6 million, although our practices generally provide for a maximum loan-to-one-borrower limit of $1.5 million. See "Supervision and Regulation--Federal Banking Regulation--Loans to One Borrower" for a discussion of applicable regulatory limitations.

Delinquent Loans, Other Real Estate Owned and Classified Assets

         Collection Procedures. We send a computer-generated late notice on the tenth day after the payment due date on a loan, which requests the payment due plus any late charge that is assessed. When a loan exceeds 15 days delinquency, we contact a borrower by telephone to determine the reason for delinquency and arrange for payment, and accounts are monitored electronically for receipt of payments. If payments are not received within 30 days of the original due date, a letter demanding payment of all arrearages is sent and contact efforts are continued. If payment is not received within 60 days of the due date, we generally accelerate loans and demand payment in full. Failure to pay within 90 days of the original due date generally results in legal action, notwithstanding ongoing collection efforts. Unsecured consumer loans are generally charged-off after 120 days. For commercial loans, procedures with respect to demand letters and legal action may vary depending upon individual circumstances.

         Loans Past Due and Nonperforming Assets. Loans are reviewed on a regular basis, and generally are placed on nonaccrual status when either principal or interest is 90 days or more past due. In addition, we place loans on nonaccrual status when we believe that there is sufficient reason to question the borrower's ability to continue to meet contractual principal or interest payment obligations. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is reversed from interest income. Interest payments received on nonaccrual loans are not recognized as income unless warranted based on the borrower's financial condition and payment record. At December 31, 2004, we had no nonaccrual loans.

         Real estate acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold. We have had no real estate owned in recent periods. When real estate is acquired through foreclosure or by deed in lieu of foreclosure, it is recorded at its fair value, less estimated costs of disposal. If the fair value of the property is less than the loan balance, the difference is charged against the allowance for loan losses.

         The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated. Loans delinquent for 90 days or more are generally classified as nonaccrual loans

                                                   Loans Delinquent For
                                     ----------------------------------------------
                                          60-89 Days              90 Days and Over                 Total
                                     --------------------        -------------------       ---------------------
                                     Number        Amount        Number       Amount       Number         Amount
                                     ------        ------        ------       ------       ------         ------
                                                                (Dollars in thousands)
At December 31, 2004
  Real estate loans:
     One-to four-family
       residential..............            2    $       25             1    $       22             3    $       47
     Home equity loans and lines
       of credit................            5           129             2            60             7           189
     Multi-family...............           --            --            --            --            --            --
     Commercial.................           --            --            --            --            --            --
     Construction...............           --            --            --            --            --            --
   Commercial...................           --            --            --            --            --            --
   Consumer and other...........            9            32             2            25            11            57
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total......................           16    $      186             5    $      107            21    $      293
                                   ==========    ==========    ==========    ==========    ==========    ==========

At December 31, 2003
  Real estate loans:
     One-to four-family
       residential..............            3    $      944             2    $       95             5    $    1,039
     Home equity loans and lines
       of credit................            2            63            --            --             2            63
     Multi-family...............           --            --            --            --            --            --
     Commercial.................           --            --            --            --            --            --
     Construction...............           --            --            --            --            --            --
   Commercial...................           --            --            --            --            --            --
   Consumer and other...........           --            --             2            17             2            17
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total......................            5    $    1,007             4    $      112             9    $    1,119
                                   ==========    ==========    ==========    ==========    ==========    ==========

At December 31, 2002
  Real estate loans:
     One-to four-family
       residential..............            2    $      143            --    $       --             2    $      143
     Home equity loans and lines
       of credit................            2            75             1            57             3           132
     Multi-family...............           --            --            --            --            --            --
     Commercial.................           --            --            --            --            --            --
     Construction...............           --            --            --            --            --            --
   Commercial...................           --            --            --            --            --            --
   Consumer and other...........            4            29             6            27            10            56
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total......................            8    $      247             7    $       84            15    $      331
                                   ==========    ==========    ==========    ==========    ==========    ==========

         Nonperforming Assets. The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

                                                                    At December 31,
                                                ----------------------------------------------------- At March
                                                    2004         2003         2002         2001       31, 2001
                                                    ----         ----         ----         ----       --------
                                                                 (Dollars in thousands)
     Non-accrual loans:
        Real estate loans:
          One-to four-family residential...      $      --    $      95     $      --    $      --    $      --
          Home equity loans and lines of
            credit.........................             --           --            --           --           --
          Multi-family.....................             --           --            --           --           --
          Commercial.......................             --           --            --           --           --
          Construction.....................             --           --            --           --           --
        Commercial.........................             --           --            --           --           --
        Consumer and other.................             --           --            --           --           --
                                                 ---------    ---------     ---------    ---------    ---------
          Total ...........................      $      --    $      95     $      --    $      --    $      --
                                                 ---------    ---------     ---------    ---------    ---------
     Accruing loans 90 days or more past due:
        Real estate loans:
          One-to four-family residential...      $      22    $      --     $      --    $      70    $      12
          Home equity loans and lines of
            credit.........................             60           --            57           --           --
          Multi-family.....................             --           --            --           --           --
          Commercial.......................             --           --            --           --           --
          Construction.....................             --           --            --           --           --
        Commercial.........................             --           --            --           --           --
        Consumer and other.................             25           17            27           --           25
                                                 ---------    ---------     ---------    ---------    ---------
          Total loans 90 days or more
            past due.......................      $     107    $      17     $      84    $      70    $      37
                                                 ---------    ---------     ---------    ---------    ---------
          Total non-performing loans.......      $     107    $     112     $      84    $      70    $      37
                                                 ---------    ---------     ---------    ---------    ---------
     Foreclosed real estate................      $      --    $      --     $      --    $      --    $      --
     Other non-performing assets...........             --           --            --           --           --
                                                 ---------    ---------     ---------    ---------    ---------
     Total non-performing assets...........      $     107    $     112     $      84    $      70    $      37
                                                 =========    =========     =========    =========    =========
     Ratios:
        Total non-performing loans to total
        loans..............................           0.08%        0.12%         0.14%        0.13%        0.07%
        Total non-performing loans to total
        assets.............................           0.03         0.04          0.03         0.13         0.02
        Total non-performing assets to total
        assets.............................           0.03         0.04          0.03         0.03         0.02


         The amount of the allowance for loan losses allocated to the $107,000 of non-performing loans at December 31, 2004, noted above, was $7,000. We have calculated this amount by applying our allowance for loan losses methodology to each of the respective loan categories. This amount represents general allowances.

         Classification of Assets. Our policies, consistent with regulatory guidelines, provide for the classification of loans and other assets that are considered to be of lesser quality as substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve our close attention, are required to be designated as special mention. As of December 31, 2004, we had $1.1 million of assets designated as special mention.

         When we classify assets as either substandard or doubtful, we allocate a portion of the related general loss allowances to such assets as we deem prudent. The allowance for loan losses represents amounts that have been established to recognize losses inherent in the loan portfolio that are both probable and reasonably estimable at the date of the financial statements. When we classify problem assets as loss, we charge-off such amount. Our determination as to the classification of our assets and the amount of our loss allowances are subject to review by our regulatory agencies, which can require that we establish additional loss allowances. We regularly review our asset portfolio to determine whether any assets require classification in accordance with applicable regulations. On the basis of our review of our assets at December 31, 2004, classified assets consisted of special mention assets of $1.1 million, substandard assets of $22,000, doubtful assets of $5,000 and no loans classified as loss assets. The classified assets total includes $107,000 of nonperforming loans.

         Allowance for Loan Losses. We provide for loan losses based on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to income based on various factors which, in our judgment, deserve current recognition in estimating probable losses. We regularly review the loan portfolio and make provisions for loan losses in order to maintain the allowance for loan losses in accordance with accounting principles generally accepted in the United States of America. The allowance for loan losses consists of three components:

     (1) specific reserves established for any impaired commercial real estate, commercial, construction and multi-family mortgage loans for which the recorded investment in the loan exceeds the measured value of the loan;

     (2) allowances for loan losses for each loan type based on historical loan loss experience; and

     (3) adjustments to historical loss experience (general reserves), maintained to cover uncertainties that affect our estimate of probable losses for each loan type.

         The adjustments to historical loss experience are based on our evaluation of several factors, including:

     o    levels of, and trends in, charge-offs and recoveries;

     o    national and local economic trends and conditions.

     o trends in volume and terms of loans, including any credit concentrations in the loan portfolio;

     o experience, ability, and depth of lending management and other relevant staff.

         We evaluate the allowance for loan losses based upon the combined total of the specific, historical loss and general components. Generally when the loan portfolio increases, absent other factors, the allowance for loan loss methodology results in a higher dollar amount of estimated probable losses than would be the case without the increase. Generally when the loan portfolio decreases, absent other factors, the allowance for loan loss methodology results in a lower dollar amount of estimated probable losses than would be the case without the decrease.

         We consider commercial loans, commercial real estate loans and construction loans to be riskier than one-to four-family residential mortgage loans. Commercial loans involve a higher risk of default than residential loans of like duration since their repayment generally depends on the successful operation of the borrower's business and the sufficiency of collateral, if any. Commercial real estate loans also have greater credit risks compared to one- to four-family residential mortgage loans, as they typically involve large loan balances concentrated with single borrowers or groups of related borrowers. In addition, the payment experience on loans secured by income-producing properties typically depends on the successful operation of the related real estate project and thus may be subject to a greater extent to adverse conditions in the real estate market and in the general economy. Construction loans have greater credit risk than permanent mortgage financing. The repayment of these loans depends upon the sale of the property to third parties or the availability of permanent financing upon completion of all improvements. In the event we make an acquisition loan on property that is not yet approved for the planned development, there is the risk that approvals will not be granted or will be delayed. These events may adversely affect the borrower and the collateral value of the property. Construction loans also expose us to the risk that improvements will not be completed on time in accordance with specifications and projected costs. In addition, the ultimate sale or rental of the property may not occur as anticipated.

         We periodically evaluate the carrying value of loans and the allowance is adjusted accordingly. While we use the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the information used in making the evaluations. In addition, as an integral part of their examination process, our regulatory agencies periodically review the allowance for loan losses. Such agencies may require us to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

         The following table sets forth activity in our allowance for loan losses for the periods indicated.

                                                                             At or for
                                                                              the Nine    At or for
                                                                               Months      the Year
                                     At or For the Years Ended December 31,     Ended        Ended
                                     --------------------------------------   December     March 31,
                                        2004         2003         2002        31, 2001       2001
                                        ----         ----         ----        --------       ----
                                                         (Dollars in thousands)
Balance at beginning of period..     $    667     $    421     $    259      $    193     $    172
Charge-offs:
   Real estate loans:
     One-to four-family
       residential..............           (4)          (2)          --            --          (44)
     Home equity loans and lines
       of credit................           --           --           (4)           --           --
     Multi-family...............           --           --           --            --           --
     Commercial.................           --           --           --            --           --
     Construction...............           --           --           --            --           --
   Commercial...................           --           --           --            --          (20)
   Consumer and other...........          (38)         (47)         (60)          (55)         (26)
                                     --------     --------     --------      --------     --------
     Total charge-offs..........          (42)         (49)         (64)          (55)         (90)
Recoveries:
   Real estate loans:
     One-to four-family
       residential..............           --           --           --            --           --
     Home equity loans and lines
       of credit................           --           --           --            --           --
     Multi-family...............           --           --           --            --           --
     Commercial.................           --           --           --            --           --
     Construction...............           --           --           --            --           --
   Commercial...................           --           --           --            --           --
   Consumer and other...........           11           12            8            14            7
                                     --------     --------     --------      --------     --------
     Total recoveries...........           11           12            8            14            7
                                     --------     --------     --------      --------     --------
Net charge-offs.................          (31)         (35)         (56)          (41)         (83)
Provision for loan losses.......          354          283          218           107          104
                                     --------     --------     --------      --------     --------
Balance at end of year..........     $    990     $    667     $    421      $    259     $    193
                                     ========     ========     ========      ========     ========
Ratios:
Net charge-offs to average
   loans outstanding............        (0.03)%      (0.05)%      (0.10)%       (0.11)%      (0.18)%
Allowance for loan losses to
   non-performing loans at end of
   period.......................       921.05%      596.92%      500.39%       370.00%      521.62%
Allowance for loan losses to
   total loans at end of
   period.......................         0.77%        0.76%        0.71%         0.48%        0.40%

         Allocation of Allowance for Loan Losses. The following tables set forth the allowance for loan losses allocated by loan category, the percent of the allowance to the total allowance and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

                                                                        At December 31,
                            --------------------------------------------------------------------------------------------------------
                                          2004                                2003                                2002
                            --------------------------------    --------------------------------    --------------------------------
                                    Percent of    Percent of            Percent of    Percent of            Percent of    Percent of
                                   Allowance to    Loans in            Allowance to    Loans in            Allowance to    Loans in
                                       Total     Category to               Total     Category to               Total     Category to
                            Amount   Allowance   Total Loans    Amount   Allowance   Total Loans    Amount   Allowance   Total Loans
                            ------   ---------   -----------    ------   ---------   -----------    ------   ---------   -----------
                                                                                 (Dollars in thousands)
Real estate loans:
  One-to four-family
    residential.......    $    146       15.2%       44.4%    $    159       23.8%       39.5%    $     69       16.4%       42.8%
  Home equity loans
    and lines of
    credit............          80        8.3        25.1          127       19.0        32.4           76       18.1        32.3
  Multi-family........          --         --         1.4           --         --         0.2           --         --         0.3
  Commercial..........         518       54.0        20.3          321       48.1        15.3          228       54.2        12.1
  Construction........          --         --         1.8           --         --         2.2           --         --         1.7
Commercial............         156       14.0         4.8           --         --         7.6           --         --         6.1
Consumer and other....          90        8.5         2.2           60        9.1         2.8           48       11.4         4.7
                          --------    -------     -------     --------    -------     -------     --------    -------     -------
Total allowance for
  loan losses.........    $    990      100.0%      100.0%    $    667      100.0%      100.0%    $    421      100.0%      100.0%
                          ========    =======     =======     ========    =======     =======     ========    =======     =======

                                          At December 31,                                At March 31,
                         ---------------------------------------------- ---------------------------------------------
                                                2001                                         2001
                         ---------------------------------------------- ---------------------------------------------
                                          Percent of      Percent of                    Percent of     Percent of
                                         Allowance to      Loans in                    Allowance to     Loans in
                                             Total       Category to                       Total       Category to
                             Amount        Allowance     Total Loans       Amount        Allowance     Total Loans
                             ------        ---------     -----------       ------        ---------     -----------
                                                           (Dollars in thousands)
Real estate loans:
  One-to four-family
    residential.......    $        82          31.7%          49.2%     $        79           8.8%          52.3%
  Home equity loans
    and lines of
    credit............             31          12.0           33.1               50          25.9           34.6
  Multi-family........             --            --            0.3               --            --            0.4
  Commercial..........             99          38.2            7.5               47          40.9            4.8
  Construction........             --            --            2.4               --            --            0.9
Commercial............             --            --            1.6               --            --            0.1
Consumer and other....             47          18.1            5.9               17          24.4            6.9
                          -----------    ----------     ----------      -----------    ----------     ----------
Total allowance for
  loan losses.........    $       259         100.0%         100.0%     $       193         100.0%         100.0%
                          ===========    ==========     ==========      ===========    ==========     ==========

Securities Activities

         Our securities investment policy is established by our Board of Directors. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns, cash flow targets, and consistency with our interest rate risk management strategy. Our Asset/Liability Management Committee, which consists of senior management, oversees our investing strategies. The Board of Directors reviews the Asset/Liability Management Committee's activities and strategies, and evaluates on an ongoing basis our investment policy and objectives. Our chief executive officer and our chief financial officer are responsible for making securities portfolio decisions in accordance with established policies. Our chief executive officer and our chief financial officer have the authority to purchase and sell securities within specific guidelines established by the investment policy. In addition, all transactions are reviewed by the Asset/Liability Management Committee at least monthly.

         Our current investment policy generally permits securities investments in debt securities issued by the U.S. government and U.S. government agencies, municipal bonds, and corporate debt obligations, as well as investments in preferred and common stock of government agencies and government sponsored enterprises such as Fannie Mae, Freddie Mac and the Federal Home Loan Bank of New York. Securities in these categories are classified as "investment securities" for financial reporting purposes. The policy also permits investments in mortgage-backed securities, including pass-through securities issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae as well as collateralized mortgage obligations ("CMOs") issued or backed by securities issued by these government agencies. Also permitted are investments in securities issued or backed by the Small Business Administration and privately issued mortgage-backed securities. As of December 31, 2004, we held no asset-backed securities (securities collateralized by automobile loans, credit card receivables and home equity loans), and we held no preferred securities issued by either Fannie Mae or Freddie Mac. Our current investment strategy uses a risk management approach of diversified investing in fixed-rate securities with short- to intermediate-term maturities, as well as adjustable-rate securities, which may have a longer term to maturity. The emphasis of this approach is to increase overall investment securities yields while managing interest rate risk.

         Statement of Financial Accounting Standards No. 115 requires that, at the time of purchase, we designate a security as held to maturity, available-for-sale, or trading, depending on our ability and intent. Securities available-for-sale are reported at fair value, while securities held to maturity are reported at amortized cost. We do not have a trading portfolio.

         Mortgage-Backed Securities. We purchase mortgage-backed securities in order to generate positive interest rate spreads with minimal administrative expense, lower credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae and Ginnie Mae, and increased liquidity. We invest primarily in mortgage-backed securities issued or sponsored by Fannie Mae, Freddie Mac, and Ginnie Mae. At December 31, 2004, our mortgage-backed securities portfolio had a fair value of $48.9 million, consisting of $48.0 million of pass-through securities and $908,000 of collateralized mortgage obligations ("CMOs").

         Mortgage-backed securities are created by pooling mortgages and issuing a security collateralized by the pool of mortgages with an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although most of our mortgage-backed securities are collateralized by single-family mortgages. The issuers of such securities (generally government sponsored enterprises, such as Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors, such as Colonial Bank, FSB, and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments will be greater or less than the prepayment rate estimated at the time of purchase, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. We review prepayment estimates for our mortgage-backed securities at the time of purchase to ensure that prepayment assumptions are reasonable considering the underlying collateral for the securities at issue and current interest rates, and to determine the yield and estimated maturity of the mortgage-backed securities portfolio. Periodic reviews of current prepayment speeds are performed in order to ascertain whether prepayment estimates require modification that would cause amortization or accretion adjustments.

         As of December 31, 2004, a portion of our mortgage-backed securities portfolio was invested in a CMO backed by Fannie Mae. CMOs are types of debt securities issued by a special-purpose entity that aggregates pools of mortgages and mortgage-backed securities and creates different classes of securities with varying maturities and amortization schedules, as well as a residual interest, with each class possessing different risk characteristics. The cash flows from the underlying collateral are generally divided into "tranches" or classes that have descending priorities with respect to the distribution of principal and interest cash flows, while cash flows on pass-through mortgage-backed securities are distributed pro rata to all security holders. Our practice is to limit fixed-rate CMO investments primarily to the early-to-intermediate tranches, which have the greatest cash flow stability. Floating rate CMOs are purchased with emphasis on the relative trade-offs between lifetime interest rate caps, prepayment risk and interest rates.

         Corporate Debt Securities and Municipal Bonds. At December 31, 2004, we held $15.0 million in corporate debt securities, at fair value, $10.7 million of which were classified as available for sale and $4.3 million of which were classified as held to maturity. Although corporate bonds may offer a higher yield than that of a U.S. Treasury or agency security of comparable duration, corporate bonds also have a higher risk of default due to adverse changes in the creditworthiness of the issuer. In recognition of this potential risk, we generally limit investments in corporate bonds to securities rated with one of the four highest ratings by at least one nationally recognized rating agency, and to a total investment of no more than $1.0 million per issuer. We also generally limit investments in municipal bonds to issues that are insured unless the issuer is a local government entity within our service area. Such local entity obligations generally are not rated, and are subject to internal credit reviews. In addition, our investment policy imposes an investment limitation of $1.5 million per municipal issuer. At December 31, 2004, we held $33.1 million in bonds issued by states and political subdivisions, $9.2 million of which were classified as held to maturity at amortized cost and $23.9 million of which were classified as available for sale at fair value.

         Equity Securities. At December 31, 2004, our equity securities consisted of Federal Home Loan Bank of New York common stock and mutual funds. We hold the Federal Home Loan Bank of New York common stock to qualify for membership in the Federal Home Loan Bank System and to be eligible to borrow funds under the Federal Home Loan Bank of New York's advance program. There is no market for the common stock, but it is the current practice of the Federal Home Loan Bank of New York to redeem shares at par value upon the request of the holder. The aggregate fair value of our Federal Home Loan Bank of New York common stock as of December 31, 2004 was $1.0 million based on its par value. No unrealized gains or losses have been recorded because the par value of the common stock represents its fair value. Our mutual funds consist solely of Shay Asset Management Funds. We selected these mutual funds because the underlying securities bear similar risk characteristics to investments that we purchase directly. These mutual funds provide us with increased liquidity since we can redeem our shares within several days and also provide us with a higher yield than other short-term earning assets such as federal funds. However, to diversify our securities portfolio, we have decreased our investment in this security in recent years.

         U.S. Government Agency Securities. At December 31, 2004, we held U.S. government agency securities available for sale with a fair value of $25.2 million and U.S. government agency securities held to maturity of $1.0 million. These securities have short- to medium-term maturities (one to five years). While these securities generally provide lower yields than other investments such as mortgage-backed securities, our current investment strategy is to maintain investments in such instruments to the extent appropriate for liquidity purposes, as collateral for borrowings, and for prepayment protection.

         The following table sets forth the composition of our securities portfolio (excluding Federal Home Loan Bank of New York common stock) at the dates indicated.

                                                                      At December 31,
                                     -----------------------------------------------------------------------------------
                                                 2004                        2003                        2002
                                     --------------------------- --------------------------- ---------------------------
                                       Amortized                   Amortized                   Amortized
                                          Cost       Fair Value       Cost       Fair Value       Cost       Fair Value
                                          ----       ----------       ----       ----------       ----       ----------
                                                                         (In thousands)
Securities available-for-sale:
  Mortgage-backed..................  $    43,670   $    43,709   $    28,889   $    29,269   $    31,738   $    32,226
  U.S. Government agency...........       25,096        25,152        16,932        16,944         5,471         5,695
  Corporate........................       10,600        10,732        15,569        15,837         8,951         9,212
  Mutual funds.....................       12,865        12,839        12,731        12,719        44,465        44,472
  Municipal........................       23,634        23,928        24,259        24,307         8,580         8,671
  SBA pools........................       14,695        14,799        19,004        19,157        23,533        23,551
                                     -----------   -----------   -----------   -----------   -----------   -----------
     Total securities
     available-for-sale............  $   130,560   $   131,159   $   117,384   $   118,223   $   122,738   $   123,827
                                     ===========   ===========   ===========   ===========   ===========   ===========
Securities held-to-maturity:
  Mortgage-backed..................  $     4,966   $     5,217   $    10,245   $    10,752   $    22,193   $    23,386
  U.S. Government agency...........        1,000         1,007         1,777         1,835         2,447         2,570
  Municipal........................        8,683         9,209         8,654         9,059         9,369         9,625
  Corporate........................        3,935         4,261         3,922         4,254         6,109         6,363
                                     -----------   -----------   -----------   -----------   -----------   -----------
     Total securities
     held-to-maturity..............  $    18,584   $    19,694   $    24,598   $    25,900   $    40,118   $    41,944
                                     ===========   ===========   ===========   ===========   ===========   ===========

         Portfolio Maturities and Yields. The composition and maturities of the investment debt securities portfolio and the mortgage-backed securities portfolio at December 31, 2004 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur. State and municipal securities yields have been adjusted to a tax-equivalent basis.

                                              More than One Year More than Five Years
                             One Year or Less through Five Years  through Ten Years More than Ten Years       Total Securities
                             ----------------- -----------------  ----------------- ------------------- ----------------------------
                                      Weighted          Weighted           Weighted            Weighted                     Weighted
                             Amortized Average Amortized Average  Amortized Average   Amortized Average Amortized            Average
                                Cost    Yield     Cost    Yield      Cost    Yield       Cost    Yield     Cost   Fair Value  Yield
                                ----    -----     ----    -----      ----    -----       ----    -----     ----   ----------  -----
                                                                                      (Dollars in thousands)
Securities available-for-sale:
  Mortgage-backed............$    --      --%  $   258    5.22%   $   971   5.94%     $42,441    4.45%  $ 43,670   $ 43,709   4.49%
  U.S. Government agency.....     --      --%    5,742    4.08%    11,482   4.10%       7,872    4.46%    25,096     25,152   4.21%
  Corporate..................    350    8.27%    4,065    5.14%     2,818   4.38%       3,367    5.47%    10,600     10,732   5.15%
  Mutual funds............... 12,865    2.74%       --      --%       --      --%          --      --%    12,865     12,839   2.74%
  Municipal..................     --      --%      244    1.15%    12,608   5.74%      10,782    6.15%    23,634     23,928   5.88%
  SBA pools..................     --      --%    1,822    4.68%    11,406   4.38%       1,467    3.40%    14,695     14,799   4.32%
                             -------           -------            -------             -------           --------   --------
     Total securities
       available-for-sale....$13,215    2.89%  $12,131    4.49%   $39,285   4.78%     $65,929    4.76%  $130,560   $131,159   4.55%
                             =======           =======            =======             =======           ========   ========
Securities held-to-maturity:
  Mortgage-backed............$    --      --%  $  976    6.48%    $ 3,227   6.08%     $   763    6.37%  $  4,966   $  5,217   6.20%
  U.S. Government agency.....  1,000    5.95%      --      --%        --      --%          --      --%     1,000      1,007   5.95%
  Municipal..................     --      --%   1,831    6.43%        929   6.88%       5,923    7.35%     8,683      9,209   7.11%
  Corporate..................  1,002    6.43%     301    6.85%        --      --%       2,632    7.14%     3,935      4,261   6.94%
                             -------           ------             -------             -------           --------   --------
     Total securities
      held-to-maturity.......$ 2,002    6.19%  $3,108    6.49%    $ 4,156   6.26%     $ 9,318    7.21%  $ 18,584   $ 19,694   6.77%
                             =======           ======             =======             =======           ========   ========

Sources of Funds

         General. Deposits, borrowings, repayments and prepayments of loans and securities, proceeds from sales of securities, proceeds from maturing securities and cash flows from operations are the primary sources of our funds for use in lending, investing and for other general purposes.

         Deposits. We offer a variety of deposit accounts with a range of interest rates and terms. Our deposit accounts consist of certificates of deposit, savings accounts, NOW accounts, checking accounts, money market accounts, club accounts and individual retirement accounts. We provide commercial checking accounts for businesses. In addition, we provide low-cost checking account services for low-income customers.

         Our deposits are obtained predominantly from the areas in which our branch offices are located. We rely on our customer service and competitive pricing to attract and retain these deposits. While we accept certificates of deposit in excess of $100,000 for which we may provide preferential rates, we generally do not solicit such deposits as they are more difficult to retain than core deposits. At December 31, 2004, we had no brokered certificates of deposits.

         The following tables set forth the distribution of total deposit accounts, by account type, at the dates indicated.

                                                                  At December 31,
                         -------------------------------------------------------------------------------------------------
                                       2004                             2003                              2002
                         -----------------------------    ------------------------------    ------------------------------
                                              Weighted                          Weighted                          Weighted
                                              Average                           Average                           Average
                         Balance     Percent    Rate      Balance     Percent     Rate      Balance     Percent     Rate
                         -------     -------    ----      -------     -------     ----      -------     -------     ----
                                                              (Dollars in thousands)
Deposit type:
Non-interest bearing
  demand..............  $  9,587       3.70%       --%   $ 10,529       4.71%        --%   $  6,371       2.93%        --%
Savings...............    68,152      26.27      1.31      61,638      27.57       1.33      58,962      27.07       2.00
NOW accounts..........    28,579      11.02      2.27      20,695       9.26         --      17,925       8.23         --
Super NOW accounts....    16,218       6.25      1.00      16,460       7.36       1.00      14,535       6.67       1.25
Money market demand...    21,999       8.48      1.70      11,258       5.03       1.26       9,138       4.20       1.49
                        --------   --------              --------   --------               --------   --------
   Total transaction
    accounts..........   144,535      55.72      0.71     120,580      53.93       0.93     106,931      49.10       1.40
Certificates of
deposit...............   114,872      44.28      3.19     102,989      46.07       2.60     110,855      50.90       3.37
                        --------   --------              --------   --------               --------   --------
   Total deposits.....  $259,407     100.00%     2.04%   $223,569     100.00%      1.70%   $217,786     100.00%      2.39%
                        ========   ========              ========   ========               ========   ========

As of December 31, 2004, the aggregate amount of outstanding certificates of deposit in amounts greater than or equal to $100,000 was approximately $39.5 million. The following table sets forth the maturity of those certificates as of December 31, 2004.

                                                       At
                                                -----------------
                                                December 31, 2004
                                                 (In thousands)
        Three months or less..................     $    1,962
        Over three months through six months..         11,891
        Over six months through one year......          4,926
        Over one year to three years..........         12,514
        Over three years......................          8,256
                                                -------------
        Total.................................     $   39,549
                                                   ==========

         At December 31, 2004, $50.3 million of our certificates of deposit had maturities of one year or less. We monitor activity on these accounts and, based on historical experience and our current pricing strategy, we believe we will retain a large portion of these accounts upon maturity.

         The following table sets forth the interest-bearing deposit activities for the periods indicated.

                                              Year Ended December 31,
                                     ---------------------------------------
                                         2004          2003          2002
                                         ----          ----          ----
                                                 (In thousands)
Beginning balance..................  $  213,040    $  211,415    $  165,799
Net deposits (withdrawals)
   before interest credited........      32,362        (2,558)       39,618
Interest credited..................       4,418         4,183         5,998
                                     ----------    ----------    ----------
Ending balance.....................  $  249,820    $  213,040    $  211,415
                                     ==========    ==========    ==========

         Borrowings. Our borrowings consist of short-term Federal Home Loan Bank advances. The following table sets forth information concerning balances and interest rates on our borrowings at the dates and for the periods indicated.

                                           At or For the Year Ended December 31,
                                           -------------------------------------
                                              2004          2003          2002
                                              ----          ----          ----
                                                  (Dollars in thousands)
Balance at end of period...............  $   13,890    $    4,070    $    3,165
Average balance during period..........  $   15,024    $    7,636    $    4,703
Maximum outstanding at any month end...  $   25,181    $   12,070    $    8,420
Weighted average interest rate at
  end of period........................        2.12%         1.04%         1.35%
Average interest rate during period....        1.62%         1.20%         3.08%

         At December 31, 2004, we had the ability to borrow approximately $25.6 million under our credit facilities with the Federal Home Loan Bank of New York.

Employees

         As of December 31, 2004, we had 65 full-time employees and 12 part-time employees. The employees are not represented by a collective bargaining unit and we consider our relationship with our employees to be good.

Properties

         We own all of our properties. As of December 31, 2004, the net book value of our properties was $3.1 million. The following is a list of our offices:

85 West Broad Street (Main Office)    Route 77 & Big Oak Road
Bridgeton, New Jersey 08302           Upper Deerfield Township, New Jersey 08302
(856) 451-5800                        (856) 455-4500

1107 North High Street                1771 South Lincoln Avenue
Millville, New Jersey 08332           Vineland, New Jersey 08361
(856) 825-5800                        (856) 690-5555

227 Bridgeton Pike                    271 Lambs Road
Mantua, New Jersey 08051              Sewell, New Jersey 08080
(856) 468-6008                        (856) 589-4888

         In addition, we plan to build a new administrative headquarters/full-service office in Vineland, New Jersey and a branch office in Buena, New Jersey.

Legal Proceedings

         We are not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business, which, in the aggregate, involve amounts that we believe are immaterial to our consolidated financial condition, results of operations and cash flows.

Expense and Tax Allocation

         Colonial Bank, FSB has entered into an agreement with Colonial Bankshares, Inc. and Colonial Bankshares, MHC to provide them with certain administrative support services for compensation not less than the fair market value of the services provided. In addition, Colonial Bank, FSB and Colonial Bankshares, Inc. have entered into an agreement to establish a method for allocating and for reimbursing the payment of their consolidated tax liability.

                           FEDERAL AND STATE TAXATION

Federal Taxation

         General. Colonial Bankshares, Inc. and Colonial Bank, FSB are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Colonial Bankshares, MHC's and Colonial Bank, FSB's federal tax returns are not currently under audit, and have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to Colonial Bankshares, Inc. or Colonial Bank, FSB.

         Method of Accounting. For federal income tax purposes, Colonial Bankshares, Inc. reports income and expenses on the accrual method of accounting and uses a tax year ending December 31 for filing its federal and state income tax returns.

         Bad Debt Reserves. Colonial Bank, FSB is permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions can, within specified formula limits, be deducted in arriving at our taxable income. Pursuant to the Small Business Protection Act of 1996 (the "1996 Act"), savings institutions were required to recapture any excess reserves over those established as of December 31, 1988 (base year reserve). Colonial Bank, FSB recaptured approximately $50,000 of reserves over the six-year period ended December 31, 2002.

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to December 31, 1988 were subject to recapture into taxable income should Colonial Bank, FSB fail to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift related recapture rules.

         At December 31, 2004, our total federal pre-1988 base year reserve was approximately $1.5 million. However, under current law, pre-1988 base year reserves remain subject to recapture should Colonial Bank, FSB make certain non-dividend distributions, repurchase any of its stock, pay dividends in excess of tax earnings and profits, or cease to maintain a financial institution charter.

         Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the "Code") imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Colonial Bank, FSB has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2004, Colonial Bank, FSB had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. Colonial Bankshares, Inc. may exclude from its income 100% of dividends received from Colonial Bank, FSB as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated tax return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

         New Jersey State Taxation. Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB file New Jersey Corporation Business tax returns. Generally, the income of savings institutions in New Jersey is subject to the New Jersey Corporation Business tax at the rate of 9% on its taxable income, before net operating loss deductions and special deductions for federal income tax purposes. For this purpose, "taxable income" generally means federal taxable income subject to certain adjustments (including addition of interest income on state and municipal obligations).

         Colonial Bankshares, MHC, Colonial Bankshares, Inc. and Colonial Bank, FSB are not currently under audit with respect to their New Jersey income tax returns and Colonial Bankshares, MHC's, Colonial Bankshares, Inc.'s and Colonial Bank, FSB's state tax returns have not been audited for the past five years.

                           SUPERVISION AND REGULATION

General

         Colonial Bank, FSB is examined and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution's operations and assigns its rating (known as an institution's CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Colonial Bank, FSB also is a member of and owns stock in the Federal Home Loan Bank of New York, which is one of the twelve regional banks in the Federal Home Loan Bank System. Colonial Bank, FSB also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Colonial Bank, FSB and prepares reports for the consideration of its Board of Directors on any operating deficiencies. Colonial Bank, FSB's relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of deposit accounts and the form and content of Colonial Bank, FSB's mortgage documents.

         Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision or Congress, could have a material adverse impact on Colonial Bankshares, Inc. and Colonial Bank, FSB and their operations.

Federal Banking Regulation

         Business Activities. A federal savings bank derives its lending and investment powers from the Home Owners' Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Colonial Bank, FSB may invest in mortgage loans secured by residential real estate without limitations as a percentage of assets and non-residential real estate loans which may not in the aggregate exceed 400% of capital, commercial business loans up to 20% of assets in the aggregate and consumer loans up to 35% of assets in the aggregate, certain types of debt securities and certain other assets. Colonial Bank, FSB also may establish subsidiaries that may engage in activities not otherwise permissible for Colonial Bank, FSB, including real estate investment and securities and insurance brokerage.

         Capital Requirements. Office of Thrift Supervision regulations require savings banks to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for associations receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

         The risk-based capital standard for savings banks requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 46% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital. Additionally, a savings bank that retains credit risk in connection with an asset sale may be required to maintain additional regulatory capital because of the recourse back to the savings bank. Colonial Bank, FSB does not typically engage in asset sales.

         At December 31, 2004, Colonial Bank, FSB's capital exceeded all applicable requirements.

         Loans-to-One Borrower. A federal savings bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2004, Colonial Bank, FSB was in compliance with the loans-to-one borrower limitations.

         Qualified Thrift Lender Test. As a federal savings bank, Colonial Bank, FSB must satisfy the qualified thrift lender, or "QTL," test. Under the QTL test, Colonial Bank, FSB must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" in at least nine of the most recent 12-month period. "Portfolio assets" generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings bank's business.

         "Qualified thrift investments" include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. "Qualified thrift investments" also include 100% of an institution's credit card loans, education loans and small business loans. Colonial Bank, FSB also may satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code.

         A savings bank that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At December 31, 2004, Colonial Bank, FSB held 74.7% of its assets in "Qualified Thrift Assets," and satisfied this test.

         Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings bank, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings bank must file an application for approval of a capital distribution if:

     o the total capital distributions for the applicable calendar year exceed the sum of the association's net income for that year to date plus the association's retained net income for the preceding two years;

     o the association would not be at least adequately capitalized following the distribution;

     o the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

     o the association is not eligible for expedited treatment of its filings.

         Even if an application is not otherwise required, every savings bank that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the Board of Directors declares a dividend or approves a capital distribution.

         The Office of Thrift Supervision may disapprove a notice or application if:

     o    the association would be undercapitalized following the distribution;

     o the proposed capital distribution raises safety and soundness concerns; or

     o the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized.

         Liquidity. A federal savings bank is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

         Community Reinvestment Act and Fair Lending Laws. All savings banks have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings bank, the Office of Thrift Supervision is required to assess the association's record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in denial of certain corporate applications such as branches or mergers, or in restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Colonial Bank, FSB received a "satisfactory" Community Reinvestment Act rating in its most recent federal examination.

         Privacy Standards. Financial institutions, including Colonial Bank, FSB, are subject to Federal Deposit Insurance Corporation regulations implementing the privacy protection provisions of the Gramm-Leach-Bliley Act. These regulations require Colonial Bank, FSB to disclose its privacy policy, including identifying with whom it shares "non-public personnel information" to customers at the time of establishing the customer relationship and annually thereafter.

         The regulations also require Colonial Bank, FSB to provide its customers with initial and annual notices that accurately reflect its privacy policies and practices. In addition, Colonial Bank, FSB is required to provide its customers with the ability to "opt-out" of having Colonial Bank, FSB share their non-public personal information with unaffiliated third parties before it can disclose such information, subject to certain exceptions. The implementation of these regulations did not have a material adverse effect on Colonial Bank, FSB. The Gramm-Leach-Bliley Act also provides for the ability of each state to enact legislation that is more protective of consumers' personal information. We cannot predict whether New Jersey may enact such legislation or what impact, if any, it would have if enacted.

         The Federal Deposit Insurance Corporation and other federal banking agencies have adopted guidelines establishing standards for safeguarding customer information to implement certain provisions of the Gramm-Leach-Bliley Act. The guidelines describe the agencies' expectations for the creation, implementation and maintenance of an information security program, which would include administrative, technical and physical safeguards appropriate to the size and complexity of the institution and the nature and scope of its activities. The standards set forth in the guidelines are intended to insure the security and confidentiality of customer records and information, protect against any anticipated threats or hazards to the security or integrity of such records and protect against unauthorized access to or use of such records or information that could result in substantial harm or inconvenience to any customer. Colonial Bank, FSB has implemented these guidelines and such implementation did not have a material adverse effect on our operations.

         Transactions with Related Parties. A federal savings bank's authority to engage in transactions with its affiliates is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act and its implementing Regulation W. An affiliate is a company that controls, is controlled by, or is under common control with an insured depository institution such as Colonial Bank, FSB. Colonial Bankshares, Inc. is an affiliate of Colonial Bank, FSB. In general, loan transactions between an insured depository institution and its affiliate are subject to certain quantitative and collateral requirements. In this regard, transactions between an insured depository institution and its affiliate are limited to 10% of the institution's unimpaired capital and unimpaired surplus for transactions with any one affiliate and 20% of unimpaired capital and unimpaired surplus for transactions in the aggregate with all affiliates. Collateral in specified amounts ranging from 100% to 130% of the amount of the transaction must usually be provided by affiliates in order to receive loans from the association. In addition, Office of Thrift Supervision regulations prohibit a savings bank from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary. Finally, transactions with affiliates must be consistent with safe and sound banking practices, not involve low-quality assets and be on terms that are as favorable to the institution as comparable transactions with non-affiliates. The Office of Thrift Supervision requires savings banks to maintain detailed records of all transactions with affiliates.

         Colonial Bank, FSB's authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRA and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Colonial Bank, FSB's capital. In addition, extensions of credit in excess of certain limits must be approved by Colonial Bank, FSB's Board of Directors.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all "institution-affiliated parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action by the Office of Thrift Supervision may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors of the institution and the appointment of a receiver or conservator. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to terminate deposit insurance or to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

         Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

         Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings banks. For this purpose, a savings bank is placed in one of the following five categories based on the association's capital:

     o well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

     o adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

     o undercapitalized (less than 8% total risk-based capital, 4% Tier 1 risk-based capital or 3% leverage capital);

     o significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); and

     o    critically undercapitalized (less than 2% tangible capital).

         Generally, a banking regulator is required to appoint a receiver or conservator for an association that is "critically undercapitalized" within specific time frames. The regulations also provide that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." The criteria for an acceptable capital restoration plan include, among other things, the establishment of the methodology and assumptions for attaining adequately capitalized status on an annual basis, procedures for ensuring compliance with restrictions imposed by applicable federal regulations, the identification of the types and levels of activities the savings bank will engage in while the capital restoration plan is in effect, and assurances that the capital restoration plan will not appreciably increase the current risk profile of the savings bank. Any holding company for the savings bank required to submit a capital restoration plan must guarantee the lesser of: an amount equal to 5% of the savings bank's assets at the time it was notified or deemed to be under capitalized by the Office of Thrift Supervision, or the amount necessary to restore the savings bank to adequately capitalized status. This guarantee remains in place until the Office of Thrift Supervision notifies the savings bank that it has maintained adequately capitalized status for each of four consecutive calendar quarters, and the Office of Thrift Supervision has the authority to requirement payment and collect payment under the guarantee. Failure by a holding company to provide the required guarantee will result in certain operating restrictions on the savings bank, such as restrictions on the ability to declare and pay dividends, pay executive compensation and management fees, and increase assets or expand operations. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         At December 31, 2004, Colonial Bank, FSB met the criteria for being considered "well-capitalized."

         Insurance of Deposit Accounts. Deposit accounts in Colonial Bank, FSB are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. Colonial Bank, FSB's deposits therefore are subject to Federal Deposit Insurance Corporation deposit insurance assessments. The Federal Deposit Insurance Corporation has adopted a risk-based system for determining deposit insurance assessments. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the required ratio of reserves to insured deposits of 1.25%. In addition, all Federal Deposit Insurance Corporation-insured institutions must pay assessments to the Federal Deposit Insurance Corporation at an annual rate of approximately 0.0144% of insured deposits to fund interest payments on bonds maturing in 2017 issued by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund.

         Prohibitions Against Tying Arrangements. Federal savings banks are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

         Federal Home Loan Bank System. Colonial Bank, FSB is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of New York, Colonial Bank, FSB is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20th of its borrowings from the Federal Home Loan Bank, whichever is greater. As of December 31, 2004, Colonial Bank, FSB was in compliance with this requirement.

Federal Reserve System

         The Federal Reserve Board regulations require savings banks to maintain noninterest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At December 31, 2004, Colonial Bank, FSB was in compliance with these reserve requirements.

Internet Banking

         Technological developments are significantly altering the ways in which most companies, including financial institutions, conduct their business. The growth of the Internet is prompting banks to reconsider business strategies and adopt alternative distribution and marketing systems. The federal bank regulatory agencies have conducted seminars and published materials targeted to various aspects of internet banking, and have indicated their intention to reevaluate their regulations to ensure that they encourage banks' efficiency and competitiveness consistent with safe and sound banking practices. We cannot assure you that the bank regulatory agencies will adopt new regulations that will not materially affect any of our internet operations or restrict any such further operations.

The USA PATRIOT Act

         The USA PATRIOT Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. Certain provisions of the Act impose affirmative obligations on a broad range of financial institutions, including savings banks, like Colonial Bank, FSB. These obligations include enhanced anti-money laundering programs, customer identification programs and regulations relating to private banking accounts or correspondence accounts in the United States for non-United States persons or their representatives (including foreign individuals visiting the United States).

         The federal banking agencies have begun to propose and implement regulations pursuant to the USA PATRIOT Act. These proposed and interim regulations would require financial institutions to adopt the policies and procedures contemplated by the USA PATRIOT Act.

Sarbanes-Oxley Act of 2002

         The Sarbanes-Oxley Act of 2002 (the "Act") implemented legislative reforms intended to address corporate and accounting fraud. In addition to the establishment of a new accounting oversight board that will enforce auditing, quality control and independence standards and will be funded by fees from all publicly traded companies, the Act places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Act makes certain changes to the requirements for partner rotation after a period of time. The Act requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement. In addition, under the Act, counsel will be required to report evidence of a material violation of the securities laws or a breach of fiduciary duty by a company to its chief executive officer or its chief legal officer, and, if such officer does not appropriately respond, to report such evidence to the audit committee or other similar committee of the Board of Directors or the board itself.

         Under the Act, longer prison terms will apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restatement of a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the Act be deposited to a fund for the benefit of harmed investors. The Federal Accounts for Investor Restitution provision also requires the Securities and Exchange Commission to develop methods of improving collection rates. The legislation accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in ownership in a company's securities within two business days of the change.

         The Act also increases the oversight of, and codifies certain requirements relating to audit committees of public companies and how they interact with the company's "registered public accounting firm." Audit Committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the issuer. In addition, companies must disclose whether at least one member of the committee is a "financial expert" (as such term is defined by the Securities and Exchange Commission) and if not, why not. Under the Act, a company's registered public accounting firm is prohibited from performing statutorily mandated audit services for a company if such company's chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. The Act also prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent accountant engaged in the audit of the company's financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the Securities and Exchange Commission to prescribe rules requiring inclusion of any internal control report and assessment by management in the annual report to shareholders. The Act requires the company's registered public accounting firm that issues the audit report to attest to and report on management's assessment of the company's internal controls.

         We anticipate that we will incur additional expense in complying with the provisions of the Act and the regulations that have been promulgated to implement the Act, particularly those regulations relating to the establishment of internal controls over financial reporting.

Holding Company Regulation

         General. Colonial Bankshares, MHC and Colonial Bankshares, Inc. are non-diversified savings and loan holding companies within the meaning of the Home Owners' Loan Act. As such, Colonial Bankshares, MHC and Colonial Bankshares, Inc. are registered with the Office of Thrift Supervision and subject to Office of Thrift Supervision regulations, examinations, supervision and reporting requirements. In addition, the Office of Thrift Supervision has enforcement authority over Colonial Bankshares, Inc. and Colonial Bankshares, MHC, and their subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. As federal corporations, Colonial Bankshares, Inc. and Colonial Bankshares, MHC are generally not subject to state business organization laws.

         Permitted Activities. Pursuant to Section 10(o) of the Home Owners' Loan Act and Office of Thrift Supervision regulations and policy, a mutual holding company and a federally chartered mid-tier holding company such as Colonial Bankshares, Inc. may engage in the following activities:

     (i)  investing in the stock of a savings bank;

     (ii) acquiring a mutual association through the merger of such association into a savings bank subsidiary of such holding company or an interim savings bank subsidiary of such holding company;

     (iii) merging with or acquiring another holding company, one of whose subsidiaries is a savings bank;

     (iv) investing in a corporation, the capital stock of which is available for purchase by a savings bank under federal law or under the law of any state where the subsidiary savings bank or associations share their home offices;

     (v) furnishing or performing management services for a savings bank subsidiary of such company;

     (vi) holding, managing or liquidating assets owned or acquired from a savings subsidiary of such company;

     (vii) holding or managing properties used or occupied by a savings bank subsidiary of such company;

     (viii) acting as trustee under deeds of trust;

     (ix) any other activity:

          (A) that the Federal Reserve Board, by regulation, has determined to be permissible for bank holding companies under Section 4(c) of Colonial Bank, FSB Holding Company Act of 1956, unless the Director, by regulation, prohibits or limits any such activity for savings and loan holding companies; or

          (B) in which multiple savings and loan holding companies were authorized (by regulation) to directly engage on March 5, 1987;

     (x) any activity permissible for financial holding companies under Section 4(k) of Colonial Bank, FSB Holding Company Act, including securities and insurance underwriting; and

     (xi) purchasing, holding, or disposing of stock acquired in connection with a qualified stock issuance if the purchase of such stock by such savings and loan holding company is approved by the Director. If a mutual holding company acquires or merges with another holding company, the holding company acquired or the holding company resulting from such merger or acquisition may only invest in assets and engage in activities listed in (i) through (x) above, and has a period of two years to cease any nonconforming activities and divest any nonconforming investments.

         The Home Owners' Loan Act prohibits a savings and loan holding company, including Colonial Bankshares, Inc. and Colonial Bankshares, MHC, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities other than those permitted by the Home Owners' Loan Act, or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources, future prospects of the company and institution involved, the effect of the acquisition on the risk to the federal deposit insurance fund, the convenience and needs of the community and competitive factors.

         The Office of Thrift Supervision is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, subject to two exceptions:

     (i) the approval of interstate supervisory acquisitions by savings and loan holding companies; and

     (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Waivers of Dividends by Colonial Bankshares, MHC. Office of Thrift Supervision regulations require Colonial Bankshares, MHC to notify the Office of Thrift Supervision of any proposed waiver of its receipt of dividends from Colonial Bankshares, Inc. The Office of Thrift Supervision reviews dividend waiver notices on a case-by-case basis, and, in general, does not object to any such waiver if:

     (i) the mutual holding company's Board of Directors determines that such waiver is consistent with such directors' fiduciary duties to the mutual holding company's members;

     (ii) for as long as the savings bank subsidiary is controlled by the mutual holding company, the dollar amount of dividends waived by the mutual holding company is considered as a restriction on the retained earnings of the savings bank, which restriction, if material, is disclosed in the public financial statements of the savings bank as a note to the financial statements;

     (iii) the amount of any dividend waived by the mutual holding company is available for declaration as a dividend solely to the mutual holding company, and, in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies," where the savings bank determines that the payment of such dividend to the mutual holding company is probable, an appropriate dollar amount is recorded as a liability; and

     (iv) the amount of any waived dividend is considered as having been paid by the savings bank in evaluating any proposed dividend under Office of Thrift Supervision capital distribution regulations.

We anticipate that Colonial Bankshares, MHC will waive any dividends paid by Colonial Bankshares, Inc. Under Office of Thrift Supervision regulations, our public stockholders would not be diluted because of any dividends waived by Colonial Bankshares, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio) in the event Colonial Bankshares, MHC converts to stock form.

         Conversion of Colonial Bankshares, MHC to Stock Form. Office of Thrift Supervision regulations permit Colonial Bankshares, MHC to convert from the mutual form of organization to the capital stock form of organization (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no current intention or plan to undertake a Conversion Transaction. In a Conversion Transaction a new stock holding company would be formed as the successor to Colonial Bankshares, Inc. (the "New Holding Company"), Colonial Bankshares, MHC's corporate existence would end, and certain depositors and borrowers of Colonial Bank, FSB would receive the right to subscribe for additional shares of the New Holding Company. In a Conversion Transaction, each share of common stock held by stockholders other than Colonial Bankshares, MHC ("Minority Stockholders") would be automatically converted into a number of shares of common stock of the New Holding Company determined pursuant an exchange ratio that ensures that Minority Stockholders own the same percentage of common stock in the New Holding Company as they owned in Colonial Bankshares, Inc. immediately prior to the Conversion Transaction. Under Office of Thrift Supervision regulations, Minority Stockholders would not be diluted because of any dividends waived by Colonial Bankshares, MHC (and waived dividends would not be considered in determining an appropriate exchange ratio), in the event Colonial Bankshares, MHC converts to stock form. The total number of shares held by Minority Stockholders after a Conversion Transaction also would be increased by any purchases by Minority Stockholders in the offering conducted as part of the Conversion Transaction.

         Any Conversion Transaction would require the approval of a majority of the outstanding shares of our common stock held by Minority Stockholders and approval of a majority of the votes held by depositors and borrowers of Colonial Bank, FSB, with depositors entitled to cast one vote per $100 on deposit at Colonial Bank, FSB (up to a maximum of 1,000 votes) and borrowers entitled to cast one vote in their capacity as borrowers. It is expected that any second-step conversion transaction also would require the approval of a majority of the voting members of Colonial Bankshares, MHC.

Federal Securities Laws

         Colonial Bankshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the shares of common stock to be issued pursuant to the offering. Upon completion of the offering, Colonial Bankshares, Inc. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. Colonial Bankshares, Inc. will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         The registration under the Securities Act of 1933 of shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Colonial Bankshares, Inc. may be resold without registration. Shares purchased by an affiliate of Colonial Bankshares, Inc. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If we meet the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Colonial Bankshares, Inc. that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, we may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                   MANAGEMENT

Shared Management Structure

         The directors of Colonial Bankshares, Inc. are those same persons who are the directors of Colonial Bank, FSB. In addition, each executive officer of Colonial Bank, FSB is also an executive officer of Colonial Bankshares, Inc.

         We expect that Colonial Bankshares, Inc. and Colonial Bank, FSB will continue to have common executive officers until there is a business reason to establish separate management structures. To date, directors and executive officers have been compensated for their services to Colonial Bank, FSB. These individuals may receive additional compensation for their services to Colonial Bankshares, Inc. Following the offering, Colonial Bankshares, Inc. will evaluate the payment of separate Board fees to its directors in light of their additional responsibilities given our status as a public company.

Our Directors and Executive Officers

         The directors of Colonial Bankshares, Inc., serve staggered terms so that only a portion of the directors will be elected at each annual meeting of stockholders. The Board of Directors is divided into three classes. The initial term of the first class of directors will expire at the annual meeting of stockholders to be held in 2006, and the initial term of each of the remaining classes will expire at its respective annual meeting of stockholders to be held in the year identified in the table below. The directors of Colonial Bank, FSB will be elected annually by Colonial Bankshares, Inc., as its sole stockholder.

         The table below sets forth information, as of December 31, 2004, regarding the current members of the Boards of Directors, including the initial term of office for each board member.

     Directors                   Age                 Position                 Director Since     Term Expires
     ---------                   ---                 --------                 --------------     ------------
Frank M. Hankins, Jr.             86           Chairman of the Board               1947              2006
Albert A. Fralinger, Jr.          71        Vice Chairman of the Board             1971              2008
Edward J. Geletka                 43    President, Chief Executive Officer         2001              2007
                                                   and Director
Richard S. Allen                  47                 Director                      2001              2007
Gregory J. Facemyer, CPA          49                 Director                      1994              2006
John Fitzpatrick, CPA             41                 Director                      2005              2008
James Quinn                       59                 Director                      1998              2007

         The executive officers of Colonial Bankshares, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the Board of Directors.

         The table below sets forth information, as of December 31, 2004, regarding our current executive officers who are not also directors.

             Name                            Title                     Age
             ----                            -----                     ---
L. Joseph Stella, III, CPA      Executive Vice President and            47
                                   Chief Financial Officer
Richard W. Dapp                 Senior Vice President and Chief         50
                                   Credit Officer

         The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, each individual has held his respective positions for the past five years.

         Frank M. Hankins, Jr. is the retired Chairman of H. H. Hankins & Brothers Lumber in Bridgeton, New Jersey.

         Albert A. Fralinger, Jr. is the Chairman and Chief Financial Officer of Fralinger Engineering, a civil engineering firm that he founded in 1960.

         Edward J. Geletka has served as the President and Chief Executive Officer of Colonial Bank, FSB since 2000, and has been employed by Colonial Bank, FSB in a variety of positions since 1987.

         Richard S. Allen has been the President of Allen Associates, Insurance Services, since 1993. Mr. Allen has been employed by Allen Associates since 1982.

         Gregory J. Facemyer, CPA, has been a self-employed certified public accountant since 1980. Mr. Facemyer is also a Commissioner of the Cumberland County Utilities Authority.

         John Fitzpatrick, CPA, is the President of Fitzpatrick & McIlvaine, CPAs PC of Pittman, New Jersey, which he founded in 1992.

         James Quinn is the owner of Quinn Broadcasting, Inc., which he founded in 1977. Mr. Quinn has also served as the mayor of Millville, New Jersey since 1997.

         L. Joseph Stella, III, CPA has served as Executive Vice President and Chief Financial Officer of Colonial Bank, FSB since March 1999.

         Richard W. Dapp has served as Senior Vice President and Chief Credit Officer of Colonial Bank, FSB since July 2004. From November 2003 to July 2004, Mr. Dapp served as Vice President/Chief Commercial Lending Officer for Franklin Savings Bank, Pilesgrove, New Jersey. From June 2001 to November 2002, Mr. Dapp served as Cumberland County Regional Vice President for Commerce Bank, NA, Vineland, New Jersey.

Meetings of the Boards of Directors

         Regular meetings of the Board of Directors of Colonial Bank, FSB are held monthly. Following the completion of the stock offering, regular meetings of the Board of Directors of Colonial Bankshares, Inc. will also be held monthly. Special meetings of these Boards are held as needed. There was one regular meeting and one special meeting of the Board of Directors of Colonial Bankshares, Inc. during 2004, and there were 13 regular meetings and no special meetings of the Board of Directors of Colonial Bank, FSB during 2004.

Committees of the Board of Directors of Colonial Bankshares, Inc.

         Colonial Bankshares, Inc. has established standing Audit and Nominating Committees. The entire board of directors acts with respect to compensation decisions, although the President and Chief Executive Officer does not participate with respect to decisions on his compensation.

         The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also will act on the appointment of a registered public accounting firm to perform Colonial Bankshares, Inc.'s annual audit, and will act as a liaison between the registered public accounting firm and the Board of Directors. The Audit Committee is comprised of Directors Facemyer (who serves as Chairman), Fitzpatrick and Hankins, each of whom is "independent" under the current Nasdaq listing standards. The Board of Directors has determined that Directors Facemyer and Fitzpatrick qualify as "audit committee financial experts" pursuant to the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulations.

         The Nominating Committee will meet at least annually in order to nominate candidates for membership on the Board of Directors. This committee will be comprised of directors whose terms do not expire at the annual meeting of stockholders for which the committee will be making nominations.

Corporate Governance Policies and Procedures

         We will adopt several policies to govern the activities of both Colonial Bankshares, Inc. and Colonial Bank, FSB, including corporate governance policies and a code of business conduct and ethics. The corporate governance policies are expected to cover such matters as the following:

     o    the duties and responsibilities of each director;

     o the composition, responsibilities and operation of the board of directors;

     o the establishment and operation of board committees, including audit, nominating and compensation committees;

     o    convening executive sessions of independent directors;

     o    the board of directors' interaction with management and third parties;
          and

     o the evaluation of the performance of the board of directors and the chief executive officer.

         The code of business conduct and ethics, which is expected to apply to all employees and directors, will address conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the code of business conduct and ethics will be designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

Director Compensation

         Director Fees. Each of the individuals who currently serves as a director of Colonial Bankshares, Inc. also serves as a director of Colonial Bank, FSB and earns director fees in that capacity, although directors who are also employees of Colonial Bank, FSB do not receive director's fees. Each non-employee director of Colonial Bank, FSB is paid an annual retainer fee of $7,500. The Chairman of the Board is paid a fee of $1,800 per board meeting, the Vice Chairman of the Board is paid a fee of $1,500 per board meeting and all other non-employee directors are paid a fee of $1,250 per board meeting. In addition, each non-employee director participates in Colonial Bank, FSB's bonus program. Bonuses are calculated as a percentage of the director's annual compensation. Payments under this plan were $2,219, $1,898, $1,429, $1,578 and $1,578 for Chairman Hankins, Vice Chairman Fralinger and Directors Allen, Facemyer and Quinn, respectively.

Executive Officer Compensation

         Summary Compensation Table. The following table sets forth for the year ended December 31, 2004, certain information as to the total remuneration paid by Colonial Bank, FSB to its Chief Executive Officer and each executive officer who received salary and bonus for 2004 of $100,000 or more. No other executive officer of Colonial Bank, FSB received salary and bonus for fiscal 2004 of at least $100,000.


                                                                      Annual Compensation (1)
                                             ---------------------------------------------------------------------
                                                                     Other Annual
                                                                     Compensation       LTIP         All Other
Name and Principal Position           Year   Salary ($)  Bonus ($)       ($)(2)       Payouts     Compensation (3)
---------------------------           ----   ----------  ---------       ------       -------     ----------------
Edward J. Geletka,
   President and Chief
   Executive Officer.............     2004    $135,000   $  11,093         --            --          $ 11,996

L. Joseph Stella, III, CPA,
   Executive Vice President and
   Chief Financial Officer.......     2004    $103,660   $   8,600         --            --          $  7,588

(1) Summary compensation information is excluded for the years ended December 31, 2003 and 2002, as Colonial Bankshares, Inc. was not a public company during those periods.
(2) Colonial Bank, FSB provides certain of its executive officers with non-cash benefits and perquisites. Management believes that the aggregate value of these benefits for fiscal 2004 did not, in the case of the named executive officers, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for them in the Summary Compensation Table.
(3) Represents payments under the Phantom Stock Appreciation Rights Incentive Agreements, payments made in lieu of unused sick pay and employer matching funds under the Colonial Bank, FSB 401(k) Savings Plan.

Benefit Plans

         Phantom Stock Appreciation Rights Incentive Agreements. We maintain nonqualified phantom stock appreciation rights incentive agreements for a select group of officers, including Edward J. Geletka, L. Joseph Stella, III, and five current directors and one former director of Colonial Bank, FSB. Participants in the agreements are granted phantom stock appreciation rights awards in amounts set forth in each participant's agreement. The value of a participant's stock appreciation rights account is based on the increase in value of a share of phantom stock over a 10-year period, beginning on the effective date of the agreement, multiplied by the number of phantom stock appreciation rights awarded to the participant. The fair market value of the phantom stock determined on the effective date of each agreement was $10.00. The fair market value is increased annually over a 10-year period based on a formula that takes into consideration Colonial Bank, FSB's annual growth rate, as determined by multiplying its capital account by an adjustment factor. The adjustment factor is determined by dividing Colonial Bank, FSB's capital-to-asset ratio by a base rate of 7.40. In accordance with the terms of the agreements, the fair market value of the phantom stock will not increase more than 12% per year. After 10 years, the aggregate value of a participant's phantom stock appreciation rights account will be finally determined. Thereafter, the participant's account will be credited with interest at an annual rate equal to the rate of 10-Year Treasury Note, compounded monthly.

         In connection with the offering and prior to December 31, 2005, the phantom stock appreciation rights incentive agreements are being terminated and the amounts credited to a participant's account will be distributed and paid to the participant. The termination of the agreements, which are each considered nonqualified deferred compensation arrangements, and distribution of the benefits to participants will comply with the requirements of new Section 409A of the Internal Revenue Code, assuming the termination and distribution occur by December 31, 2005.

Stock Benefit Plans

         Employee Stock Ownership Plan and Trust. We intend to implement an employee stock ownership plan in connection with the offering. The Board of Directors of Colonial Bank, FSB intends to adopt the employee stock ownership plan, and the Board of Directors of Colonial Bankshares, Inc. will, at the completion of the offering, ratify the loan to the employee stock ownership plan. Employees who are at least 21 years old with at least one year of employment with Colonial Bank, FSB are eligible to participate. As part of the offering, the employee stock ownership plan trust intends to borrow funds from Colonial Bankshares, Inc. and use those funds to purchase a number of shares equal to 8% of the common stock sold in the offering. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of shares to be purchased by the employee stock ownership plan will be reduced to 7% of the shares sold in the offering. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Colonial Bank, FSB discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan will become vested at the rate of 20% per year, starting upon completion of the first year of credited service, and will be fully vested upon completion of five years of credited service, with credit given to participants for service with Colonial Bank, FSB and/or its mutual predecessor prior to the adoption of the plan. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. Colonial Bank, FSB's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

         Stock-Based Incentive Plan. Following the offering, we intend to adopt a stock-based incentive plan that will provide for grants of stock options and restricted stock awards. The number of options granted or restricted shares awarded under the plan may not exceed 4.90% and 1.96%, respectively, of the total shares issued in the offering, including shares issued to Colonial Bankshares, MHC. If, following the completion of the offering and the application of the net proceeds as described under "How We Intend to Use the Proceeds of the Offering," the tangible capital ratio of Colonial Bank, FSB is less than 10%, then the number of restricted shares to be awarded by the stock-based incentive plan will be reduced to 1.47% of the total shares issued in the offering. We will have to recognize compensation expense for accounting purposes ratably over the vesting period, equal to the fair value of the options on the original grant date. The number of options granted or shares awarded under the plan, when aggregated with any subsequently adopted stock-based benefit plans (exclusive of any shares held by any employee stock ownership plan), may not exceed 25% of the number of shares of common stock held by persons other than Colonial Bankshares, MHC.

         The stock-based benefit plan will comply with all applicable regulations of the Office of Thrift Supervision. The stock-based incentive plan cannot be established sooner than six months after the offering and would require the approval of our stockholders by a majority of the outstanding votes of Colonial Bankshares, Inc. eligible to be cast (excluding votes eligible to be cast by Colonial Bankshares, MHC), unless we obtain a waiver from the Office of Thrift Supervision which would allow the approval of the stock-based benefit plan by our stockholders by a majority of voting shares (excluding shares voted by Colonial Bankshares, MHC). Unless a waiver is obtained from the Office of Thrift Supervision, the following additional Office of Thrift Supervision restrictions would apply to our stock-based incentive plan:

     o non-employee directors in the aggregate may not receive more than 30% of the options and restricted awards authorized under the plan;

     o any one non-employee director may not receive more than 5% of the options and restricted awards authorized under the plan;

     o any officer or employee may not receive more than 25% of the options and restricted awards authorized under the plan;

     o the options and restricted awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

     o accelerated vesting is not permitted except for death, disability or upon a change in control of Colonial Bank, FSB or Colonial Bankshares, Inc.

         In the event the Office of Thrift Supervision changes its regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

         We may obtain the shares needed for this plan by issuing additional shares of common stock or through stock repurchases.

Transactions with Certain Related Persons

         In the ordinary course of business, Colonial Bank, FSB makes loans available to its directors, officers and employees. These loans are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as comparable loans to other borrowers. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

Participation By Directors and Executive Officers in the Offering

         The following table sets forth information regarding intended common stock purchases by each of the directors and executive officers of Colonial Bank, FSB and their associates, and by all directors and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. Directors and executive officers will purchase shares of common stock at the same $10.00 purchase price per share and on the same terms as other purchasers in the offering. This table excludes shares of common stock to be purchased by the employee stock ownership plan, as well as any recognition and retention plan awards or stock option grants that may be made no earlier than six months after the completion of the offering. The directors and officers have indicated their intention to purchase in the offering an aggregate of $________ of common stock, equal to _____% of the number of shares of common stock to be sold in the offering, at the midpoint of the estimated valuation range.


                              Aggregate Purchase                      Percent at
Name                                Price (1)     Number of Shares     Midpoint
----                                ---------     ----------------     --------
Frank M. Hankins, Jr........... $                                              %
Albert A. Fralinger, Jr........
Edward J. Geletka..............
Richard S. Allen...............
Gregory J. Facemyer, CPA.......
John Fitzpatrick, CPA..........
James Quinn....................
Richard W. Dapp................
L. Joseph Stella, III, CPA.....
                                -------------         ---------
All directors and executive
   officers as a group......... $                                              %
                                =============         ---------      ==========

*    Less than 1.0%
(1) Includes purchases by the individual's spouse and other relatives of the named individual living in the same household. The above named individuals are not aware of any other purchases by a person who, or entity which would be considered an associate of the named individuals under the Stock Issuance Plan.

                          THE OFFERING

         The Board of Directors of Colonial Bankshares, Inc. and the Office of Thrift Supervision have approved the plan subject to the satisfaction of other conditions imposed by the Office of Thrift Supervision. Regulatory approval does not constitute a recommendation or endorsement of the plan by regulatory authorities.

General

         On November 1, 2004, our Board of Directors unanimously adopted the plan pursuant to which Colonial Bankshares, Inc. will sell shares of its common stock to depositors of Colonial Bank, FSB and certain other persons, and issue shares of its common stock to Colonial Bankshares, MHC. After the stock offering, purchasers in the offering will own 46% of our outstanding shares of common stock, and Colonial Bankshares, MHC will own 54% of our outstanding shares of common stock.

         The aggregate price of the shares of common stock sold in the offering will be within the offering range. The offering range of between $16.4 million and $25.6 million has been established by the Board of Directors, based upon an independent appraisal of the estimated pro forma market value of the common stock of Colonial Bankshares, Inc. The appraisal was prepared by RP Financial LC., a consulting firm experienced in the valuation and appraisal of savings institutions. All shares of common stock to be sold in the offering will be sold at the same price per share. The independent appraisal will be affirmed or, if necessary, updated at the completion of the offering. See "How We Determined Stock Pricing and the Number of Shares to be Issued" for additional information as to the determination of the estimated pro forma market value of the common stock.

         The following is a brief summary of all material aspects of the stock offering. Prospective purchasers should also carefully review the terms of the stock issuance plan. A copy of the stock issuance plan is available from Colonial Bank, FSB upon request and is available for inspection at the offices of Colonial Bank, FSB and at the Office of Thrift Supervision. The plan is also filed as an exhibit to the Registration Statement of which this prospectus is a part, copies of which may be obtained from the Securities and Exchange Commission. See "Where You Can Find More Information" on page 122.

Reasons for the Stock Offering

         The proceeds from the sale of our shares of common stock will provide Colonial Bank, FSB with additional capital, which may be used to support future growth, internally or through acquisitions. The stock offering also will enable Colonial Bankshares, Inc. and Colonial Bank, FSB to increase their capital in response to any future regulatory capital requirements. Although Colonial Bank, FSB currently exceeds all regulatory capital requirements, the sale of common stock will assist Colonial Bank, FSB with the orderly preservation and expansion of its capital base and will provide flexibility to respond to sudden and unanticipated capital needs.

         In addition, since Colonial Bank, FSB competes with local and regional banks not only for customers, but also for employees, we believe that the stock offering also will afford us the opportunity to attract and retain management and employees through various stock benefit plans, including incentive stock option plans, restricted stock plans and an employee stock ownership plan.

         After completion of the stock offering, the unissued common and preferred stock authorized by our Stock Holding Company Charter, as well as any treasury shares that may have been repurchased, will permit us to raise additional equity capital through further sales of securities and may permit us to issue securities in connection with possible acquisitions, subject to market conditions and any required regulatory approvals. We currently have no plans with respect to additional offerings of securities.

         The stock offering proceeds will provide additional flexibility to grow through acquisitions of other financial institutions or other businesses. Although there are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities, we will be in a position after the stock offering to take advantage of any such favorable opportunities that may arise. See "How We Intend to Use the Proceeds from the Offering" for a description of our intended use of proceeds.

         After considering the advantages and disadvantages of the stock offering, as well as applicable fiduciary duties, the Board of Directors of Colonial Bankshares, Inc. unanimously approved the stock offering as being in the best interests of Colonial Bankshares, Inc., Colonial Bank, FSB, and Colonial Bankshares, MHC's members and the communities we serve.

Offering of Common Stock

         Under the stock issuance plan, up to 2,221,800 shares of our common stock will be offered for sale, subject to certain restrictions described below, through a subscription and community offering.

         Subscription Offering. The subscription offering will expire at 11:00 a.m., New Jersey time, on [termination date], unless otherwise extended by Colonial Bank, FSB and Colonial Bankshares, Inc. Regulations of the Office of Thrift Supervision require that at least the minimum number of shares offered in the offering be sold within a period ending not more than 90 days after Office of Thrift Supervision approval of the use of the prospectus or a longer period as may be approved by the Office of Thrift Supervision, or the offering will not be effected. This period expires on [extension date] and the offering is extended, unless extended with the approval of the Office of Thrift Supervision. If the offering is not completed by [extension date], all subscribers will have the right to maintain their subscriptions, modify or rescind their subscriptions and have their subscription funds returned promptly with interest. In the event of an extension, all subscribers will be notified in writing of the time period within which subscribers must notify Colonial Bank, FSB of their intention to maintain, modify or rescind their subscriptions. If the subscriber rescinds or does not respond, the funds submitted will be refunded to the subscriber with interest at Colonial Bank, FSB's current passbook savings rate, and/or the subscriber's deposits account withdrawal authorizations will be terminated. In the event that the offering is terminated for any reason, all funds submitted and not previously refunded will be promptly refunded to subscribers with interest at Colonial Bank, FSB's current passbook savings rate, and all withdrawal authorizations will be terminated.

         Subscription Rights. Under the stock issuance plan, nontransferable subscription rights to purchase the shares of common stock have been issued to persons and entities entitled to purchase the shares of common stock in the subscription offering. The amount of shares of common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the stock issuance plan. Subscription priorities have been established for the allocation of common stock to the extent that the common stock is available. These priorities are as follows:

         Category 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor with an aggregate for $50.00 or more on deposit at Colonial Bank, FSB, as of the close of business on October 31, 2003, will receive nontransferable subscription rights to subscribe for up to the greater of the following:

     (i)  $250,000 of common stock;

     (ii) one-tenth of one percent of the total offering of common stock; or

     (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

         If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled; however, no fractional shares will be issued. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess will be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated. Subscription rights received by officers and directors in this category based on their increased deposits in Colonial Bank, FSB in the one-year period preceding October 31, 2003 are subordinated to the subscription rights of other eligible account holders.

         Category 2: Tax-Qualified Employee Plans. The tax-qualified employee plans of Colonial Bank, FSB, such as the employee stock ownership plan, have nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the offering. The employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the offering although it may purchase additional shares in order to complete the offering at the minimum of the offering range. In the event the number of shares offered in the offering is increased above the maximum of the valuation range, the tax-qualified employee plans will have first priority to purchase additional shares, up to 10% of the shares of common stock sold. If the employee stock ownership plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares of common stock in the open market or may purchase shares of common stock directly from the holding company subsequent to completion of the offering.

         Category 3: Supplemental Eligible Account Holders. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified employee plans, and subject to the maximum purchase limitations, each depositor with an aggregate of $50.00 or more on deposit as of the close of business on March 31, 2005, who is not an eligible account holder will receive nontransferable subscription rights to subscribe for up to the greater of:

     (i)  $250,000 of common stock;

     (ii) one-tenth of one percent of the total offering of common stock; or

     (iii) 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

         If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to total qualifying deposits of all subscribing supplemental eligible account holders.

         Category 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by eligible account holders, the tax-qualified employee plans and supplemental eligible account holders, and subject to the maximum purchase limitations, each depositor with an aggregate of $50.00 or more on deposit, as of the close of business on [other member date] and borrowers of Colonial Bank, FSB as of January 2, 2003 whose borrowings remained outstanding as of [other member date] who is neither an Eligible Account Holder nor Supplemental Eligible Account Holder, ("Other Members"), will receive nontransferable subscription rights to subscribe for up to the greater of:

     (i)  $250,000 of common stock;

     (ii) one-tenth of one percent of the total offering of common stock; or

     (iii) for Other Members who are depositors, 15 times the product, rounded down to the nearest whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the Other Members and the denominator is the total amount of qualifying deposits of all Other Members.

         If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing Other Members so as to permit each Other Member, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing Other Members whose subscriptions remain unfilled in the proportion that the amounts of their respective subscription bears to total subscriptions of all subscribing Other Members.

         Colonial Bank, FSB and Colonial Bankshares, Inc. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares of common stock pursuant to the stock issuance plan reside. However, no shares of common stock will be offered or sold under the stock issuance plan to any person who resides in a foreign country or resides in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares under the stock issuance plan reside or as to which Colonial Bank, FSB and Colonial Bankshares, Inc. determine, that compliance with the securities laws of the state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that Colonial Bank, FSB or Colonial Bankshares, Inc. or any of their officers, directors or employees register, under the securities laws of the state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of subscription rights to any person.

         Community Offering. Shares of common stock that remain unsubscribed for in the subscription offering will be offered by us in a community offering to members of the general public to whom we deliver a copy of this prospectus and a stock order form, with preference given to natural persons residing in Cumberland or Gloucester Counties, New Jersey. Subject to the maximum purchase limitations, these persons, may purchase up to $250,000 of common stock. The community offering, if any, may begin concurrently with, during or promptly after the subscription offering, and may terminate at any time without notice, but may not terminate later than [extension date], unless extended by Colonial Bankshares, Inc. and Colonial Bank, FSB. Subject to any required regulatory approvals, we will determine, in our discretion, the advisability of conducting a community offering, the commencement and termination dates of any community offering, and the methods of finding potential purchasers in such offering. The community offering is expected to expire at the same time as the subscription offering. The opportunity to subscribe for shares of common stock in the community offering category is subject to the right of Colonial Bankshares, Inc. and Colonial Bank, FSB, in their sole discretion, to accept or reject these orders in whole or in part either at the time of receipt of an order or as soon as practicable thereafter.

         If there are not sufficient shares of common stock available to fill orders in the community offering, the shares of common stock will be allocated, if possible, first to each natural person residing in Cumberland or Gloucester Counties, New Jersey (the "Local Community") whose order is accepted by us, in an amount equal to the lesser of 1,000 shares of common stock or the number of shares of common stock ordered by each natural person residing in the Local Community. Thereafter, unallocated shares of common stock will be allocated among natural persons residing in the Local Community, whose orders remain unsatisfied, on an equal number of shares basis per order. If orders of natural persons residing in the Local Community are filled, any remaining shares will be allocated to other members of the general public who order in the community offering applying the same allocation described above for natural persons residing in the Local Community.

         Syndicated Community Offering. Shares of common stock not purchased in the subscription and community offerings, if any, may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Ryan Beck & Co., Inc. The syndicated community offering will be conducted subject to procedures as we may determine. We have the right to reject orders in whole or part in our sole discretion in the syndicated community offering. Neither Ryan Beck & Co., Inc. nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, Ryan Beck & Co., Inc. will use its best efforts in the sale of shares of common stock in the syndicated community offering.

         The price at which shares of common stock are sold in the syndicated community offering will be the same price as in the subscription and community offerings. Subject to the overall purchase limitations, no person by himself or herself may subscribe for or purchase more than $250,000 or 25,000 shares of common stock.

         The syndicated community offering will be conducted in accordance with Securities and Exchange Commission rules applicable to best efforts offerings. Generally under those rules, Ryan Beck & Co., Inc. will deposit funds its receives prior to the closing date from interested investors into a separate non-interest bearing bank account. If and when all the conditions for the closing are met, funds for common stock sold by Ryan Beck & Co., Inc. in the syndicated community offering will be promptly delivered to us. If the offering closes, but some or all of an interested investor's funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering does not close, funds in the account will be promptly returned, without interest, to the potential investor. Normal customer ticketing will be used. In the syndicated community offering, stock order forms will not be used.

         The syndicated community offering will terminate no more than 45 days following the subscription expiration date, unless we extend the syndicated community offering with the approval of the Office of Thrift Supervision.

         Limitations on Purchase of Shares. The plan provides for certain limitations on the purchase of shares of common stock in the offering. These limitations are as follows:

     A. The aggregate amount of outstanding common stock of Colonial Bankshares, Inc. owned or controlled by persons other than Colonial Bankshares, MHC at the close of the offering shall be less than 50% of Colonial Bankshares, Inc.'s total outstanding common stock.

     B. The maximum purchase of common stock in the subscription offering by a person or group of persons through a single qualifying deposit account held jointly, is $250,000. No person by himself, or with an associate or group of persons acting in concert, may purchase more than $400,000 of the common stock offered in the offering, except that:

          o Colonial Bankshares, Inc. may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the number of shares offered in the offering;

          o the tax-qualified employee plans may purchase up to 10% of the shares sold in the offering; and

          o shares to be held by any tax-qualified employee plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     C. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any non-tax-qualified employee plan or any management person and his or her associates, exclusive of any shares of common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Colonial Bankshares, Inc. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Colonial Bankshares, Inc. or Colonial Bank, FSB that are attributable to such person shall not be counted.

     D. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any non-tax-qualified employee plan exclusive of any common stock acquired by such plan or management person and his or her associates in the secondary market, shall not exceed 4.9% of the stockholders' equity of Colonial Bankshares, Inc. at the conclusion of the offering. In calculating the number of shares held by any management person and his or her associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan of Colonial Bankshares, Inc. or Colonial Bank, FSB that are attributable to such person shall not be counted.

     E. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the outstanding shares of common stock of Colonial Bankshares, Inc. at the conclusion of the offering.

     F. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by any one or more tax-qualified employee stock benefit plans, exclusive of any shares of common stock acquired by such plans in the secondary market, shall not exceed 4.9% of the stockholders' equity of Colonial Bankshares, Inc. at the conclusion of the offering

     G. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by all non-tax-qualified employee plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 25% of the outstanding shares of common stock held by persons other than Colonial Bankshares, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph or the next paragraph shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

     H. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by all non-tax-qualified employee stock benefit plans or management persons and their associates, exclusive of any common stock acquired by such plans or management persons and their associates in the secondary market, shall not exceed 30% of the stockholders' equity of Colonial Bankshares, Inc. held by persons other than Colonial Bankshares, MHC at the conclusion of the offering. In calculating the number of shares held by management persons and their associates under this paragraph, shares held by any tax-qualified employee plan or non-tax-qualified employee plan that are attributable to such persons shall not be counted.

     I. The aggregate amount of common stock acquired in the offering, plus all prior issuances by Colonial Bankshares, Inc., by all stock benefit plans of Colonial Bankshares, Inc. or Colonial Bank, FSB, other than employee stock ownership plans, shall not exceed 30% of the outstanding common stock of Colonial Bankshares, Inc. held by persons other than the Colonial Bankshares, MHC.

     J. Notwithstanding any other provision of the Stock Issuance Plan, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. Colonial Bankshares, Inc. and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     K. The Board of Directors of Colonial Bankshares, Inc. has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the Stock Issuance Plan.

     L. A minimum of 25 shares of common stock must be purchased by each person purchasing shares in the offering to the extent those shares are available.

         For purposes of the plan, the members of the Board of Directors are not deemed to be acting in concert solely by reason of their board membership. The term "associate" is used above to indicate any of the following relationships with a person:

     o any corporation or organization, other than Colonial Bankshares, MHC, Colonial Bankshares, Inc. or Colonial Bank, FSB or a majority-owned subsidiary of Colonial Bankshares, Inc. or Colonial Bank, FSB, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

     o any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of Office of Thrift Supervision Regulations Sections 563b.370, 563b.380, 563b.385, 563b.390 and 563b.505 a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of Section 563b.370 of the Office of Thrift Supervision Regulations, a tax-qualified employee plan is not an associate of a person;

     o any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Colonial Bankshares, MHC, Colonial Bankshares, Inc. or Colonial Bank, FSB or a subsidiary thereof; and

     o any person acting in concert with the persons or entities specified above.

         As used above, the term "acting in concert" means:

     o knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;

     o a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or

     o a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Persons or companies who file jointly a Schedule 13-D or Schedule 13-G with any regulatory agency or who have the same address on an account or order form will be deemed to be acting in concert.

         The boards of directors of Colonial Bankshares, Inc. and Colonial Bank, FSB may, in their sole discretion increase the maximum purchase limitation up to 9.99% of the shares being offered in the offering. However, orders for shares exceeding 5% of the shares sold may not exceed, in the aggregate, 10% of the shares sold. Requests to purchase shares of Colonial Bankshares, Inc. common stock under this provision will be allocated by the boards of directors in accordance with the priority rights and allocation procedures set forth above. Depending upon market and financial conditions, and subject to certain regulatory limitations, the boards of directors of Colonial Bankshares, Inc. and Colonial Bank, FSB, with the approval of the Office of Thrift Supervision, may increase or decrease any of the above purchase limitations at any time. In computing the number of shares of common stock to be allocated, all numbers will be rounded down to the next whole number.

         Shares of common stock purchased in the offering will be freely transferable except for shares of common stock purchased by executive officers and directors of Colonial Bank, FSB or Colonial Bankshares, Inc. and except as described below.

Restrictions on Transferability of Subscription Rights

         Subscription rights are nontransferable. Colonial Bank, FSB may reasonably investigate to determine compliance with this restriction. Persons selling or otherwise transferring their rights to subscribe for shares of common stock in the subscription offering or subscribing for shares of common stock on behalf of another person will forfeit those rights and may face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the United States Government. We will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of these rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares of common stock. When entering your stock purchase on the order form, you should not add the name(s) of persons who do not have subscription rights or who qualify in a lower purchase priority than you do. In addition, joint stock registration will be allowed only if the qualifying deposit account is so registered. Once tendered, subscription orders cannot be revoked without our consent.

Plan of Distribution and Marketing Arrangements

         Offering materials for the offering initially have been mailed to persons with subscription rights, with additional copies made available through our Stock Information Center and Ryan Beck & Co., Inc. All prospective purchasers are to send payment directly to Colonial Bank, FSB, where such funds will be held in a segregated savings account at Colonial Bank, FSB or, at our discretion, another federally insured depository institution, and not released until the offering is completed or terminated.

         To assist in the marketing of the common stock, we have retained Ryan Beck & Co., Inc., which is a broker-dealer registered with the NASD. Ryan Beck & Co., Inc. will assist us in the offering as follows:

     (i)  serving as our financial advisor for the stock offering;

     (ii) training and educating our employees regarding the mechanics of the offering;

     (iii) providing administrative services and managing the Stock Information Center; and

     (iv) coordinating selling efforts and soliciting orders for shares of common stock.

For these services, Ryan Beck & Co., Inc. will receive an administrative services fee of $25,000 and a sales fee equal to 1.0% of the dollar amount of the shares of common stock sold in the subscription and community offerings. No fee will be payable to Ryan Beck & Co., Inc. with respect to shares purchased by officers, directors and employees or their immediate families, or shares purchased by our tax-qualified and non-qualified employee benefit plans. If there is a syndicated offering, Ryan Beck & Co., Inc. will receive a fee in an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of common stock sold at a comparable price per share in a similar market environment. However, the total fees payable to Ryan Beck & Co., Inc. and other NASD member firms in the syndicated offering shall not exceed 6.0% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Ryan Beck & Co., Inc. for its reasonable expenses associated with its marketing effort (including legal fees), up to a maximum of $55,000. We will indemnify Ryan Beck & Co., Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

         Our directors and executive officers may participate in the solicitation of offers to purchase shares of common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Ryan Beck & Co., Inc. We will rely on Rule 3a4-1 of the Exchange Act to permit officers, directors, and employees to participate in the sale of common stock. No officer, director or employee will be compensated for his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock. Ryan Beck & Co., Inc. will solicit orders and conduct sales of the common stock of Colonial Bankshares, Inc. in states in which our directors and executive officers are not permitted to offer and sell our common stock.

How We Determined the Stock Pricing and the Number of Shares to be Issued

         The stock issuance plan and federal regulations require that the aggregate purchase price of the shares of common stock sold in the offering be based on the appraised pro forma market value of the shares of common stock, as determined on the basis of an independent valuation. We retained RP Financial, LC. to make the independent valuation. RP Financial, LC. will receive a fee of $30,000 to prepare the independent valuation, and an additional $5,000 to prepare each update to the independent valuation. We have agreed to indemnify RP Financial, LC. and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where RP Financial LC.'s liability results from its negligence or bad faith.

         The independent valuation was prepared by RP Financial, LC. in reliance upon the information contained in the prospectus, including the financial statements. RP Financial, LC. also considered the following factors, among others:

     o the present and projected operating results and financial condition of Colonial Bankshares, Inc. and Colonial Bank, FSB and the economic and demographic conditions in our existing market area;

     o historical, financial and other information relating to Colonial Bankshares, Inc. and Colonial Bank, FSB;

     o a comparative evaluation of the operating and financial statistics of Colonial Bankshares, Inc. and Colonial Bank, FSB with those of other publicly traded holding companies;

     o the impact of the offering on our stockholders' equity and earnings potential;

     o    the proposed dividend policy of Colonial Bankshares, Inc.; and

     o the trading market for securities of comparable institutions and general conditions in the market for such securities.

         On the basis of the foregoing, RP Financial, LC. advised us that as of March 4, 2005, the estimated pro forma market value of the common stock on a fully converted basis ranged from a minimum of $35.7 million to a maximum of $48.3 million, with a midpoint of $42.0 million (the estimated valuation range). The board determined to offer the shares of common stock in the offering at the purchase price of $10.00 per share and that 46% of the shares issued should be held by purchasers in the offering and 54% should be held by Colonial Bankshares, MHC. Based on the estimated valuation range and the purchase price of $10.00 per share, the number of shares of common stock that we will issue will range from 3,570,000 shares to 4,830,000 shares, with a midpoint of 4,200,000 shares, and the number of shares sold in the offering will range from 1,642,200 shares to 2,221,800 shares, with a midpoint of 1,932,000 shares.

         The board reviewed the independent valuation and, in particular, considered:

     o our financial condition and results of operations for the year ended December 31, 2004;

     o financial comparisons to other financial institutions and their holding companies; and

     o stock market conditions generally and, in particular, for financial institutions and their holding companies, all of which are set forth in the independent valuation. The board also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing the independent valuation.

The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if necessitated by subsequent developments in our financial condition or market conditions generally.

         Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to $55.5 million and the maximum number of shares that will be outstanding immediately following the offering may be increased by up to 15% to 5,554,500 shares. Under such circumstances the number of shares sold in the offering will be increased to 2,555,070 shares and the number of shares held by Colonial Bankshares, MHC will be increased to 2,999,430 shares. The increase in the valuation range may occur to reflect changes in market and financial conditions, demand for the shares, or regulatory considerations, without the resolicitation of subscribers. The minimum of the estimated valuation range and the minimum of the offering range may not be decreased without a resolicitation of subscribers. The purchase price of $10.00 per share will remain fixed. See "Offering of Common Stock--Limitations On Purchase of Shares" as to the method of distribution and allocation of additional shares of common stock that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

         The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. RP Financial, LC. did not independently verify our financial statements and other information we provided, nor did RP Financial, LC. value independently our assets or liabilities. The independent valuation considers us as a going concern and should not be considered as an indication of its liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

         The independent valuation will be updated at the time of the completion of the offering. No sale of shares of common stock may occur unless, prior to such sale, RP Financial, LC. confirms to Colonial Bank, FSB and the Office of Thrift Supervision that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause RP Financial, LC. to conclude that the independent valuation is incompatible with its estimate of the pro forma market value of our common stock at the conclusion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the pro forma market value of the common stock to more than $55.5 million or a decrease in the pro forma market value to less than $35.7 million, then, after consulting with the Office of Thrift Supervision, we may terminate the stock issuance plan and return all funds received promptly, with interest, or we may establish a new offering range and resolicit subscribers or take such other actions as may be permitted by the Office of Thrift Supervision, in order to complete the offering. In the event that a resolicitation is commenced, unless an affirmative response is received, all funds will be promptly returned to investors as described above.

         An increase in the independent valuation and the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and Colonial Bankshares, Inc.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the independent valuation and the number of shares of common stock to be issued in the offering would increase both a subscriber's ownership interest and our pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

         Copies of the appraisal report of RP Financial, LC. and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Colonial Bank, FSB and the other locations specified under "Where You Can Find More Information."


Prospectus Delivery and Procedure for Purchasing Shares

         Prospectus Delivery. To ensure that each purchaser receives a prospectus at least 48 hours prior to the end of the offering, in accordance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no prospectus will be mailed later than five days or hand delivered any later than two days prior to the end of the offering. Execution of the order form will confirm receipt or delivery of a prospectus in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Neither we nor Ryan Beck & Co., Inc. is obligated to deliver a prospectus and an order form by any means other than the U.S. Postal Service.

         Expiration Date. The offering will terminate at 11:00 a.m., New Jersey time on [termination date], unless extended by us for up to 90 days following the date of Office of Thrift Supervision approval of the use of this prospectus, which is [extension date], or, if approved by the Office of Thrift Supervision, for an additional period after [extension date] (as so extended, the "expiration date"). We are not required to give purchasers notice of any extension unless the expiration date is later than [extension date], in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders.

         Use of Order Forms. In order to purchase shares of common stock, each purchaser in the subscription offering and the community offering, if any, must complete an order form. Any person receiving an order form who desires to purchase shares of common stock may do so by delivering a properly executed and completed order form, together with full payment for the shares of common stock purchased so that it is received by Colonial Bank, FSB (not post-marked) prior to 11:00 a.m., New Jersey time on [termination date]. Each person ordering shares of common stock is required to represent that they are purchasing such shares for their own account. Our interpretation of the terms and conditions of the stock issuance plan and of the acceptability of the order forms will be final. We are not required to accept copies of order forms.

         To ensure that eligible account holders, supplemental eligible account holders and other depositors are properly identified as to their stock purchase priorities, such parties must list all deposit accounts on the order form giving all names on each deposit account and/or loan and the account and/or loan numbers at the applicable eligibility date. Failure to list all of your account relationships, which will all be reviewed when taking into consideration relevant account relationships in the event of an allocation of stock, could result in a loss of all or part of your share allocation in the event of an oversubscription. Should an oversubscription result in an allocation of shares, the allocation of shares will be completed in accordance with the stock issuance plan. Our interpretation of the terms and conditions of the stock issuance plan and of the acceptability of the order form will be final.

         We are not obligated to accept an order submitted on photocopied or telecopied order forms. We are not required to notify subscribers of incomplete or improperly executed order forms and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects.

         Payment for Shares. Payment for all shares will be required to accompany a completed order form for the purchase to be valid. Payment for shares may be made by check, money order, or authorization of withdrawal from a deposit account maintained with Colonial Bank, FSB. Third party checks and Colonial Bank, FSB line of credit checks will not be accepted as payment for a subscriber's order. Checks will be cashed upon receipt.

         Appropriate means for authorizing a direct withdrawal are provided on the order forms. Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the offering is completed or terminated.

         Interest penalties for early withdrawal applicable to certificate of deposit accounts at Colonial Bank, FSB will not apply to withdrawals authorized for the purchase of shares of common stock. However, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at our passbook rate subsequent to the withdrawal.

         Payments received by Colonial Bank, FSB will be placed in a segregated savings account at Colonial Bank, FSB or, at our discretion, another federally insured depository institution, and will be paid interest at our passbook rate from the date payment is received until the offering is completed or terminated. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of common stock, promptly following completion or termination of the offering.

         The employee stock ownership plan will not be required to pay for the shares of common stock it intends to purchase until consummation of the offering, provided that there is a loan commitment to lend to the employee stock ownership plan the amount of funds necessary to purchase the number of shares ordered.

         Owners of self-directed individual retirement accounts may use the assets of such individual retirement accounts to purchase shares of common stock in the offering, provided that the individual retirement account accounts are not maintained at Colonial Bank, FSB. Persons with individual retirement accounts maintained with us must have their accounts transferred to a self-directed individual retirement account with an unaffiliated trustee in order to purchase shares of common stock in the offering. In addition, the provisions of ERISA and Internal Revenue Service regulations require that executive officers, trustees, and 10% stockholders who use self-directed individual retirement account funds and/or Keogh plan accounts to purchase shares of common stock in the offering, make such purchase for the exclusive benefit of the individual retirement account and/or Keogh plan participant. Assistance on how to transfer individual retirement accounts maintained at Colonial Bank, FSB can be obtained from the Stock Information Center. Depositors interested in using funds in an individual retirement account maintained at Colonial Bank, FSB should contact the Stock Information Center as soon as possible, but preferably at least two weeks before the [termination date] offering date.

         Once submitted, an order cannot be modified or revoked unless the offering is terminated or extended beyond [extension date].

         Delivery of Stock Certificates. Certificates representing shares of common stock issued in the offering will be mailed to the persons entitled thereto at the registration address noted on the order form, as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Although the shares of common stock will have begun to trade, until certificates for the shares of common stock are available and delivered to purchasers, purchasers may not be able to sell the shares that they ordered.

Restrictions on Purchase or Transfer of Stock by Directors and Officers

         All shares of the common stock purchased by our directors and officers in the offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by our directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Regulation--Federal Securities Laws."

         Purchases of outstanding shares of common stock of Colonial Bankshares, Inc. by directors, executive officers, or any person who was an executive officer or director of Colonial Bank, FSB after adoption of the stock issuance plan, and their associates during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of shares of common stock under the stock option plan expected to be implemented subsequent to completion of the non-objection and offering.

         Colonial Bankshares, Inc. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued in the offering. The registration under the Securities Act of shares of the common stock to be issued in the offering does not cover the resale of the shares of common stock. Shares of common stock purchased by persons who are not affiliates of Colonial Bankshares, Inc. may be resold without registration. Shares purchased by an affiliate of Colonial Bankshares, Inc. will have resale restrictions under Rule 144 of the Securities Act of 1933. If Colonial Bankshares, Inc. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of Colonial Bankshares, Inc. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Colonial Bankshares, Inc. common stock or the average weekly volume of trading in the shares of common stock during the preceding four calendar weeks. Provision may be made in the future by Colonial Bankshares, Inc. to permit affiliates to have their shares of common stock registered for sale under the Securities Act of 1933 under certain circumstances.

         Under guidelines of the NASD, members of the NASD and their associates face certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

         All interpretations of the Stock Issuance Plan by the Office of Thrift Supervision will be final, subject to the authority of the Office of Thrift Supervision. The stock issuance plan provides that, if deemed necessary or desirable by our Board of Directors, the stock issuance plan may be substantially amended by a majority vote of the Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of the plan to the vote of members at a special meeting of members held to vote on the Stock Issuance Plan. Amendment of the stock issuance plan thereafter requires a majority vote of the Board of Directors, with the concurrence of the Office of Thrift Supervision. The stock issuance plan may be terminated by a majority vote of the Board of Directors at any time prior to the earlier of approval of the plan by the Office of Thrift Supervision and the date of the special meeting of members, and may be terminated by a majority vote of the Board of Directors at any time thereafter with the concurrence of the Office of Thrift Supervision. In its discretion, the Board of Directors may modify or terminate the stock issuance plan upon the order of the Office of Thrift Supervision without another meeting of members; however any material amendment of the terms of the plan which occur after the special meeting of members shall required the approval of the members. The stock issuance plan shall be terminated if the offering are not completed within 24 months from the date on which the stock issuance plan is adopted or [final date] and may not be extended by us or the Office of Thrift Supervision.

Stock Information Center

         If you have any questions regarding the offering or the offering, please call the Stock Information Center at (____) ____-______, from 10:00 a.m. to 4:00 p.m., New Jersey time, Monday through Friday. The Stock Information Center is located at our main office at 85 West Broad Street, Bridgeton, New Jersey. The Stock Information Center will be closed on weekends and on bank holidays.

        RESTRICTIONS ON THE ACQUISITION OF COLONIAL BANKSHARES, INC. AND
                               COLONIAL BANK, FSB

General

         The material federal regulatory restrictions that affect the ability of any person, firm or entity to acquire Colonial Bankshares, Inc., Colonial Bank, FSB or their respective capital stock are described below. Also discussed are provisions in our charter and bylaws that may be deemed to affect the ability of a person, firm or entity to acquire Colonial Bankshares, Inc.

Mutual Holding Company Structure

         The mutual holding company structure will restrict the ability of our stockholders to effect a change in control of management because, as long as Colonial Bankshares, MHC remains in existence as a mutual savings and loan holding company, it will control a majority of Colonial Bankshares, Inc.'s voting stock. Moreover, the directors of Colonial Bankshares, MHC will be the directors of Colonial Bankshares, Inc. and the directors of Colonial Bank, FSB. Colonial Bankshares, MHC will be able to elect all of the members of the board of Directors of Colonial Bankshares, Inc., and as a general matter, will be able to control the outcome of all matters presented to the stockholders of Colonial Bankshares, Inc. for a vote. Therefore, a change in control of Colonial Bankshares, Inc. or Colonial Bank, FSB cannot occur unless Colonial Bankshares, MHC, first converts to the stock form of organization or is dissolved.

Federal Law

         The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the Office of Thrift Supervision has been given 60 days prior written notice. The Home Owners' Loan Act provides that no company may acquire "control" of a savings institution without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated "control factors" are also present in the acquisition.

         The Office of Thrift Supervision may prohibit an acquisition of control if:

     o    it would result in a monopoly or substantially lessen competition;

     o the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

     o the competence, experience or integrity of the acquiring person indicates that it would not be in the interests of the depositors or of the public to permit the acquisition of control by such person.

         These restrictions do not apply to the acquisition of a savings institution's capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

         For a period of three years following completion of the stock issuance, Office of Thrift Supervision regulations generally prohibit any person from acquiring or making an offer to acquire beneficial ownership of more than 10% of the stock of Colonial Bankshares, Inc. or Colonial Bank, FSB without the prior approval of Office of Thrift Supervision.

Charter and Bylaws of Colonial Bankshares, Inc.

         The following discussion is a summary of certain provisions of the charter and bylaws of Colonial Bankshares, Inc. that relate to corporate governance. The description is necessarily general and qualified by reference to the charter and bylaws.

         Classified Board of Directors. The Board of Directors of Colonial Bankshares, Inc. is required by the charter and bylaws to be divided into three staggered classes which are as equal in size as is possible. Each year one class will be elected by stockholders of Colonial Bankshares, Inc. for a three-year term. A classified board promotes continuity and stability of management of Colonial Bankshares, Inc., but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur.

         Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of preferred stock and common stock. See "Description of Capital Stock of Colonial Bankshares, Inc." Although these shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of Colonial Bankshares, Inc. through a merger, tender offer, proxy contest or otherwise, it is unlikely that we would use or need to use shares for these purposes since Colonial Bankshares, MHC owns a majority of the common stock.

         How Shares are Voted. Our charter provides that there will not be cumulative voting by stockholders for the election of our directors. No cumulative voting rights means that Colonial Bankshares, MHC, as the holder of a majority of the shares eligible to be voted at a meeting of stockholders, may elect all directors of Colonial Bankshares, Inc. to be elected at that meeting. This could prevent minority stockholder representation on our Board of Directors.

         Procedures for Stockholder Nominations. Our bylaws provide that any stockholder wanting to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must send written notice to the Secretary of Colonial Bankshares, Inc. at least five days before the date of the annual meeting. The bylaws further provide that if a stockholder wanting to make a nomination or a proposal for new business does not follow the prescribed procedures, the proposal will not be considered until an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. Management believes that it is in the best interests of Colonial Bankshares, Inc. and its stockholders to provide enough time for management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations if management thinks it is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Benefit Plans

         In addition to the provisions of our charter and bylaws described above, certain benefit plans of Colonial Bankshares, Inc. and Colonial Bank, FSB adopted in connection with the offering, or expected to be adopted following completion of the offering, contain, or may contain, provisions which also may discourage hostile takeover attempts which the Board of Directors of Colonial Bank, FSB might conclude are not in the best interests of Colonial Bankshares, Inc. and Colonial Bank, FSB or Colonial Bankshares, Inc.'s stockholders.

            DESCRIPTION OF CAPITAL STOCK OF COLONIAL BANKSHARES, INC.

General

         Colonial Bankshares, Inc. is authorized to issue 10,000,000 shares of common stock having a par value of $0.10 per share and 1,000,000 shares of serial preferred stock. Each share of our common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock in accordance with the stock issuance plan, all of the stock will be duly authorized, fully paid and nonassessable. Presented below is a description of our capital stock that is deemed material to an investment decision with respect to the offering. The shares of common stock of Colonial Bankshares, Inc. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation.

         We currently expect that we will have a maximum of up to 4,830,000 shares of common stock outstanding after the offering, subject to adjustment, of which 2,221,800 shares will be held by persons other than Colonial Bankshares, MHC, subject to adjustment. The Board of Directors can, without stockholder approval, issue additional shares of common stock, although Colonial Bankshares, MHC, so long as it is in existence, must own a majority of our outstanding shares of common stock. Our issuance of additional shares of common stock could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. We have no present plans to issue additional shares of common stock other than pursuant to the stock benefit plans previously discussed.

Common Stock

         Distributions. We can pay dividends if, as and when declared by our Board of Directors, subject to compliance with limitations that are imposed by law. The holders of shares of our common stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Dividends from Colonial Bankshares, Inc. will depend, in large part, upon receipt of dividends from Colonial Bank, FSB, because we initially will have no source of income other than dividends from Colonial Bank, FSB, earnings from the investment of proceeds from the sale of shares of common stock and interest payments received in connection with the loan to the employee stock ownership plan. A regulation of the Office of Thrift Supervision imposes limitations on "capital distributions" by savings institutions. See "Supervision and Regulation--Capital Distributions" on page
82. Pursuant to our charter, we are authorized to issue preferred stock. If we do issue preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. Upon the effective date of the offering, the holders of our shares of common stock will possess exclusive voting rights in Colonial Bankshares, Inc. Each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Under certain circumstances, shares in excess of 10% of the issued and outstanding shares of common stock may be considered "Excess Shares" and, accordingly, will not be entitled to vote. See "Restrictions on the Acquisition of Colonial Bankshares, Inc. and Colonial Bank, FSB." If we issue preferred stock, holders of the preferred stock may also possess voting rights.

         Liquidation. In the event of any liquidation, dissolution or winding up of Colonial Bank, FSB, Colonial Bankshares, Inc., as holder of Colonial Bank, FSB's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Colonial Bank, FSB, including all deposit accounts and accrued interest thereon, all assets of Colonial Bank, FSB available for distribution. In the event of liquidation, dissolution or winding up of Colonial Bankshares, Inc., the holders of shares of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of Colonial Bankshares, Inc. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Rights to Buy Additional Shares. Holders of our shares of common stock will not be entitled to preemptive rights with respect to any shares that may be issued. Preemptive rights are the priority right to buy additional shares if we issue more shares in the future. The common stock is not subject to redemption.

Preferred Stock

         None of the shares of our authorized preferred stock will be issued in the stock issuance. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control. We have no present plans to issue preferred stock.

                          TRANSFER AGENT AND REGISTRAR

         ___________________, ____________, ______________ will act as the transfer agent and registrar for the common stock.


                              LEGAL AND TAX MATTERS

         The legality of the common stock and the federal income tax consequences of the offering have been passed upon for Colonial Bank, FSB and Colonial Bankshares, Inc. by the firm of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. Luse Gorman Pomerenk & Schick, P.C. and Beard Miller Company LLP have consented to the references in this prospectus to their opinions. Certain legal matters regarding the offering will be passed upon for Ryan Beck & Co., Inc. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements of Colonial Bankshares, Inc. at December 31, 2004 and 2003 and for the years then ended, appearing in this prospectus and registration statement have been audited by Beard Miller Company LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         RP Financial, LC. has consented to the publication in this prospectus of the summary of its report to Colonial Bank, FSB and Colonial Bankshares, Inc. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the offering and its letter with respect to subscription rights.

                       WHERE YOU CAN FIND MORE INFORMATION

         Colonial Bankshares, Inc. has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of the material can be obtained from the

Securities and Exchange Commission at prescribed rates. The registration statement also is available through the Securities and Exchange Commission's world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete, but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

         Colonial Bankshares, Inc. has filed an Application MHC-2 with the Office of Thrift Supervision with respect to the offering. Pursuant to the rules and regulations of the Office of Thrift Supervision, this prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Northeast Regional Office of the Office of Thrift Supervision located at Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

         A copy of the charter and bylaws of Colonial Bankshares, Inc. are available without charge from Colonial Bankshares, Inc.

                            REGISTRATION REQUIREMENTS

         In connection with the offering, we will register the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934; and, upon this registration, Colonial Bankshares, Inc. and the holders of its shares of common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the stock issuance plan, we have undertaken that it will not terminate this registration for a period of at least three years following the offering.

TABLE OF CONTENTS

                                                                        PAGE NO.

CONSOLIDATED FINANCIAL STATEMENTS:

     Report of Independent Registered Public Accounting Firm               F-2

     Consolidated Statements of Financial Condition                        F-3

     Consolidated Statements of Income                                     F-4

     Consolidated Statements of Stockholder's Equity                       F-5

     Consolidated Statements of Cash Flows                                 F-6

     Notes to Consolidated Financial Statements                            F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Colonial Bankshares, Inc.
Bridgeton, New Jersey


         We have audited the accompanying consolidated statements of financial condition of Colonial Bankshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholder's equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Colonial Bankshares, Inc. and subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                   /s/ Beard Miller Company LLP


Harrisburg, Pennsylvania
March 17, 2005

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                               December 31,
                                                                  -------------------------------------
                                                                          2004                2003
                                                                          ----                ----
                                                                    (Dollars In Thousands, Except Per
                                                                                Share Data)
                                     ASSETS
Cash and amounts due from banks                                       $    5,282           $    5,264
Investment securities available for sale                                 131,159              118,233
Investment securities held to maturity                                    18,584               24,598
Loans receivable, net of allowance for loan losses
     2004 $990; 2003 $667                                                125,800               86,841
Federal Home Loan Bank stock                                               1,024                  993
Office properties and equipment, net                                       3,946                3,548
Investment in life insurance                                               2,314                2,231
Accrued interest receivable and other assets                               2,941                1,827
                                                                 ---------------      ---------------
         Total Assets                                                   $291,050             $243,535
                                                                 ===============      ===============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
     Deposits                                                       $    259,407            $ 223,569
     Short-term borrowings                                                13,890                4,070
     Advances from borrowers for taxes and insurance                         427                  225
     Accrued interest payable and other liabilities                          478                  517
                                                                 ---------------      ---------------
         Total Liabilities                                               274,202              228,381
                                                                 ---------------      ---------------

STOCKHOLDER'S EQUITY
     Preferred stock, 1,000,000 shares authorized and unissued                 -                    -
     Common stock, par value $.10 per share; authorized
         10,000,000 shares; issued and outstanding 100 shares                  -                    -
     Paid-in capital                                                           5                    5
     Retained earnings                                                    16,483               14,636
     Accumulated other comprehensive income                                  360                  513
                                                                 ---------------      ---------------
         Total Stockholder's Equity                                       16,848               15,154
                                                                 ---------------      ---------------
         Total Liabilities and Stockholder's Equity                     $291,050             $243,535
                                                                 ===============      ===============

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

                                                                        Years Ended December 31,
                                                                 ---------------------------------------
                                                                          2004                   2003
                                                                          ----                   ----
                                                                                 (In Thousands)
INTEREST INCOME
   Loans, including fees                                                  $5,969               $  4,450
   Mortgage-backed securities                                              2,116                  2,118
   Securities:
      Taxable                                                              2,999                  3,055
      Tax-exempt                                                           1,267                  1,111
                                                                 ----------------       ----------------
       Total Interest Income                                              12,351                 10,734
                                                                 ----------------       ----------------
INTEREST EXPENSE
   Deposits                                                                4,418                  4,183
   Short-term borrowings                                                     244                     92
                                                                 ----------------       ----------------
       Total Interest Expense                                              4,662                  4,275
                                                                 ----------------       ----------------
       Net Interest Income                                                 7,689                  6,459
PROVISION FOR LOAN LOSSES                                                    354                    283
                                                                 ----------------       ----------------
       Net Interest Income after Provision for Loan Losses                 7,335                  6,176
                                                                 ----------------       ----------------
NON-INTEREST INCOME
   Fees and service charges                                                  712                    661
   Net gain on sales and calls of securities                                  67                    130
   Earnings on life insurance                                                 83                     94
   Other                                                                      40                     44
                                                                 ----------------       ----------------
       Total Non-Interest Income                                             902                    929
                                                                 ----------------       ----------------
NON-INTEREST EXPENSES
   Compensation and benefits                                               3,309                  2,657
   Occupancy and equipment                                                   800                    702
   Data processing                                                           561                    475
   Office supplies                                                           143                    123
   Professional fees                                                         131                    112
   Other                                                                     880                    886
                                                                 ----------------       ----------------
       Total Non-Interest Expenses                                         5,824                  4,955
                                                                 ----------------       ----------------
       Income before Income Taxes                                          2,413                  2,150

INCOME TAXES                                                                 566                    483
                                                                 ----------------       ----------------
       Net Income                                                         $1,847               $  1,667
                                                                 ================       ================

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
Years Ended December 31, 2004 and 2003

                                                                                                       Accumulated
                                                                                                          Other
                                                           Common        Paid-in       Retained       Comprehensive
                                                            Stock        Capital       Earnings           Income           Total
                                                            -----        -------       --------           ------           -----
                                                                                    (In Thousands)
BALANCE - DECEMBER 31, 2002                              $        -      $      -       $12,969               $648        $13,617
                                                                                                                      -----------
     Issuance of common stock                                     -             5             -                  -              5
     Comprehensive income:
         Net income                                               -             -         1,667                  -          1,667
         Net change in unrealized gain on securities
              available for sale, net of taxes                    -             -             -               (135)          (135)
                                                                                                                      -----------
         Total Comprehensive Income                                                                                         1,532
                                                        ------------  -----------   -----------      -------------    -----------
BALANCE - DECEMBER 31, 2003                                       -             5        14,636                513         15,154
     Comprehensive income:
         Net income                                               -             -         1,847                  -          1,847
         Net change in unrealized gain on securities
              available for sale, net of taxes                    -             -             -               (153)          (153)
                                                                                                                      -----------
         Total Comprehensive Income                                                                                         1,694
                                                        ------------  -----------   -----------      -------------    -----------
BALANCE - DECEMBER 31, 2004                               $       -      $      5       $16,483               $360        $16,848
                                                        ============  ===========   ===========      =============    ===========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             Years Ended December 31,
                                                                                    ---------------------------------------
                                                                                            2004                   2003
                                                                                            ----                   ----
                                                                                                   (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                $1,847                $ 1,667
   Adjustments to reconcile net income to net cash provided by operating activities:
      Provision for loan losses                                                                 354                    283
      Depreciation expense                                                                      234                    239
      Deferred income taxes                                                                    (145)                  (136)
      Net earnings on investment in life insurance                                              (83)                   (94)
      Net gain on sales and calls of investment securities                                      (67)                  (130)
      (Gain) loss on disposal of property                                                        14                    (23)
      Net amortization of loan fees                                                             118                     64
      Amortization of premium and discount on securities, net                                   248                    637
      Increase in accrued interest receivable and other assets                                 (872)                  (789)
      Increase (decrease) in accrued interest payable and other liabilities                     (39)                   364
                                                                                    ----------------       ----------------
         Net Cash Provided by Operating Activities                                            1,609                  2,082
                                                                                    ----------------       ----------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sales and maturities of investment securities                               40,979                 56,612
   Purchase of:
      Investment securities held to maturity                                                   (500)                (1,354)
      Investment securities available for sale                                              (40,490)               (49,092)
      Mortgage-backed securities available for sale                                         (28,027)               (17,464)
      Property and equipment                                                                   (646)                (1,231)
   Principal repayment of mortgage-backed securities                                         20,695                 31,666
   Net increase in loans receivable                                                         (39,431)               (27,665)
   Proceeds from sale of property and equipment                                                   -                     41
   Net increase in Federal Home Loan Bank stock                                                 (31)                   (35)
                                                                                    ----------------       ----------------
         Net Cash Used in Investing Activities                                              (47,451)                (8,522)
                                                                                    ----------------       ----------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net increase in deposits                                                                  35,838                  5,783
   Net increase in short-term borrowings                                                      9,820                    905
   Increase in advances from borrowers for taxes and insurance                                  202                     27
   Issuance of common stock                                                                       -                      5
                                                                                    ----------------       ----------------
         Net Cash Provided by Financing Activities                                           45,860                  6,720
                                                                                    ----------------       ----------------
         Increase in Cash and Cash Equivalents                                                   18                    280
CASH AND CASH EQUIVALENTS - BEGINNING                                                         5,264                  4,984
                                                                                    ----------------       ----------------
CASH AND CASH EQUIVALENTS - ENDING                                                         $  5,282                $ 5,264
                                                                                    ================       ================
SUPPLEMENTARY CASH FLOWS INFORMATION
   Interest paid                                                                           $  4,722                $ 4,311
                                                                                    ================       ================
   Income taxes paid                                                                      $     742                $   855
                                                                                    ================       ================

See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

In January 2003, Colonial Bank, FSB (the Bank) reorganized into the two-tier mutual holding company structure. As part of the reorganization, the Bank formed Colonial Bankshares, Inc. (the Company) and Colonial Bankshares, MHC (the Mutual Holding Company), a federally-chartered, mid-tier, stock holding company and mutual holding company, respectively. Colonial Bank, FSB became a federally-chartered capital stock savings bank, and a wholly-owned subsidiary of Colonial Bankshares, Inc. Colonial Bankshares, Inc. became the wholly-owned subsidiary of Colonial Bankshares, MHC, whose activity is not included in the accompanying consolidated financial statements. The same directors and officers who manage Colonial Bank, FSB manage Colonial Bankshares, Inc. and Colonial Bankshares, MHC.

This transaction was completed in accordance with a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the "Plan") approved and adopted by the Bank's board of directors on April 18, 2002 and the Bank's eligible voting members on November 21, 2002. The Mutual Holding Company, the Company, and the Bank are subject to regulation and supervision by the Office of Thrift Supervision.

On November 1, 2004, at a special meeting held by the board of directors, a plan was approved to offer to the public, shares of common stock of the Company representing a minority ownership of the estimated pro forma market value of the Bank as determined by an independent appraisal. The Mutual Holding Company will maintain the majority ownership of the Company. Costs incurred in connection with the offering will be recorded as a reduction of the proceeds from the offering. If the transaction is not consummated, all costs incurred in connection with the transaction will be expensed. At December 31, 2004, $50,000 of transaction costs had been included in other assets.

The Bank maintains its executive offices and main branch in Bridgeton, New Jersey with branches in Mantua, Millville, Upper Deerfield, Vineland and Sewell, New Jersey. The Bank's principal business consists of attracting customer deposits and investing these deposits primarily in investments and single-family residential, commercial, and consumer loans.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

     The consolidated financial statements include the accounts of Colonial Bankshares, Inc. and its wholly-owned subsidiary, Colonial Bank, FSB. All material intercompany transactions and balances have been eliminated.

Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, and the valuation of the deferred tax assets.

Significant Group Concentrations of Credit Risk

     Most of the Company's activities are with customers located within Southern New Jersey. Note 3 discusses the types of investment securities that the Company invests in. Note 4 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

Investment Securities

     Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums, or unaccreted discounts. Premiums are amortized and discounts are accreted using a method which produces results which approximate the interest method over the estimated remaining term of the underlying security.

     Securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity, and changes in the availability of and the yield of alternative investments are classified as available for sale. These securities are carried at estimated fair value, which is determined using published quotes. Unrealized gains and losses are excluded from earnings and are reported net of tax in other comprehensive income. Realized gains and losses are included in the statements of income and are determined based on the adjusted cost of the specific security sold.

     Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

     Declines in the fair value of held to maturity and available for sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Loans Receivable

     The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout the counties of Cumberland and Gloucester of New Jersey. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees. Interest income is accrued on the unpaid principal balance. Loan origination fees and costs are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan.

     The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

     The allowance for loan losses is established through provisions for loan losses charged against income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change, including the amounts and timing of future cash flows expected to be received on impaired loans.

     A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and mortgage loans for impairment disclosures, unless they are subject to a restructuring agreement.

     The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value for that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Federal Home Loan Bank Stock

     Federal law requires a member institution of the Federal Home Loan Bank system to hold restricted stock of its district Federal Home Loan Bank according to a predetermined formula. The restricted stock is carried at cost.

Office Properties and Equipment

     Office properties and equipment are recorded at cost. Depreciation is computed using the straight-line method over the expected useful lives of the related assets.

Transfers of Financial Assets

     Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank-Owned Life Insurance

     The Bank invests in bank owned life insurance ("BOLI") as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Bank on a chosen group of employees. The Bank is the owner and beneficiary of the policies. This life insurance investment is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in non-interest income on the statement of income.

Advertising Costs

     The Bank follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $81,000 and $90,000 for the years ended December 31, 2004 and 2003, respectively.

Income Taxes

     Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Colonial Bankshares, Inc. and its subsidiaries file a consolidated federal income tax return.

Off-Balance Sheet Financial Instruments

     In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the statement of financial condition when they are funded.

Comprehensive Income

     Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the statement of financial condition, such items, along with net income, are components of comprehensive income.

     The components of other comprehensive income and related tax effects for the years ended December 31, 2004 and 2003 are as follows:

                                                    2004            2003
                                                    ----            ----
                                                        (In Thousands)
Unrealized holding losses on available for
   sale securities                                    $(183)          $(146)
Reclassification adjustment for gains included
   in net income                                        (67)            (93)
                                                -----------      ----------
       Net Unrealized Losses                           (250)           (239)
Income tax effect                                       (97)           (104)
                                                -----------      ----------
       Net of Tax Amount                              $(153)          $(135)
                                                ===========      ==========

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123 (revised 2004), "Shared-Based Payment." Statement No. 123(R) addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. Statement No. 123(R) requires an entity to recognize the grant-date fair-value of stock options and other equity-based compensation issued to employees in the income statement. The revised Statement generally requires that an entity account for those transactions using the fair-value-based method, and eliminates the intrinsic value method of accounting in APB Opinion No. 25, "Accounting for Stock Issued to Employees," which was permitted under Statement No. 123, as originally issued. The revised Statement also requires entities to disclose information about the nature of the share-based payment transactions and the effects of those transactions on the financial statements. At present, the Company has not issued any stock options or other equity-based compensation.

In March 2004, the SEC released Staff Accounting Bulletin (SAB) No. 105, "Application of Accounting Principles to Loan Commitments." SAB 105 provides guidance about the measurements of loan commitments recognized at fair value under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SAB 105 also requires companies to disclose their accounting policy for those loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. SAB 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of SAB 105 did not have any effect on the Company's financial statements.

NOTE 3 - INVESTMENT SECURITIES


Investment securities are summarized as follows:

                                                                  Gross             Gross
                                             Amortized          Unrealized        Unrealized            Fair
                                               Cost               Gains             Losses              Value
                                               ----               -----             ------              -----
                                                                     (In Thousands)
AVAILABLE FOR SALE:
     DECEMBER 31, 2004:
         U.S. Government agency               $  25,096            $   190             $(134)          $  25,152
         Corporate                               10,600                212               (80)             10,732
         Mutual funds                            12,865                  -               (26)             12,839
         Municipal securities                    23,634                394              (100)             23,928
         SBA pools                               14,695                203               (99)             14,799
         Mortgage-backed securities              43,670                394              (355)             43,709
                                        ---------------    ---------------   ----------------    ---------------
                                              $ 130,560            $ 1,393             $(794)          $ 131,159
                                        ===============    ===============   ================    ===============
     DECEMBER 31, 2003:
         U.S. Government agency               $  16,932            $   181             $(169)          $  16,944
         Corporate                               15,569                422              (154)             15,837
         Mutual funds                            12,731                  9               (21)             12,719
         Municipal securities                    24,259                307              (259)             24,307
         SBA pools                               19,004                237               (84)             19,157
         Mortgage-backed securities              28,889                396               (16)             29,269
                                        ---------------    ---------------   ----------------    ---------------
                                              $ 117,384            $ 1,552             $(703)           $118,233
                                        ===============    ===============   ================    ===============
HELD TO MATURITY:
     DECEMBER 31, 2004:
         U.S. Government agency               $   1,000            $     7             $   -            $  1,007
         Municipal securities                     8,683                526                 -               9,209
         Corporate                                3,935                326                 -               4,261
         Mortgage-backed securities               4,966                251                 -               5,217
                                        ---------------    ---------------   ----------------    ---------------
                                              $  18,584            $ 1,110             $   -            $ 19,694
                                        ===============    ===============   ================    ===============
     DECEMBER 31, 2003:
         U.S. Government agency               $   1,777            $    58             $   -            $  1,835
         Municipal securities                     8,654                405                 -               9,059
         Corporate                                3,922                332                 -               4,254
         Mortgage-backed securities              10,245                507                 -              10,752
                                        ---------------    ---------------   ----------------    ---------------
                                              $  24,598            $ 1,302             $   -            $ 25,900
                                        ===============    ===============   ================    ===============

Included in the Company's investment securities are investments in the Shay Asset Management Fund with an amortized cost and fair value of $12,865,000 and $12,839,000, respectively, at December 31, 2004, and $12,584,000 and
$12,572,000, respectively, at December 31, 2003.

The amortized cost and estimated fair value of investment securities at December 31, 2004, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                  Held to Maturity                     Available for Sale
                                         -----------------------------------   ----------------------------------
                                             Amortized             Fair             Amortized           Fair
                                               Cost                Value              Cost              Value
                                               ----                -----              ----              -----
                                                                     (In Thousands)
Due in one year or less                         $  2,002          $  2,014       $        350        $       353
Due after one year through five years              2,132             2,215             11,873             12,200
Due after five years through ten years               929               985             38,314             38,596
Due thereafter                                     8,555             9,263             23,488             23,462
Mortgage-backed securities                         4,966             5,217             43,670             43,709
Mutual funds                                           -                 -             12,865             12,839
                                         ----------------   ---------------   ----------------   ----------------
                                                 $18,584           $19,694           $130,560           $131,159
                                         ================   ===============   ================   ================

At December 31, 2004 and 2003, $47,028,000 and $29,140,000, respectively, of securities were pledged as collateral to secure certain deposits and FHLB advances.

Proceeds from sales and calls of investment and mortgage-backed securities were $40,979,000 and $56,612,000 for the years ended December 31, 2004 and 2003, respectively. Gross gains and losses of $268,000 and $201,000, respectively, for the year ended December 31, 2004, and $220,000 and $90,000, respectively, for the year ended December 31, 2003, were realized on those sales and calls. Net gains include $-0- in 2004 and $37,000 in 2003 resulting from calls of held to maturity securities.

The following table shows the Company's available for sale investments' gross unrealized losses and fair value, and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004:

                               Less than 12 Months         12 Months or More                Total
                           ------------------------  --------------------------  --------------------------
                              Fair       Unrealized       Fair       Unrealized       Fair       Unrealized
                              Value        Losses         Value        Losses         Value        Losses
                              -----        ------         -----        ------         -----        ------
                                                          (In Thousands)
U.S. Government agency       $18,722          $134     $       -         $   -       $18,722          $134
Corporate                      1,626            34           980            46         2,606            80
Mutual funds                  12,839            26             -             -        12,839            26
Municipal securities           3,176            13         3,836            87         7,012           100
SBA pools                      2,743            24         4,292            75         7,035            99
Mortgage-backed securities    23,098           355                           -        23,098           355
                           ----------  ------------  ------------  ------------  ------------  ------------
       Total                 $62,204          $586        $9,108          $208       $71,312          $794
                           ==========  ============  ============  ============  ============  ============

Management evaluates securities for other than temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

In management's opinion, the unrealized losses reflect changes in interest rates subsequent to the acquisition of specific securities. There were 75 securities in the less than twelve months category and 26 securities in the twelve months or more category. The Bank has the ability to hold these securities until maturity or market price recovery. Management believes that the unrealized losses represent temporary impairments of the securities.


NOTE 4 - LOANS RECEIVABLE

Loans receivable at December 31, 2004 and 2003 consist of the following:

                                                2004                 2003
                                                ----                 ----
                                                    (In Thousands)
Mortgage loans:
     One-to-four family                     $  56,478              $34,641
     Multi-family                               1,825                  167
     Commercial                                25,786               13,396
     Construction                               2,265                1,934
Home equity loans and credit lines             31,883               28,452
Commercial loans                                6,055                6,627
Consumer and other loans                        2,824                2,499
                                      ---------------      ---------------
                                              127,116               87,716
Deferred loan fees                               (326)                (208)
Allowance for loan losses                        (990)                (667)
                                      ---------------      ---------------
                                             $125,800              $86,841
                                      ===============      ===============

At December 31, 2004 and 2003, the Bank had no impaired loans. Loans on which the accrual of interest has been discontinued amounted to $-0- and $95,000 at December 31, 2004 and 2003, respectively. Loan balances past due 90 days or more and still accruing interest, but which management expects will eventually be paid in full, amounted to $107,000 and $17,000 at December 31, 2004 and 2003, respectively.

The following is a summary of changes in the allowance for loan losses:

                                               2004                 2003
                                               ----                 ----
                                                     (In Thousands)
Balance, beginning of year                         $667                 $421
     Provision charged to operations                354                  283
     Charge-offs                                    (42)                 (49)
     Recoveries                                      11                   12
                                        ---------------      ---------------
Balance, end of year                               $990                 $667
                                        ===============      ===============

NOTE 5 - OFFICE PROPERTIES AND EQUIPMENT

Office properties and equipment at December 31, 2004 and 2003 are summarized by major classifications as follows:

                                   Estimated
                                  Useful Life       2004            2003
                                  -----------       ----            ----
                                                         (In Thousands)
Land                                                 $1,464          $1,464
Buildings                             25              2,670           2,594
Furniture, fixtures and equipment    3 - 7            1,771           1,792
                                              -------------   -------------
                                                      5,905           5,850
Accumulated depreciation                             (1,959)         (2,302)
                                              -------------   -------------
                                                     $3,946          $3,548
                                              =============   =============

The Bank has an operating lease for equipment which expires in 2005. Rent expense under this lease for the years ended December 31, 2004 and 2003 was $31,000 and $31,000, respectively. Future minimum rental commitments are $31,000 for 2005.

NOTE 6 - DEPOSITS

Deposits at December 31, 2004 and 2003 consist of the following major classifications (dollars in thousands):

                                         2004                    2003
                             ------------------------- -------------------------
                                             Average                  Average
                                   Amount      Rate        Amount       Rate
                                   ------      ----        ------       ----
Non-interest bearing demand     $   9,587      0.00%    $  10,529       0.00%
NOW                                28,579      0.61        20,695       0.00
Super NOW                          16,218      1.00        16,460       1.00
Savings                            68,152      1.31        61,638       1.33
Money market demand                21,999      1.70        11,258       1.26
Certificates of deposit           114,872      3.19       102,989       2.60
                             ------------  --------     ---------  ---------
                                 $259,407      2.04%     $223,569       1.70%
                             ============  ========     =========  =========

A summary of certificates of deposit by maturity at December 31, 2004 is as follows (in thousands):

   2005                          $  50,322
   2006                             18,468
   2007                             26,336
   2008                              3,388
   2009                             13,633
   Thereafter                        2,725
                           ----------------
                                  $114,872
                           ================

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $39,549,000 and $40,211,000 at December 31, 2004 and 2003,
respectively.

A summary of interest expense for the years ended December 31, 2004 and 2003 is as follows:

                                      2004                 2003
                                      ----                 ----
                                             (In Thousands)
NOW and Super NOW                      $   171              $   218
Savings                                    853                  927
Money market demand                        421                  112
Certificates of deposit                  2,973                2,926
                               ---------------      ---------------
                                        $4,418               $4,183
                               ===============      ===============

NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings, consisting of advances from the Federal Home Loan Bank ("FHLB") of New York, at December 31, 2004 and 2003 are as follows:

                            Interest
    Maturity                  Rate        2004             2003
    --------                  ----        ----             ----
                                              (In Thousands)
January 3, 2005               2.36%      $7,890       $        -
February 3, 2005              1.68%       3,000                -
May 3, 2005                   1.93%       3,000                -
January 2, 2004               1.04%           -            4,070
                                     ----------       ----------
                                        $13,890           $4,070
                                     ==========       ==========

At December 31, 2004, the Bank had a borrowing capacity of $25,673,000 available from the FHLB of New York, of which $13,890,000 was outstanding, which is based on the amount of FHLB stock held or levels of other assets, including U.S. Government agency securities, which are available for collateral.

NOTE 8 - INCOME TAXES


Retained earnings include $1,450,000 at December 31, 2004 and 2003, for which no provision for federal income tax has been made. These amounts represent deductions for bad debt reserves for tax purposes which were only allowed to savings institutions which met certain definitional tests prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Bank itself pays a cash dividend in excess of earnings and profits, or liquidates. The Act also provides for the recapture of deductions arising from "applicable excess reserve" defined as the total amount of reserve over the base year reserve. The Bank's total reserve exceeds the base year reserve and deferred taxes have been provided for this excess.

The income tax provision consists of the following for the years ended December 31, 2004 and 2003:

                               2004               2003
                               ----               ----
                                    (In Thousands)
Current:
     Federal                      $498               $440
     State                         213                179
                         -------------      -------------
                                   711                619
Deferred, federal                 (145)              (136)
                         -------------      -------------
                                  $566               $483
                         =============      =============

A reconciliation of the statutory federal income tax at a rate of 34% to the income tax expense included in the statements of income for the years ended December 31, 2004 and 2003 are as follows (dollars in thousands):

                                              2004                  2003
                                    ----------------------- --------------------
                                                % of Pretax          % of Pretax
                                        Amount     Income      Amount   Income
                                        ------     ------      ------   ------
Federal income tax at statutory rate     $820       34.0%       $731     34.0%
State tax, net of federal benefit         141        5.8         118      5.5
Tax exempt income                        (393)     (16.3)       (345)   (16.1)
Life insurance income                     (28)      (1.1)        (32)    (1.5)
Other                                      26        1.0          11      0.6
                                    ---------   --------   ---------  -------
                                         $566       23.4%       $483     22.5%
                                    =========   ========   =========  =======

The components of the net deferred tax asset, included in other assets, are as follows:

                                                      December 31,
                                          ------------------------------------
                                                2004                2003
                                                ----                ----
                                                     (In Thousands)
Deferred tax assets:
     Deferred loan fees                              $130                $  83
     Allowance for loan losses                        395                  267
     Deferred compensation                            104                   80
                                          ---------------      ---------------
                                                      629                  430
                                          ---------------      ---------------
Deferred tax liabilities:
     Net unrealized gain on securities
      available for sale                             (239)                (336)
     Depreciation                                     (21)                 (34)
     Prepaid expenses                                 (67)                   -
                                          ---------------      ---------------
                                                     (327)                (370)
                                          ---------------      ---------------
       Net Deferred Tax Asset                        $302                $  60
                                          ===============      ===============

NOTE 9 - BENEFIT PLANS

The Bank has a 401(k) Savings Plan (the "Plan"). All employees are eligible to participate after completing one year of eligible service. The employees may contribute up to fifteen percent of their compensation to the Plan with the Bank matching fifty percent of the first six percent or a maximum of three percent of total salary. Full vesting in the Plan is prorated equally over a five-year period. The Bank's contributions to the Plan for the years ended December 31, 2004 and 2003 were $39,000 and $30,000, respectively.

The Bank has a deferred compensation plan for directors and certain officers of the Bank. At December 31, 2004 and 2003, $262,000 and $201,000, respectively, had been accrued for benefits under this Plan. The Bank's expense related to this Plan was $61,000 and $69,000 for the years ended December 31, 2004 and 2003, respectively. To fund the benefits under the Plan, the Bank is the owner and beneficiary of life insurance policies on the lives of the directors and officers. The policies had an aggregate cash surrender value of $2,314,000 and $2,231,000 at December 31, 2004 and 2003, respectively.

NOTE 10 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK


The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Such commitments involve, to varying degrees, elements of credit, and interest rate risk in excess of the amount recognized in the statements of financial condition.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2004 and 2003, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                 2004                 2003
                                                 ----                 ----
                                                       (In Thousands)
Commitments to grant loans                         $11,068               $4,850
Unfunded commitments under lines of credit           5,118                4,327
Standby letters of credit                              807                  500
                                           ---------------      ---------------
                                                   $16,993               $9,677
                                           ===============      ===============

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but generally includes personal or commercial real estate.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain specified maturity dates and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Bank requires collateral supporting these letters of credit when deemed necessary. Management believes that the proceeds obtained through a liquidation of such collateral would be sufficient to cover the maximum potential amount of future payments required under the corresponding guarantees. The amount of the liability as of December 31, 2004 and 2003 for guarantees under standby letters of credit issued is not material.

NOTE 11 - REGULATORY CAPITAL REQUIREMENTS


The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of tangible and core capital (as defined in the regulations) to total adjusted assets (as defined) and of risk-based capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 2004, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notification from the regulators categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum tangible, core, and risk-based ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

The Bank's actual capital amounts and ratios are presented in the table.

                                                                                   To be Well
                                                                               Capitalized under
                                                        For Capital            Prompt Corrective
                                    Actual           Adequacy Purposes         Action Provisions
                               ---------------      -------------------       ------------------
                               Amount    Ratio      Amount        Ratio       Amount       Ratio
                               ------    -----      ------        -----       ------       -----
                                                  (Dollars in Thousands)
As of December 31, 2004:
     Tangible                 $16,483     5.67%    $=> 4,361      =>1.50%      N/A         N/A
     Core (leverage)           16,483     5.67      =>11,629      =>4.00    $=>14,536    => 5.00%
     Tier 1 risk-based         16,483    11.53         N/A          N/A      => 8,579    => 6.00
     Total risk-based          17,473    12.22      =>11,439      =>8.00     =>14,299    =>10.00

As of December 31, 2003:
     Tangible                 $14,636     6.02%     $=>3,644      =>1.50%      N/A         N/A
     Core (leverage)           14,636     6.02       =>9,717      =>4.00    $=>12,146    => 5.00%
     Tier 1 risk-based         14,636    12.54         N/A          N/A      => 7,005    => 6.00
     Total risk-based          15,303    13.11       =>9,340      =>8.00     =>11,675    =>10.00

NOTE 12 - FAIR VALUE OF FINANCIAL INSTRUMENTS


The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation.

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Bank using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of difference market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. SFAS 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2004 and 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 2004 and 2003 and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

The following assumptions were used to estimate the fair value of the Bank's financial instruments:

Cash and Cash Equivalents

     For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Investment and Mortgage-Backed Securities

     The fair value of investment and mortgage-backed securities is based on quoted market prices.

Loans Receivable, Net

     The fair value of loans is estimated based on present values of cash flows using interest rates currently offered for loans with similar terms to borrowers of similar credit quality.

Federal Home Loan Bank Stock

     The carrying amount of Federal Home Loan Bank stock approximates fair value.

Accrued Interest Receivable and Payable

     The carrying amount of accrued interest receivable and payable approximates fair value.

Deposits

     The fair value of non-interest bearing demand, NOW, Super NOW, passbook, and money market demand accounts is the amount reported in the financial statements. The fair value of certificates of deposit is based on a present value estimate using rates currently offered for deposits with similar remaining maturities.

Short-Term Advances from Federal Home Loan Bank

     The fair value of advances from Federal Home Loan Bank is estimated using discounted cash flow analyses, based on rates currently available to the Bank for advances from Federal Home Loan Bank with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

     Fair values for the Bank's off-balance sheet financial instruments (lending commitments and letters of credit) are based on fees currently charged to enter into similar agreements, taking into account, the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values of the Bank's financial instruments at December 31, 2004 and 2003 are as follows:

                                                        2004                                2003
                                             --------------------------        -----------------------------
                                              Carrying          Fair             Carrying           Fair
                                               Amount           Value             Amount            Value
                                               ------           -----             ------            -----
                                                                    (In Thousands)
Assets:
     Cash and cash equivalents               $   5,282      $    5,282         $    5,264       $    5,264
     Investment securities                     149,743         150,853            142,831          144,133
     Loans receivable, net                     125,800         129,334             86,841           89,707
     Accrued interest receivable                 1,146           1,146              1,355            1,355
Liabilities:
     Deposits                                  259,407         260,418            223,569          224,931
     Short-term borrowings                      13,890          13,890              4,070            4,070
     Accrued interest payable                       46              46                106              106
Off-balance sheet financial instruments:
     Commitments to extend credit and
         letters of credit                           -               -                  -                -

NOTE 13 - PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED STATEMENTS OF FINANCIAL CONDITION

                                                            December 31,
                                                  -----------------------------
                                                       2004            2003
                                                       ----            ----
                                                          (In Thousands)
                           ASSETS
Investment in bank subsidiary                         $16,848          $15,154
                                                  ============     ============

                    STOCKHOLDER'S EQUITY
Stockholder's equity                                  $16,848          $15,154
                                                  ============     ============

CONDENSED STATEMENTS OF INCOME

                                                              Years Ended
                                                              December 31,
                                                     ---------------------------
                                                          2004           2003
                                                          ----           ----
                                                             (In Thousands)
Income:
     Equity in undistributed earnings of subsidiary       $1,847         $1,667
                                                     ------------   ------------
       Net Income                                         $1,847         $1,667
                                                     ============   ============


CONDENSED STATEMENTS OF CASH FLOWS

                                                             Years Ended
                                                             December 31,
                                                     ---------------------------
                                                          2004           2003
                                                          ----           ----
                                                             (In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                           $1,847         $1,667
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Equity in undistributed earnings of
          bank subsidiary                                 (1,847)        (1,667)
                                                     ------------   ------------
       Net Cash Provided by Operating Activities               -              -
                                                     ------------   ------------
       Change in Cash and Cash Equivalents                     -              -
CASH AND CASH EQUIVALENTS - BEGINNING                          -              -
                                                     ------------   ------------
CASH AND CASH EQUIVALENTS - ENDING                      $      -       $      -
                                                     ============   ============

         You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Colonial Bank, FSB or Colonial Bankshares, Inc. may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.


                            Colonial Bankshares, Inc.
                     Holding Company for Colonial Bank, FSB


                        2,221,800 Shares of Common Stock
                 (Subject to Increase to up to 2,555,070 Shares)


                                 ---------------
                                   PROSPECTUS
                                 ---------------


                              Ryan Beck & Co., Inc.


                              ______________, 2005


Until the later of _____________, 2005 or 90 days after the commencement of the offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         Section 545.121 of the Office of Thrift Supervision ("OTS") regulations provides indemnification for directors and officers of the Bank. Although there are no indemnification provisions in the charter and bylaws of the Registrant, all the directors and officers of the Registrant hold the same position with Colonial Bank, FSB and have indemnification under OTS Regulations as described below.

         Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

         (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

          (i)  Final judgment on the merits is in his or her favor; or

          (ii) In case of:

               a.   Settlement,
               b.   Final judgment against him or her, or
               c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

         (c) As used in this paragraph:

          (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

          (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.


Item 25.          Other Expenses of Issuance and Distribution
                                                                          Amount
                                                                          ------
   *    Legal Fees and Expenses.................................  $      200,000
   *    Accounting Fees and Expenses............................          50,000
   *    Conversion Agent and Data Processing Fees...............          10,000
   *    Marketing Agent Fees and Expenses (1)...................         245,000
   *    Appraisal Fees and Expenses.............................          40,000
   *    Business Plan Fees and Expenses.........................          40,000
   *    Printing, Postage, Mailing and EDGAR....................          85,000
   *    Filing Fees (OTS, NASD and SEC).........................          11,690
   *    Nasdaq Listing Fees.....................................         100,000
   *    Other...................................................          53,310
                                                                  --------------
   *    Total ..................................................  $      835,000
                                                                  ==============

*    Estimated
(1) Colonial Bankshares, Inc. has retained Ryan Beck & Co., Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the midpoint of the offering range.

Item 26.          Recent Sales of Unregistered Securities

                  Not Applicable.

Item 27.          Exhibits and Financial Statement Schedules:

                  The exhibits filed as part of this registration statement are as follows:

         (a) List of Exhibits

1.1  Engagement Letter between Colonial Bankshares, Inc. and Ryan Beck & Co.,
     Inc.
1.2 Form of Agency Agreement between Colonial Bankshares, Inc. and Ryan Beck & Co., Inc.*
2    Plan of Stock Issuance
3.1  Charter of Colonial Bankshares, Inc.
3.2  Bylaws of Colonial Bankshares, Inc.
4    Form of Common Stock Certificate of Colonial Bankshares, Inc.
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8    Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1 Form of Employment Agreement*
10.2 Form of Employee Stock Ownership Plan
21   Subsidiaries of Registrant
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2 Consent of Beard Miller Company, LLP
23.3 Consent of RP Financial, LC.
24   Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between Colonial Bankshares, Inc. and RP Financial, LC.
99.2 Business Plan Agreement between Colonial Bankshares, Inc. and FinPro, Inc.
99.3 Appraisal Report of RP Financial, LC.*,**

99.4 Letter of RP Financial, LC. with respect to Subscription Rights
99.5 Marketing Materials*
99.6 Order and Acknowledgment Form*

*    To be filed supplementally or by amendment.
**   Supporting financial schedules filed pursuant to Rule 202 of Regulation
     S-T.

Item 28.          Undertakings

                  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii)Reflect in the prospectus any facts or events which,
               individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed material information as the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement as the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

              (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bridgton, State of New Jersey on March 24, 2005.

                          COLONIAL BANKSHARES, INC.

                 By:      /s/ Edward J. Geletka
                          -----------------------------------------------------
                          Edward J. Geletka
                          President, Chief Executive Officer and Director
                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Colonial Bankshares, Inc. (the "Company") hereby severally constitute and appoint Edward J. Geletka as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Edward J. Geletka may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Edward J. Geletka shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

      Signatures                       Title                          Date
      ----------                       -----                          ----

/s/ Edward J. Geletka        President, Chief Executive          March 24, 2005
---------------------------  Officer and Director (Principal
Edward J. Geletka            Executive Officer)


/s/ L. Joseph Stella, III    Executive Vice President and        March 24, 2005
---------------------------  Chief Financial Officer
L. Joseph Stella, III        (Principal Financial and
                             Accounting Officer)


/s/ Frank M. Hankins         Chairman of the Board               March 24, 2005
---------------------------
Frank M. Hankins


/s/ Albert A. Fralinger      Vice Chairman of the Board          March 24, 2005
---------------------------
Albert A. Fralinger


/s/ Richard S. Allen         Director                            March 24, 2005
---------------------------
Richard S. Allen

/s/ Gregory J. Facemyer      Director                            March 24, 2005
---------------------------
Gregory J. Facemyer


/s/ John Fitzpatrick         Director                            March 24, 2005
---------------------------
John Fitzpatrick


/s/ James Quinn              Director                            March 24, 2005
---------------------------
James Quinn

     As filed with the Securities and Exchange Commission on March 25, 2005

                                                   Registration No. 333-________


                     ---------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------


                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2


                            Colonial Bankshares, Inc.
                              Bridgeton, New Jersey

                                  EXHIBIT INDEX

1.1  Engagement Letter between Colonial Bankshares, Inc. and Ryan Beck & Co.,
     Inc.
1.2 Form of Agency Agreement between Colonial Bankshares, Inc. and Ryan Beck & Co., Inc.*
2    Plan of Stock Issuance
3.1  Charter of Colonial Bankshares, Inc.
3.2  Bylaws of Colonial Bankshares, Inc.
4    Form of Common Stock Certificate of Colonial Bankshares, Inc.
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8    Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1 Form of Employment Agreement*
10.2 Form of Employee Stock Ownership Plan
21   Subsidiaries of Registrant
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2 Consent of Beard Miller Company, LLP
23.3 Consent of RP Financial, LC.
24   Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between Colonial Bankshares, Inc. and RP Financial, LC.
99.2 Business Plan Agreement between Colonial Bankshares, Inc. and FinPro, Inc.
99.3 Appraisal Report of RP Financial, LC.*,**
99.4 Letter of RP Financial, LC. with respect to Subscription Rights
99.5 Marketing Materials*
99.6 Order and Acknowledgment Form*

*    To be filed supplementally or by amendment.
**   Supporting financial schedules filed pursuant to Rule 202 of Regulation
     S-T.